CoverPublished Customer CUSIP Number: 67087NAJ3

$350,000,000 REVOLVING CREDIT FACILITY
CREDIT AGREEMENT
by and among
OM GROUP, INC.,
HARKO C.V. and VAC GERMANY GMBH
THE GUARANTORS PARTY HERETO
THE LENDERS PARTY HERETO
PNC CAPITAL MARKETS LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and
WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers
PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent
BANK OF AMERICA, N.A. and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Co-Syndication Agents
and
BNP PARIBAS and
JPMORGAN CHASE BANK, N.A.
as Co-Documentation Agents
Dated as of September 4, 2013

TABLE OF CONTENTS

		Page
1.	CERTAIN DEFINITIONS	1
1.1	Certain Definitions	1
1.2	Construction	35
1.3	Accounting Principles; Changes in GAAP	36
1.4	Currency Calculations	37
1.5	Available Amount	37
1.6	Dutch Terms	38
2.	REVOLVING CREDIT AND SWING LOAN FACILITIES	38
2.1	Revolving Credit Commitments	38
2.2	Nature of Lenders' Obligations with Respect to Revolving Credit Loans	39
2.3	Commitment Fees	39
2.4	Termination or Reduction of Revolving Credit Commitments	40
2.5	Revolving Credit Loan Requests; Swing Loan Requests	40
2.6	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans	42
2.7	Notes	44
2.8	Use of Proceeds	44
2.9	Letter of Credit Subfacility	44
2.10	Defaulting Lenders	52
2.11	Utilization of Commitments in the Optional Currency	53
3.	INCREASE IN REVOLVING CREDIT COMMITMENTS; NEW TERM LOAN COMMITMENTS	54
3.1	New Commitments	54
3.2	Treatment of Outstanding Loans and Letters of Credit	56
3.3	Procedure for New Commitments	56
4.	INTEREST RATES	58
4.1	Interest Rate Options	58
4.2	Interest Periods	59
4.3	Interest After Default	59
4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available	60
4.5	Selection of Interest Rate Options	61
5.	PAYMENTS	61
5.1	Payments; Bifurcation	61
5.2	Pro Rata Treatment of Lenders	62
5.3	Sharing of Payments by Lenders	63
5.4	Presumptions by Administrative Agent	63
5.5	Interest Payment Dates	64
5.6	Voluntary Prepayments	64
5.7	Mandatory Prepayments	66
5.8	Increased Costs	67
5.9	Taxes	68

(i)

5.10	Indemnity	72
5.11	Settlement Date Procedures	73
5.12	Currency Conversion Procedures for Judgments	73
5.13	Indemnity in Certain Events	73
6.	REPRESENTATIONS AND WARRANTIES	74
6.1	Representations and Warranties	74
6.2	[Reserved]	78
7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT	78
7.1	First Loans and Letters of Credit	78
7.2	Each Loan or Letter of Credit	79
8.	COVENANTS	80
8.1	Affirmative Covenants	80
8.2	Negative Covenants	85
8.3	Reporting Requirements	95
9.	DEFAULT	97
9.1	Events of Default	97
9.2	Consequences of Event of Default	99
10.	THE ADMINISTRATIVE AGENT	101
10.1	Appointment and Authority	101
10.2	Rights as a Lender	101
10.3	Exculpatory Provisions	10`
10.4	Reliance by Administrative Agent	102
10.5	Delegation of Duties	103
10.6	Resignation of Administrative Agent	103
10.7	Non-Reliance on Administrative Agent and Other Lenders	104
10.8	No Other Duties, etc	104
10.9	Administrative Agent's Fee	104
10.10	Authorization to Release Collateral and Guarantors	104
10.11	No Reliance on Administrative Agent's Customer Identification Program	104
11.	MISCELLANEOUS	105
11.1	Modifications, Amendments or Waivers	105
11.2	No Implied Waivers; Cumulative Remedies	107
11.3	Expenses; Indemnity; Damage Waiver	107
11.4	Holidays	109
11.5	Notices; Effectiveness; Electronic Communication	109
11.6	Severability	110
11.7	Duration; Survival	110
11.8	Successors and Assigns	110
11.9	Confidentiality	114
11.10	Counterparts; Integration; Effectiveness	115
11.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL	115
11.12	Obligations of Parent	117

(ii)

11.13	USA Patriot Act Notice	117
11.14	[RESERVED]	117
11.15	Parallel Debt (German Law)	117
11.16	German Limitation Language	118
11.17	German Civil Code Release	121
11.18	Parallel Debt A (Dutch Law)	121
11.19	Parallel Debt B (Dutch Law)	122

(iii)

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

SCHEDULE 1.1(E)	-	EXISTING LETTERS OF CREDIT
SCHEDULE 1.1(N)	-	NON-MATERIAL SUBSIDIARIES
SCHEDULE 1.1(P)	-	EXISTING LIENS
SCHEDULE 6.1.2	-	SUBSIDIARIES
SCHEDULE 7.1.1	-	OPINION OF COUNSEL
SCHEDULE 8.1.3	-	INSURANCE REQUIREMENTS RELATING TO COLLATERAL
SCHEDULE 8.1.8	-	POST-CLOSING MATTERS
SCHEDULE 8.2.1	-	EXISTING INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)	-	GUARANTOR GUARANTY AGREEMENT
EXHIBIT 1.1(G)(2)	-	PARENT GUARANTY AGREEMENT
EXHIBIT 1.1(G)(3)	-	HARKO AND VAC GUARANTY AGREEMENT
EXHIBIT 1.1(I)	-	INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(N)(1)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-	DOMESTIC SWING LOAN NOTE
EXHIBIT 1.1(N)(3)	-	FOREIGN SWING LOAN NOTE
EXHIBIT 1.1(P)(1)	-	PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT
EXHIBIT 1.1(S)	-	SECURITY AGREEMENT
EXHIBIT 2.5.1	-	LOAN REQUEST
EXHIBIT 2.5.2	-	SWING LOAN REQUEST
EXHIBIT 3.1.9	-	NEW LENDER JOINDER
EXHIBIT 5.9.7(A)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(B)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(C)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(D)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

(iv)

CREDIT AGREEMENT
THIS CREDIT AGREEMENT (as hereafter amended, the “Agreement”) is dated as of September 4, 2013 and is made by and among OM GROUP, INC., a Delaware corporation (the “Parent”), HARKO C.V., a limited partnership (commanditaire vennootschap) under the laws of the Netherlands (“Harko”), represented by its general partner (beherend vennoot) OMG Harko Holdings, LLC, and VAC GERMANY GMBH, a limited liability company under the laws of Germany (“VAC” and, collectively with the Parent and Harko, the “Borrowers” with each being a “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).
The Borrowers have requested the Lenders to provide a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $350,000,000. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.	CERTAIN DEFINITIONS
1.1    Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent hereunder.
Administrative Agent’s Fee shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].
Administrative Agent’s Letter shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].
Affiliate means, with respect to a specified Person, another Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; and “controlling” has the meaning correlative thereto.
Agreement shall have the meaning specified in the introductory paragraph.
Anti-Terrorism Laws shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation,

order, or directive promulgated, issued or enforced pursuant to such Laws (including Executive Order No. 13224), all as amended, supplemented or replaced from time to time.
Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Commitment Fee.”
Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Letter of Credit Fee.”
Applicable Margin shall mean, as applicable:
(i)the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Base Rate Spread”, or
(ii)    the percentage spread to be added to the LIBOR Rate applicable to Revolving Credit Loans under the LIBOR Rate Option based on the Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “LIBOR Rate Spread”.
Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).
Authorized Officer shall mean, with respect to any Loan Party, the Chief Executive Officer, President, a Financial Officer, Treasurer or Assistant Treasurer of such Loan Party, any manager or the members (as applicable) in the case of any Loan Party which is a limited liability company, or such other individuals, designated by written notice to the Administrative Agent from the Parent, authorized to execute notices, reports and other documents on behalf of such Loan Party required hereunder. The Parent may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.
Available Amount shall mean the amount from time to time that is the greater of (a) $-0- and (b) an amount equal to (without duplication) (i) 50% of (A) the cumulative consolidated net income of the Parent for the period commencing on January 1, 2014 (the “Commencement Date”), plus (B) to the extent deducted in determining consolidated net income, amortization, acceleration of deferred financing fees, and other non-cash items (other than depreciation), and foreign currency translation adjustments as of the end of each fiscal quarter after the Commencement Date, plus (ii) the amount of any proceeds received by the Parent in respect of issuance or sale of its Equity Interests from and after the Commencement Date (net of amounts used to fund Permitted

Acquisitions), plus (iii) the amount of any proceeds received by the Parent or its Subsidiaries in respect of any asset dispositions made pursuant to any of clauses (iv), (v), (x) or (xiv) of Section 8.2.7 [Dispositions of Assets or Subsidiaries] (net, in the case of Involuntary Dispositions, of proceeds used to restore such assets) from and after the Commencement Date, minus (iv) the sum of all amounts applied to increase, as applicable, the Capital Expenditures Basket, the Investments Basket or the Restricted Payments Basket from and after the Commencement Date pursuant to Section 1.5 [Available Amount].
Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Federal Funds Open Rate, plus 0.5%, (ii) the Prime Rate, and (iii) the Daily LIBOR Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.
Base Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Revolving Credit Base Rate Options].
Borrower and Borrowers shall have the respective meanings specified in the introductory paragraph.
Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.
Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the applicable Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.
Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and (a) if the applicable Business Day relates to any Loan denominated in Dollars to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in Relevant Interbank Market for deposits in Dollars, and (b) if the applicable Business Day relates to any Loan denominated in the Optional Currency to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the Relevant Interbank Market for deposits in Euros.
Capital Expenditures shall mean for any period, with respect to any Person, the aggregate amount of all expenditures by such Person for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a consolidated balance sheet of such Person, but excluding (i) expenditures made in connection with the replacement, substitution or restoration of property that was subject to an Involuntary Disposition made with the proceeds of insurance or condemnation awards (or consideration for deed in lieu thereof), (ii) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time and (iii) Permitted Acquisitions.
Capital Expenditures Basket shall mean, for each fiscal year, an amount equal to (a) $80,000,000, plus (b) the aggregate amount of any Capital Expenditures Basket Applications made during such fiscal year, and minus (c) the aggregate amount of Capital Expenditures made during such fiscal year.
Capital Expenditures Basket Application shall mean the application of all or a portion of the Available Amount to increase the Investments Basket pursuant to Section 1.5 [Available Amount].
Capital Lease shall mean, subject to Section 1.3 as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a Capital Lease on the balance sheet of that Person.
Capital Lease Obligations shall mean all obligations under Capital Leases of the Parent and its Subsidiaries, without duplication, in each case taken at the amount thereof accounted for as liabilities identified as “capital lease obligations” (or any similar words) on a consolidated balance sheet of the Parent and its Subsidiaries prepared in accordance with GAAP.
Cash Collateralize shall mean, to deposit in a Controlled Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Lender in an amount equal to 103% of the outstanding Letter of Credit Obligations. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
Cash Management Agreements shall have the meaning specified in Section 2.6.6 [Domestic Swing Loans Under Cash Management Agreements].
CEA shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.
CFC shall mean a Controlled Foreign Corporation, as such term is defined in Section 957 of the Code.
CFTC shall mean the Commodity Futures Trading Commission.
Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted or issued.
Change of Control shall mean (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the Equity Interests of the Parent; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; or (c) the Parent shall cease to own, free and clear of all Liens or other encumbrances (other than Liens pursuant to the Loan Documents), 100% of the outstanding voting Equity Interests of each other Borrower.
CIP Regulations shall have the meaning specified in Section 10.11 [No Reliance on Administrative Agent’s Customer Identification Program].
Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be September 4, 2013.
Co-Documentation Agents shall mean BNP Paribas and JPMorgan Chase Bank, N.A.
Co-Syndication Agents shall mean Bank of America, N.A. and Wells Fargo Bank, National Association.
Code shall mean the Internal Revenue Code of 1986, as amended.
Collateral shall mean the collateral under (i) each Security Agreement (ii) each Pledge Agreement, or (iii) the Patent, Trademark and Copyright Security Agreement.
Collateral Documents shall have the meaning specified in Section 6.1.11 [Liens in the Collateral].
Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and, in the case of a Swing Loan Lender, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitments of all of the Lenders.

Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].
Commodity Hedge shall mean any commodity swap, commodity option, or forward commodity contract transaction, commodity price hedging arrangement, and any other similar transaction.
Commodity Hedge Liabilities shall have the meaning assigned in the definition of Lender Provided Commodity Hedge.
Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Borrowers].
Computation Date shall have the meaning specified in Section 2.11.1 [Periodic Computations of Dollar Equivalent amounts of Revolving Credit Loans and Letters of Credit Outstanding, Etc.].
Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
Consolidated Cash Interest Expense shall mean, for any period, total interest expense (including that portion attributable to Capital Lease Obligations in accordance with GAAP and capitalized interest) of the Parent and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Parent and its Subsidiaries paid or payable in cash during such period and other financing fees, charges and expenses incurred by such Person for such period (including with respect to letters of credit), in each case determined after giving effect to any net payments made or received by the Parent and its Subsidiaries with respect to Interest Rate Hedges and shall exclude any non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations in respect of Interest Rate Hedges or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133; provided however that notwithstanding the foregoing, Consolidated Cash Interest Expense shall not include any interest expense with respect to the Existing Credit Agreement.
Consolidated EBITDA for any period of determination shall mean, without duplication, (i) the sum of (a) net income (which shall be determined without regard to foreign currency adjustments), (b) to the extent deducted in calculating such net income, depreciation, amortization, other non-cash expenses or charges to net income, interest expense and income tax expense, (c) to the extent deducted in calculating such net income, fees, costs and expenses associated with (1) Permitted Acquisitions that are consummated in an amount not to exceed 10% of the earnings before interest expense, income taxes, depreciation expense and amortization expense of the target of such Permitted Acquisition for the most recently ended fiscal year of such target, (2) proposed Permitted Acquisitions that are never consummated in an amount not to exceed 10% of the earnings before interest expense, income taxes, depreciation expense and amortization expense of the target of such proposed Permitted Acquisition for the most recently ended fiscal year of such target; provided that the aggregate of all fees, costs and expenses under this clause (2) shall not exceed $5,000,000 in any fiscal year, and (3) non-ordinary course asset dispositions of divisions, business units or Subsidiaries permitted pursuant to Section 8.2.7 [Dispositions of Assets or Subsidiaries], (d) to the extent deducted in calculating such net income, restructuring expenses and cash charges in an amount not to exceed $25,000,000 in the aggregate from and after the Closing Date, and (e) to the extent deducted in calculating such net income, fees, costs and expenses associated with the refinancing of Indebtedness under the Existing Credit Agreement and the negotiation and preparation of the Loan Documents, minus (ii) to the extent included in such net income, non-cash credits to net income, in each case of the Parent and its Subsidiaries for such period determined and consolidated in accordance with GAAP.
Consolidated Funded Indebtedness shall mean Indebtedness of the Parent and its Subsidiaries on a consolidated basis, but excluding Indebtedness of the type described in any of clauses (iv), (v) and (vi) of the definition of “Indebtedness” unless such Indebtedness under any of such clauses (iv), (v) and (vi) is not contingent.
Consolidated Net Debt shall mean an amount equal to Consolidated Funded Indebtedness of the Parent and its Subsidiaries on such date, minus the sum of (i) the amount of consolidated cash in deposit accounts in the United States on such date and (ii) fifty percent (50%) of the amount of consolidated cash in deposit accounts in the United Kingdom or a Participating Member State on such date.
Contractual Obligation shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
Controlled Account means each deposit account and securities account that is subject to an account control agreement in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Lender.
Covered Entity shall mean (a) the Parent, each of Parent’s Subsidiaries, all Guarantors and all pledgors of Collateral, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.
Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day.
Debtor Relief Laws shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

Defaulting Lender shall mean, subject to Section 2.10 [Defaulting Lenders] and to clause (b) of Section 2.11.2 [Notices From Lenders on Optional Currency Restrictions], any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Parent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, any Swing Loan Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two (2) Business Days of the date when due, (b) has notified the Parent, the Administrative Agent or any Issuing Lender or Swing Loan Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Parent, to confirm in writing to the Administrative Agent and the Parent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by an Official Body so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Official Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.10 [Defaulting Lenders]) upon delivery of written notice of such determination to the Parent, each Issuing Lender, each Swing Loan Lender and each Lender.
Disqualified Lender shall mean any Person who is identified to the Administrative Agent in writing as such prior to the date hereof that is engaged in an OMG competitive business; provided that, the Parent shall be permitted to supplement such list in writing to the Administrative Agent from time to time after the Closing Date to the extent that such supplemented Person (a) is an Affiliate of any Person identified as a Disqualified Lender prior to the Closing Date or (b) is or becomes, or the Parent hereafter learns that such Person is, engaged in an OMG competitive business (or is an Affiliate of any such Person). Any supplement to the list of Disqualified Lenders shall become effective five (5) Business Days after delivery to the Administrative Agent. Notwithstanding anything herein to the contrary, in no event shall a supplement to the list of Disqualified Lenders apply retroactively to disqualify any Person that was a Lender prior to such supplement. As used herein “OMG competitive business” means the development, manufacturing and distribution of magnetic materials and related products, specialty chemicals and electrochemical energy storage products.
Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.
Dollar Equivalent shall mean, with respect to any amount of any currency, as of any Computation Date, the Equivalent Amount of such currency expressed in Dollars.
Domestic Guarantor shall mean, as of the Closing Date, each of Compugraphics USA, Inc., OMG Americas, Inc., OMG Harko Holdings, LLC, OMG Electronic Chemicals, LLC, OMG Energy Holdings, Inc., EaglePicher Technologies, LLC, EPEP Holding Company, LLC and EaglePicher Medical Power, LLC, and each other Domestic Subsidiary that thereafter executes the joinder to this Agreement and other Loan Documents.
Domestic Loan Party shall mean the Parent and each Domestic Guarantor.
Domestic Subsidiary shall mean each Subsidiary that is not a Foreign Subsidiary.
Domestic Swing Loan Commitment shall mean the Domestic Swing Loan Lender’s commitment to make Domestic Swing Loans to the Parent pursuant to Section 2.1.2 [Swing Loan Commitments] hereof in an aggregate principal amount up to $20,000,000.
Domestic Swing Loan Lender shall mean PNC, in its capacity as a lender of Swing Loans denominated in Dollars, and any successor other Lender designated by the Parent and acceptable to the Administrative Agent in its reasonable discretion.
Domestic Swing Loan Note shall mean the Domestic Swing Loan Note of the Parent substantially in the form of Exhibit 1.1(N)(2) evidencing the Domestic Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
Domestic Swing Loans shall mean collectively all swing loans, and Domestic Swing Loan shall mean separately any swing loan, made by the Domestic Swing Loan Lender (which shall be denominated in Dollars) to the Parent pursuant to Section 2.1.2 [Swing Loan Commitments] hereof.
Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
Effective Date shall mean the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

Eligible Contract Participant shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.
Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).
Environmental Laws shall mean all applicable federal, state, local and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders and directives issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated hazardous substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace with respect to regulated hazardous substances; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated hazardous substances; (vi) the presence of contamination in the environment; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.
Equity Interests shall mean (i) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or (ii) any warrants, options or other rights to acquire such shares or interests.
Equivalent Amount shall mean, at any time, as determined by Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”), the amount of such Equivalent Currency converted from such Reference Currency at Administrative Agent’s spot selling rate (based on the market rates then prevailing and available to Administrative Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.
Equivalent Currency shall have the meaning specified in the definition of “Equivalent Amount”.
ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
ERISA Event shall mean (a) with respect to a Pension Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by Parent or any member of the ERISA Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or any member of the ERISA Group from a Multiemployer Plan, notification that a Multiemployer Plan is in reorganization, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Sections 4042(a)(1), (2) or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any member of the ERISA Group.
ERISA Group shall mean, at any time, the Parent and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Parent, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.
Euro, Euros and the symbol € shall refer to the lawful currency of the Participating Member States.
European Interbank Market shall mean the European interbank market for Euro operating in Participating Member States.
Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”
Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.
Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal, Netherlands or German withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Parent under Section 5.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 5.9.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA.
Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
Existing Credit Agreement shall mean that Credit Agreement, dated August 2, 2011, among the Parent, Harko, Bank of America, N.A., as administrative agent, and the other lenders, agents and parties party thereto, as amended, restated, supplemented or otherwise modified as of the Closing Date.
Existing Letters of Credit shall mean those letters of credit that were issued by, as the case may be, Bank of America, N.A. or PNC for the account of the Parent or its Subsidiaries under and pursuant to the Existing Credit Agreement, a list of which is set forth on Schedule 1.1(E) hereto.
Expiration Date shall mean, with respect to the Revolving Credit Commitments, September 4, 2018.
FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for purposes of this definition, an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the any Loan Party, effective on the date of any such change.
Financial Covenants shall mean the covenants set forth in Section 8.2.16 [Maximum Leverage Ratio] and Section 8.2.17 [Maximum Interest Coverage Ratio].
Financial Officer shall mean the chief financial officer or principal accounting officer of the Parent.
Foreign Borrower Sublimit shall have the meaning specified in Section 2.1.3 [Certain Limitations].
Foreign Currency Hedge shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency.
Foreign Currency Hedge Liabilities shall have the meaning assigned in the definition of Lender Provided Foreign Currency Hedge.
Foreign Guarantor shall mean, as of the Closing Date, each of OMG Germany Holding GmbH, VAC Beteiligungs GmbH, VAC Netherlands B.V., VAC Finanzierung GmbH, VAC Participation GmbH, Vacuumschmelze GmbH & Co. KG, OMG Kokkola Chemicals Holding (Two)

BV, OMG Germany Subsidiary Holding GmbH and OMG Borchers GmbH, and each other Foreign Subsidiary that thereafter executes the joinder to this Agreement and other Loan Documents. For the avoidance of doubt, no Foreign Guarantor that is a CFC shall guarantee the Obligations of the Parent or any other Domestic Loan Party.
Foreign Holding Company shall mean any Guarantor which has no material assets or operations, other than the holding of ownership interests in one or more CFCs.
Foreign Lender shall mean (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is a resident or organized under the Laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes.
Foreign Loan Party shall mean Harko, VAC and each Foreign Guarantor.
Foreign Subsidiary shall mean a Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the Laws of a jurisdiction outside the United States.
Foreign Swing Loan Commitment shall mean the Foreign Swing Loan Lender’s commitment to make Foreign Swing Loans to Harko and VAC pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate Dollar Equivalent principal amount up to $20,000,000.
Foreign Swing Loan Lender shall mean JPMorgan Chase Bank, N.A., in its capacity as a lender of Swing Loans denominated in Dollars or the Optional Currency, and any successor other Lender designated by the Parent and acceptable to the Administrative Agent in its reasonable discretion.
Foreign Swing Loan Note shall mean the Foreign Swing Loan Note of Harko and VAC substantially in the form of Exhibit 1.1(N)(3) evidencing the Foreign Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
Foreign Swing Loans shall mean collectively all swing loans, and Foreign Swing Loan shall mean separately any swing loan, made by the Foreign Swing Loan Lender (which shall be denominated in Dollars or the Optional Currency) to Harko or VAC pursuant to Section 2.1.2 [Swing Loan Commitments] hereof.
GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.
Guarantor shall mean each of the parties to this Agreement which is designated as a “Guarantor” on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof. For the sake of clarity, a Non-Material Subsidiary shall not be required to be a Guarantor.

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
Guaranty Agreement shall mean each of the Continuing Agreement of Guaranty and Suretyship (i) substantially in the form of Exhibit 1.1(G)(1) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders, (ii) substantially in the form of Exhibit 1.1(G)(2) executed and delivered by the Parent to the Administrative Agent for the benefit of the Lenders and (iii) substantially in the form of Exhibit 1.1(G)(3) executed and delivered by each of Harko, represented by its general partner (beherend vennoot) OMG Harko Holdings, LLC, and VAC to the Administrative Agent for the benefit of the Lenders.
Harko shall have the meaning specified in the introductory paragraph.
Hedge Liabilities shall mean collectively, the Commodity Hedge Liabilities, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.
ICC shall have the meaning specified in Section 11.11.1 [Governing Law].
Incremental Term Loan shall have the meaning specified in Section 3.1 [New Commitments].
Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (v) any other transaction (including forward sale or purchase agreements, Capital Leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business), or (vi) any Guaranty of Indebtedness for borrowed money. For the purposes of this Agreement and the other Loan Documents, the amount of the obligations of the Parent or any Subsidiary in respect of any Indebtedness of the type described in clause (iv) of this definition at any time will be the maximum aggregate amount (after giving effect to any netting agreements) that the Parent or such Subsidiary would be required to pay if such currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device were terminated at such time.
Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any

Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.
Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrowers].
Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non‑confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.
Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.
Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties substantially in the form attached hereto as Exhibit 1.1(I).
Interest Period shall mean the period of time selected by a Borrower in connection with (and to apply to) any election permitted hereunder by such Borrower to have Revolving Credit Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months (and, if agreed to by all applicable Lenders, twelve Months) with respect to Optional Currency Loans and one, two, three or six Months (and, if agreed to by all applicable Lenders, twelve Months) with respect to all other Loans. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if such Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option if such Borrower is renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) a Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.
Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party in order to provide protection to, or minimize the impact upon, such Loan Party of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Hedge Liabilities shall have the meaning assigned in the definition of Lender Provided Interest Rate Hedge.
Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.
Investment shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guaranty or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which such investing Person Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or division. For purposes of covenant compliance, the amount of any Investment shall be the amount actually paid or advanced under any of clauses (a), (b) and (c) above (each an “Investment Expenditure”), without adjustment for subsequent increases or decreases in the value of such Investment.
Investments Basket shall mean, as of any date, an amount equal to (a) $50,000,000, plus (b) the aggregate amount of any Investments Basket Applications made after the Closing Date and on or before such date, minus (c) the aggregate amount of Investments under Section 8.2.4(xx) made after the Closing Date and on or before such date, and plus (d) any returns of Investment Expenditures (which, for the avoidance of doubt, shall not include dividends, interest and similar earnings on Investments) actually received by the applicable investing Person in respect of Investments theretofore made by it pursuant to Section 8.2.4(v).
Investments Basket Application shall mean the application of all or a portion of the Available Amount to increase the Investments Basket pursuant to Section 1.5 [Available Amount].
Investment Expenditure shall have the meaning specified in the last sentence of the definition of “Investment.”
Involuntary Disposition shall mean any loss of, damage to or destruction of by casualty, or any condemnation or other taking for public use (including by deed in lieu thereof) of, any property of any Loan Party or any Subsidiary.
IRS shall mean the United States Internal Revenue Service.
ISP98 shall have the meaning specified in Section 11.11.1 [Governing Law].
Issuing Lender shall mean PNC, in its individual capacity as issuer of Letters of Credit hereunder, and Bank of America, N.A., in its individual capacity as issuer of certain of the Existing Letters of Credit, and any other Lender that the Parent, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder.
Joint Lead Arrangers shall mean PNC Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.
Lender Provided Commodity Hedge shall mean a Commodity Hedge which is provided by any Lender or its Affiliate or a Person that was a Lender or its Affiliate at the time such Commodity Hedge was entered into and for which such Lender confirms to the Administrative Agent in writing no later than five (5) Business Days after the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Commodity Hedge (the “Commodity Hedge Liabilities”) by any Loan Party or Subsidiary thereof that is party to such Lender Provided Commodity Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Loan Party and of each other Loan Party (subject to Section 5.1.2 [Bifurcation]), be guaranteed obligations under the Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Commodity Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds]. “Lender Provided Commodity Hedge” shall be deemed to include each Commodity Hedge that conforms to the criteria in clauses (a), (b) and (c), above, in effect on the Closing Date to which a Loan Party or a Subsidiary thereof is a party and the counterparty thereunder is a Lender or an Affiliate of a Lender that was also a “Hedge Bank” under the Existing Credit Agreement as of the Closing Date, so long as such Lender identifies each such Commodity Hedge to the Administrative Agent in writing no later than five (5) Business Days after the Closing Date.
Lender Provided Foreign Currency Hedge shall mean a Foreign Currency Hedge which is provided by any Lender or its Affiliate or a Person that was a Lender or its Affiliate at the time such Foreign Currency Hedge was entered into and for which such Lender confirms to the Administrative Agent in writing no later than five (5) Business Days after the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Loan Party or Subsidiary thereof that is party to such Lender Provided Foreign Currency Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Loan Party and of each other Loan Party (subject to Section 5.1.2 [Bifurcation]), be guaranteed obligations under the Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the

Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].
Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate or a Person that was a Lender or its Affiliate at the time such Interest Rate Hedge was entered into and with respect to which such Lender confirms to Administrative Agent in writing no later than five (5) Business Days after the execution thereof that it: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement, or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party or Subsidiary thereof that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Loan Party and of each other Loan Party (subject to Section 5.1.2 [Bifurcation]), be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].
Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.
Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit] and shall include, without limitation, each of the Existing Letters of Credit.
Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].
Letter of Credit Obligation shall mean, as of any date of determination, the aggregate Dollar Equivalent amount available to be drawn under all outstanding Letters of Credit on such date, plus the aggregate Dollar Equivalent Amount of Reimbursement Obligations and Letter of Credit Borrowings on such date.
Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Leverage Ratio shall mean, as of any date of determination, the ratio of (a) Consolidated Net Debt on such date to (b) Consolidated EBITDA (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.
LIBOR Rate shall mean the following:
(a)    with respect to the Dollar Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. LIBOR may also be expressed by the following formula:
London interbank offered rates quoted by Bloomberg
LIBOR =        or appropriate successor as shown on Bloomberg Page BBAM1
1.00 - LIBOR Reserve Percentage
The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Parent of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
(b)    with respect to Optional Currency Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by Administrative Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which deposits in Euro are offered by leading banks in the Relevant Interbank Market) or the rate which is quoted by an Alternate Source, at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in Euro for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. Such LIBOR Rate may also be expressed by the following formula:
LIBOR =     Relevant Interbank Market rate quoted by
Bloomberg or appropriate successor as shown on
Bloomberg Page BBAM1
1.00 - LIBOR Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Parent of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. LIBOR Rate for any Loans shall be based upon the LIBOR Rate for the currency in which such Loans are requested.
LIBOR Rate Option shall mean the option of the applicable Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit LIBOR Rate Option].
LIBOR Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”); and (ii) to be maintained by a Lender as required for reserve liquidity, special deposit, or similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against (A) any category of liabilities that includes deposits by reference to which a LIBOR Rate is to be determined, or (B) any category of extension of credit or other assets that includes Loans or Borrowing Tranches to which a LIBOR Rate applies.
Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.
Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, each Guaranty Agreement, the Intercompany Subordination Agreement, the Notes, the Patent, Trademark and Copyright Security Agreement, each Pledge Agreement, each Security Agreement, and any other instruments, certificates or documents delivered in connection herewith or therewith.
Loan Parties shall mean the Borrowers and the Guarantors.
Loan Request shall have the meaning specified in Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests].

Loans shall mean collectively all Revolving Credit Loans, Swing Loans and the Incremental Term Loans, and Loan shall mean separately any Revolving Credit Loan, Swing Loan or any Incremental Term Loan.
Material Adverse Change shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
Material Subsidiary shall mean any Subsidiary other than a Non-Material Subsidiary.
Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.
Moody’s shall mean Moody’s Investors Service, Inc.
Multiemployer Plan shall mean any employee pension benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Parent or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.
Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].
Non-Material Subsidiary shall mean those Subsidiaries listed on Schedule 1.1(N) and other direct or indirect Subsidiaries of the Parent designated by the Parent; provided however, that the combined total tangible assets of all such Non-Material Subsidiaries shall not exceed 5% of the consolidated total tangible assets of the Parent and its Subsidiaries.
Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.
Notes shall mean collectively, and Note shall mean separately, the promissory notes substantially in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, substantially in the form of Exhibit 1.1(N)(2) evidencing the Domestic Swing Loans, substantially in the form of Exhibit 1.1(N)(3) evidencing the Foreign Swing Loans and in form and substance reasonably satisfactory to the Administrative Agent evidencing the Incremental Term Loans.
Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Commodity Hedge, (iii) any Lender Provided Interest Rate Hedge, (iv) any Lender Provided Foreign Currency Hedge, and (v) any Other Lender Provided Financial Service Product. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.
Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
Optional Currency shall mean the Euro.
Optional Currency Loans shall have the meaning specified in Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans].
Optional Currency Sublimit shall have the meaning specified in Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans].
Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].
Original Currency shall have the meaning specified in Section 5.12 [Currency Conversion Procedures for Judgments].
Other Currency shall have the meaning specified in Section 5.12 [Currency Conversion Procedures for Judgments].
Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any Loan Party or a Subsidiary thereof: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services and (g) unsecured (other than as being part of the Obligations) lines of credit and bank guarantees for Foreign Subsidiaries; provided that the aggregate outstanding Indebtedness under this clause (g) does not at any time exceed $5,000,000. The liabilities owing to the provider of any Other Lender Provided Financial Service Product by any Loan Party

or Subsidiary thereof shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Loan Party and of each other Loan Party (subject to Section 5.1.2 [Bifurcation]), be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable.
Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).
Overnight Rate shall mean for any day with respect to any (i) Loans in the Optional Currency, the rate of interest per annum as determined by, as applicable, the Administrative Agent or the Foreign Swing Loan Lender at which overnight deposits in Euros, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market or (ii) Foreign Swing Loans in Dollars, the rate of interest per annum as determined by the Foreign Swing Loan Lender at which overnight deposits in Dollars, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market.
Parent shall have the meaning specified in the introductory paragraph.
Participant has the meaning specified in Section 11.8.4 [Participations].
Participant Register shall have the meaning specified in Section 11.8.4 [Participations].
Participating Member State shall mean any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.
Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
Patent, Trademark and Copyright Security Agreement shall mean the Patent, Trademark and Copyright Security Agreement in substantially the form of Exhibit 1.1(P)(1) executed and delivered by each of the Domestic Loan Parties to the Administrative Agent for the benefit of the Lenders.
Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.
Payment In Full and Paid in Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder (other than unasserted claims for indemnity),

termination of the Commitments and expiration or termination (or Cash Collateralization pursuant to Section 2.9.11 [Cash Collateral]) of all Letters of Credit.
PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
Pension Plan shall mean at any time an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a “multiple employer plan” as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code and either (i) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or in the case of a “multiple employer” or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
Permitted Acquisition shall mean any acquisition by the Parent or a Subsidiary of Equity Interests in a Person or assets constituting a business or a division or line of business of a Person, (i) if approved by the Required Lenders or (ii) if (a) the business or businesses engaged in by such Person, or such business, division or line of business, as applicable, is permitted by Section 8.2.10 [Continuation of or Change in Business], (b) no Event of Default or Potential Default has occurred and is continuing or would result therefrom, (c) all transactions related thereto are consummated in accordance with applicable Laws in all material respects, (d) all actions required to be taken, if any, with respect to each Subsidiary or asset resulting from such acquisition under Section 8.1.11 [Additional Guarantors and Security] shall be taken, (e) the Parent and its Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to such acquisition, with the covenant contained in Section 8.2.16 [Maximum Leverage Ratio], provided that for purposes of determining compliance on a Pro Forma Basis with the covenant contained in Section 8.2.16 [Maximum Leverage Ratio], the required Leverage Ratio shall be reduced by 0.25:1.00 from the applicable ratio set forth in Section 8.2.16, (f) in the case of an acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition, and (g) the Parent has delivered to the Administrative Agent a certificate signed by a Financial Officer to the effect set forth in clauses (a) through (f) above and, with respect to clause (e), including reasonably detailed calculations demonstrating compliance therewith.
Permitted Investments shall mean:
(i)    direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;
(ii)    commercial paper maturing in 270 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s on the date of acquisition;

(iii)    demand deposits, time deposits or certificates of deposit maturing within one year in (A) commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition, (B) a Lender or (C) a bank having combined capital and surplus of not less than $500,000,000 on the date of acquisition;
(iv)    money market or mutual funds whose Investments are limited to those types of Investments described in clauses (i)‑(iii) above;
(v)    Investments made under the Cash Management Agreements or under cash management agreements with any Lender or any commercial bank that satisfies the criteria set forth in clause (iii) above; and
(vi)    in the case of any Foreign Subsidiary, Investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the Investments specified in clauses (i) through (v) of this definition made in the ordinary course of business.
Permitted Liens shall mean:
(i)    Liens for Taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;
(ii)    (A) Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs and (B) pledges and deposits in the ordinary course of business securing insurance premiums or reimbursement obligations or indemnification obligations under insurance policies or self-insurance arrangements, in each case payable to insurance carriers that provide insurance to the Parent or any of its Subsidiaries;
(iii)    (A) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business, and (B) Liens of landlords securing obligations to pay lease payments, in the case of both (A) and (B), that are not overdue for a period of more than thirty (30) days or, if more than thirty (30) days overdue (1) such Lien is being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien or (2) with respect to which the failure to make payment would not reasonably be expected to result in a Material Adverse Change;
(iv)    Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v)    Encumbrances consisting of zoning restrictions, declarations, covenants, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;
(vi)    Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations (including Lender Provided Commodity Hedges, Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Services Obligations);
(vii)    Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds or products thereof;
(viii)    Liens securing Indebtedness permitted under Section 8.2.1(iii); provided that (A) such Liens attach concurrently with or within two hundred seventy (270) days after the acquisition, lease, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and any accessions thereto and the proceeds and the products thereof and related property; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings provided by such lender and incurred under Section 8.2.1(iii);
(ix)    The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:
(1)    claims or Liens for Taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such Taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;
(2)    claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or
(3)    Liens resulting from final judgments or orders that do not constitute an Event of Default under Section 9.1.7 [Final Judgments or Orders];
(x)    (A) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business (including with respect to intellectual property and software) which do not (1) interfere in any material respect with the business of the Parent and its Subsidiaries, taken as a whole, or (2) secure any Indebtedness for borrowed money or (B) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Parent or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(xi)    Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(xii)    Liens (A) of a collection bank arising under Section 4-208 of the Uniform Commercial Code, (B) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business or (C) in favor of a banking institution or securities intermediary arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry and that do not secure Indebtedness;
(xiii)    Liens (A) (1) on advances of cash or cash equivalents in favor of the seller of any property to be acquired in Permitted Acquisitions to be applied against the purchase price for such Investment and (2) consisting of an agreement to dispose of any property in a disposition permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries], in each case solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien and (B) earnest money deposits of cash or cash equivalents made by the Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(xiv)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary pursuant to a Permitted Acquisition, in each case after the date hereof and any modifications, replacements, renewals or extensions thereof; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extensions thereof) is permitted under clause (vii) of Section 8.2.1 [Indebtedness];
(xv)    Liens arising from precautionary UCC financing statement filings (or similar filings under other applicable Law) in connection with any transaction entered into by the Parent or any of its Subsidiaries otherwise permitted under this Agreement;
(xvi)    Any interest or title of a lessor, sublessor, licensor or sublicensor under any leases (other than Capital Leases), subleases, licenses or sublicenses entered into by the Parent or any of its Subsidiaries as lessee, sublessee, licensee or sublicensee in the ordinary course of business;

(xvii)    Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Parent or any Subsidiary to permit satisfaction of overdraft of similar obligations incurred in the ordinary course of business of the Parent and its Subsidiaries, including with respect to credit card chargebacks and similar obligations or (C) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Parent or any Subsidiary in the ordinary course of business;
(xviii)    Liens on Equity Interests in joint ventures securing obligations of such joint ventures;
(xix)    Liens on cash and cash equivalents on deposit with Lenders and Affiliates of Lenders securing obligations owing to such Persons under any treasury, depository, overdraft or other cash management services agreements or arrangements with the Parent or any Subsidiary; and
(xx)    To the extent constituting Liens, dispositions expressly permitted under Section 8.2.7 (other than Section 8.2.7(viii));
(xxi)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent or any of its Subsidiaries in the ordinary course of business and not prohibited by this Agreement;
(xxii)    Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing Indebtedness of a Subsidiary that is not a Loan Party permitted under Section 8.2.1;
(xxiii)    Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;
(xxiv)    Liens securing obligations made under hedging contracts permitted by clause (C) of Section 8.2.1(v), other than Liens on Collateral;
(xxv)    Liens securing Indebtedness permitted by clause (xiv) of Section 8.2.1 that encumber (a) cash or cash equivalents of any Loan Party or (b) any assets of a Subsidiary that is not a Loan Party;
(xxvi)    Liens securing Indebtedness of Subsidiaries that are not Loan Parties that is permitted under clause (xv) of Section 8.2.1; and
(xxvii)    Other Liens securing obligations in an aggregate amount not to exceed $5,000,000 at any time outstanding.
Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Pledge Agreement shall mean a separate pledge or security agreement executed and delivered by one or more Loan Parties encumbering the Equity Interests (or portion thereof, as applicable) of one or more of its Subsidiaries to the Administrative Agent for the benefit of the Lenders reasonably satisfactory in form and substance to the Administrative Agent executed and governed by the laws of, as applicable, the United States, Canada, the United Kingdom, Finland, Germany, or the Netherlands.
PNC shall mean PNC Bank, National Association, its successors and assigns.
Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.
Prime Rate shall mean the interest rate per annum announced from time to time by the bank that is then serving as Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.
Principal Office shall mean the main banking office of the Administrative Agent, which in the case of PNC is in Pittsburgh, Pennsylvania; provided that, with respect to Foreign Swing Loans and the Foreign Swing Loan Lender, “Principal Office” shall mean in the case of JPMorgan Chase Bank, N.A., its office at 25 Bank Street, Canary Wharf, London, United Kingdom E14 5JP.
Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the Collateral which is subject only to statutory Liens or Purchase Money Security Interests, or in case of Collateral which has been subjected to a Dutch law Lien, a valid and enforceable perfected first-priority security interest (eersterangs zekerheidsrecht) under Dutch law.
Pro Forma Basis shall mean, with respect to the determination of the Financial Covenants for any purposes hereunder (including in connection with any Permitted Acquisition or any other transaction), that (a) such Financial Covenants shall be calculated in such a manner that any Permitted Acquisition, disposition or other transaction shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 8.3.1 or 8.3.2 (the “Calculation Period”), and (b) (i) with respect to any disposition of a Subsidiary or property, (A) income statement items (whether positive or negative) attributable to the Subsidiary or property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction applicable in such calculations and (B) Indebtedness that is repaid or otherwise retired shall be excluded and deemed to have been repaid or retired as of the first day of the Calculation Period and (ii) with respect to any Permitted Acquisition, (A) income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (1) (x) such items are not otherwise included in such income statement and cash flow statement items for the Parent and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (y) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent or (2) such items are (x) cost savings and expenses projected by the Parent in good faith which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act of 1933, as amended, (y) factually supportable and (z) reasonably acceptable to the Administrative Agent; provided that the aggregate amount of such adjustments under this clause (b)(ii)(A)(2) taken into account in determining Consolidated EBITDA for any Calculation Period shall not exceed an aggregate amount equal to 5% of the Consolidated EBITDA attributable to the property acquired (or the property of the Person acquired) in such acquisition and (B) any Indebtedness incurred or assumed by any Loan Party or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Indebtedness of the Person or property acquired which is not repaid or otherwise retired in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the Calculation Period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.
Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).
Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.
Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.
Ratable Share shall mean:
(i)    with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

(ii)    with respect to a Lender’s obligation to make Incremental Term Loans, if any, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Incremental Term Loans bears to the Incremental Term Loans of all of the Lenders.
(iii)    with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment, plus its Incremental Term Loan, if any, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments, plus Incremental Term Loans, if any, of all Lenders; provided, however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 2.10 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Revolving Credit Commitments, plus Incremental Term Loans, if any (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Revolving Credit Commitment, plus Incremental Term Loan.
Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable.
Reference Currency shall have the meaning specified in the definition of “Equivalent Amount.”
Reimbursement Obligation shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].
Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
Relevant Interbank Market shall mean in relation to Euro, the European Interbank Market, and, in relation to any other currency, the London interbank market.
Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.
Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

Required Lenders shall mean Lenders (other than any Defaulting Lender) having more than 50% of the sum of (a) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender), and (b) the aggregate outstanding amount of any Incremental Term Loans; provided that (i) if the matter directly affects only those Lenders having Revolving Credit Commitments, “Required Lenders” shall be determined solely by reference to clause (a) of this definition, and (ii) if the matter directly affects only those Lenders holding Incremental Term Loans, “Required Lenders” shall be determined solely by reference to clause (b) of this definition.
Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].
Restricted Payment shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in a Loan Party or any of its Subsidiaries, or any payment (whether in cash, securities or other property) or incurrence of an obligation by a Loan Party or any of its Subsidiaries, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest in a Loan Party or any of its Subsidiaries.
Restricted Payments Basket shall mean, as of any date, an amount equal to (a) $50,000,000, plus (b) the aggregate amount of any Restricted Payments Basket Applications made after the Closing Date and on or before such date, and minus (c) the aggregate amount of Restricted Payments under Section 8.2.5(i) made after the Closing Date and on or before such date.
Restricted Payments Basket Application shall mean the application of all or a portion of the Available Amount to increase the Restricted Payments Basket pursuant to Section 1.5 [Available Amount].
Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified (or increased or assumed pursuant to Section 3 [Increase in Revolving Credit Commitments; Incremental Term Loan Commitments]) and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.
Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to a Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.9.3 [Disbursements, Reimbursement].
Revolving Facility Lender shall mean at any time a Lender having a Revolving Credit Commitment at such time.

Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.
Sanctioned Country shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.
Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.
Security Agreement shall mean the Security Agreement in substantially the form of Exhibit 1.1(S) executed and delivered by each of the Domestic Loan Parties to the Administrative Agent for the benefit of the Lenders or an equivalent agreement reasonably satisfactory in form and substance to the Administrative Agent executed and delivered by a Foreign Loan Party and governed by the laws of, as applicable, Germany or the Netherlands; provided that any Security Agreement under which a Foreign Loan Party is a grantor or debtor (or applicable equivalent party otherwise named) shall not encumber the German or Netherlands equivalents of patents, trademarks or copyrights.
Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect (or on which, subject to the reasonable approval of the Administrative Agent, a Swing Loan Lender has instructed the Administrative Agent to effect) settlement pursuant Section 5.11 [Settlement Date Procedures].
Solvent shall mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
Standard & Poor’s shall mean Standard & Poor’s Financial Services LLC.
Statements shall have the meaning specified in Section 6.1.6(i) [Historical Statements].

Subsidiary of any Person at any time shall mean any corporation, trust, partnership, limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii)  which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.
Swap shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).
Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Commodity Hedge, a Lender Provided Interest Rate Hedge, or a Lender Provided Foreign Currency Hedge.
Swing Loan Commitment shall mean each of the Domestic Swing Loan Commitment and the Foreign Swing Loan Commitment.
Swing Loan Lender shall mean each of the Domestic Swing Loan Lender and the Foreign Swing Loan Lender.
Swing Loan Note shall mean each of the Domestic Swing Loan Note and the Foreign Swing Loan Note.
Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.
Swing Loans shall mean collectively and Swing Loan shall mean separately all Domestic Swing Loans or any Domestic Swing Loan and all Foreign Swing Loans or any Foreign Swing Loan.
Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.
UCP shall have the meaning specified in Section 11.11.1 [Governing Law].
USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
U.S. Person shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9.7 [Status of Lenders].
VAC shall have the meaning specified in the introductory paragraph.
Withholding Agent shall mean any Loan Party and the Administrative Agent.
1.2    Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time; provided, however, that all references herein to times of day specified in connection with the making of payments, making of Swing Loan Requests for Foreign Swing Loans, funding of Foreign Swing Loans and related matters in respect of Foreign Swing Loans shall constitute references to the time then prevailing at the Principal Office of the Foreign Swing Loan Lender.
1.3    Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements]; and provided further, however, that by way of clarification and not limitation, references to net income shall be deemed to refer to net income or loss, as the case may be. Notwithstanding the foregoing, if the Parent notifies the Administrative Agent in writing that the Parent wishes to amend any financial covenant in Section 8.2 of this Agreement, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit

Fee and Commitment Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Administrative Agent notifies the Parent in writing that the Required Lenders wish to amend any financial covenant in Section 8.2, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Parent shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties’ compliance with such covenants and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Parent and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Loan Document, (a) GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States of America as in effect on December 31, 2012 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2012, notwithstanding any modifications or interpretive changes thereto that may occur thereafter and (b) no effect shall be given to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Parent or any Subsidiary at “fair value”, as defined therein. Each of the Financial Covenants shall be calculated on a Pro Forma Basis.
1.4    Currency Calculations. All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing the financial statements, calculating financial covenants and determining compliance with covenants expressed in Dollars, the Optional Currency shall be converted to Dollars in accordance with GAAP; provided however, that (i) if the Equivalent Amount of the amounts of Loans and Letters of Credit denominated in the Optional Currency has increased as a result of fluctuations in the exchange rate applicable to the Optional Currency such that (a) the Revolving Facility Usage in respect of Loans and Letters of Credit Obligations denominated in the Optional Currency exceeds the Optional Currency Sublimit, (b) the Revolving Facility Usage in respect of Loans and Letters of Credit Obligations owed by Harko or VAC exceeds the Foreign Borrower Sublimit, or (c) the Letter of Credit Obligations in the aggregate exceed the Letter of Credit Sublimit, then the applicable Borrower or the Borrowers, as the case may be, shall not be obligated to make a prepayment or provide Cash Collateral, as applicable, pursuant to Section 5.7.2 [Currency Fluctuations], so long as:

(x)    the Revolving Facility Usage in respect of Loans and Letters of Credit Obligations denominated in the Optional Currency does not exceed an amount equal to 105% of the Optional Currency Sublimit,
(y)    the Revolving Facility Usage in respect of Loans and Letters of Credit Obligations owed by Harko or VAC does not exceed an amount equal to 105% of the Foreign Borrower Sublimit, and
(z)    the Letter of Credit Obligations in the aggregate do not exceed an amount equal to 105% of the Letter of Credit Sublimit, and
(ii) no violation, Potential Default or Event of Default shall be deemed to have occurred or exist to the extent that any basket or threshold set forth in this Agreement is exceeded solely as a result of fluctuations in the exchange rate applicable to the Optional Currency (for the sake of clarity it being agreed that this clause (ii) shall not be construed to apply to the Optional Currency Sublimit, the Foreign Borrower Sublimit or the Letter of Credit Sublimit, which are governed by clause (i) above, or to the Revolving Credit Commitments).
1.5    Available Amount. The Parent may, so long as no Event of Default shall have occurred and be continuing, from time to time apply some or all of the Available Amount to increase, as the case may be, the Capital Expenditures Basket (a “Capital Expenditures Basket Application”), the Investments Basket (an “Investments Basket Application”) or the Restricted Payments Basket (a “Restricted Payments Basket Application”). The Parent shall accompany each Compliance Certificate delivered pursuant to Section 8.3.3 [Certificate of the Parent] with a worksheet in form and substance reasonably satisfactory to the Administrative Agent showing the computation of the Available Amount, the Capital Expenditures Basket, the Investments Basket and the Restricted Payments Basket as of such last day. Any portion of the Available Amount applied to one of the above-described baskets shall not be available for application to the other such basket.
1.6    Dutch terms. Unless a contrary indication appears in relation to a Borrower or a Guarantor incorporated or existing in the Netherlands, (i) a "director" means a managing director (bestuurder) in case of a company and "board of directors" means its managing board (bestuur), (ii) a "director" means its general partner (beherend vennoot) in case of a limited partnership, (iii) a "winding-up" or "administration" or "dissolution" includes a Dutch entity being declared bankrupt (failliet) or dissolved (ontbonden), (iii) a "moratorium" includes surseance van betaling and "a moratorium is declared" or occurs includes surseance verleend, (iv) any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Dutch 1990 Tax Collection Act (Invorderingswet 1990), (v) a "trustee in bankruptcy" includes a curator, (vi) an administrator includes a bewindvoerder, (vii) "attachment" includes a beslag, (viii) any action to approve or authorize includes where applicable any action required to comply with the Dutch Works Councils Act (Wet op de ondernemingsraden) and (ix) a "Lien" includes any mortgage (hypotheek), pledge (pandrecht) and in general any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijk zekerheidsrecht).

2.	REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1    Revolving Credit Commitments.
2.1.1    Revolving Credit Loans; Optional Currency Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans in either Dollars or the Optional Currency to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations, (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments, (iii) no Revolving Credit Loan to which the Base Rate Option applies shall be made in the Optional Currency, and (iv) the aggregate Dollar Equivalent principal amount of Revolving Credit Loans made in the Optional Currency (each an “Optional Currency Loan”), plus the aggregate Dollar Equivalent principal amount of Foreign Swing Loans denominated in the Optional Currency, plus the aggregate Dollar Equivalent amount of all Letter of Credit Obligations denominated in the Optional Currency, shall not exceed $150,000,000 (the “Optional Currency Sublimit”). Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.
2.1.2    Swing Loan Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Domestic Swing Loan Lender may, at its option, cancelable at any time for any reason whatsoever, make swing loans in Dollars (the “Domestic Swing Loans”) to the Parent, and the Foreign Swing Loan Lender may, at its option, cancelable at any time for any reason whatsoever, make swing loans in Dollars or in the Optional Currency (the “Foreign Swing Loans”) to Harko and VAC, in each case at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount, (a) as to all Domestic Swing Loans, up to but not in excess of the Domestic Swing Loan Commitment and (b) as to all Foreign Swing Loans, up to but not in excess of the Foreign Swing Loan Commitment, provided that after giving effect to such Swing Loan, (i) the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders, and (ii) the portion of the Revolving Facility Usage denominated in the Optional Currency shall not exceed Optional Currency Sublimit. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2. Each Swing Loan Lender shall report to the Administrative Agent concurrently with each advance of a Swing Loan (A) the amount of such advance, (B) with respect to a Foreign Swing Loan, the currency in which such Foreign Swing Loan was advanced, and (C) the outstanding balances (in Dollars and the Optional Currency) of all Swing Loans made by such Swing Loan Lender after giving effect thereto.
2.1.3    Certain Limitations. Notwithstanding anything to the contrary contained this Agreement (including this Section 2.1), any Note, or any other Loan Document, at no time shall the Equivalent Amount of the portion of the Revolving Credit Loans, Swing Loans and Letter of Credit Obligations that consist of Revolving Credit Loans and Swing Loans advanced to Harko and VAC and Letters of Credit issued for the account of Harko and VAC exceed One Hundred Fifty Million Dollars ($150,000,000) in the aggregate (the “Foreign Borrower Sublimit”).

2.2    Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate Dollar Equivalent of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.
2.3    Commitment Fees. Accruing from the date hereof until the Expiration Date, the Parent agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Dollar Equivalent Amount of the Revolving Facility Usage (provided however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to each Swing Loan Lender shall include the full Dollar Equivalent amount of the outstanding Swing Loans of such Swing Loan Lender, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than the Swing Loan Lenders, such portion of the Commitment Fee shall be calculated (according to each such Lender’s Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swing Loans); provided, further, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date and in U.S. Dollars.
2.4    Termination or Reduction of Revolving Credit Commitments. The Borrowers shall have the right, upon not less than three (3) Business Days’ (or such shorter period to which the Administrative Agent may in its sole discretion agree in writing) notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments (ratably among the Lenders in proportion to their Ratable Shares); provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Revolving Facility Usage would exceed the aggregate Revolving Credit Commitments of the Lenders. Any such reduction shall be in an amount equal to $10,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect. Any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated. Any notice to reduce the Revolving Credit Commitments under this Section 2.4 shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of replacement credit facilities or the closing of one or more securities offerings, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
2.5    Revolving Credit Loan Requests; Swing Loan Requests.
2.5.1    Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 11:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans in Dollars; (ii) not later than 11:00 a.m., (i) four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Optional Currency Loans or the date of conversion to or renewal of the LIBOR Rate Option for any Optional Currency Loan, and (iii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile, electronic mail or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely in good faith on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (A) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amount shall be in (x) integral multiples of $500,000 (or the Dollar Equivalent thereof) and not less than $1,000,000 (or the Dollar Equivalent thereof) for each Borrowing Tranche under the LIBOR Rate Option, and (y) integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the Base Rate Option, (B) whether the LIBOR Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche, (C) the currency in which such Revolving Credit Loans shall be funded if a Borrower elects the LIBOR Rate Option, and (D) in the case of a Borrowing Tranche to which the LIBOR Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche. No Optional Currency Loan may be converted into a Base Rate Loan.
2.5.2    Swing Loan Requests. Except as otherwise provided herein, the Parent may from time to time prior to the Expiration Date request the Domestic Swing Loan Lender to make Domestic Swing Loans by delivery to the Domestic Swing Loan Lender (with a copy to the

Administrative Agent if the Person that is the Domestic Swing Loan Lender is not also the Administrative Agent) not later than 12:00 noon on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile, electronic mail or telex (each, a “Swing Loan Request”), it being understood that the Domestic Swing Loan Lender and the Administrative Agent may rely in good faith on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Domestic Swing Loan, which shall be not less than $100,000.
Except as otherwise provided herein, each of Harko and VAC may from time to time prior to the Expiration Date request the Foreign Swing Loan Lender to make Foreign Swing Loans by delivery to the Foreign Swing Loan Lender (with a copy to the Administrative Agent if the Person that is the Foreign Swing Loan Lender is not also the Administrative Agent) not later than 10:00 a.m. on the proposed Borrowing Date of a duly completed Swing Loan Request (which, in the case of Foreign Swing Loans shall be in writing by letter, facsimile, electronic mail or telex only and shall not be made by telephone). Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Foreign Swing Loan, which shall be not less than, as applicable $100,000 or €100,000.
2.6    Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.
2.6.1    Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrowers, including the currency in which the Revolving Credit Loan is requested, and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan in the Optional Currency (or in Dollars if so requested by the Administrative Agent) to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrowers in U.S. Dollars or the Optional Currency (as applicable) and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds, including funds in the Optional Currency, the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].
2.6.2    Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the

Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
2.6.3    Making Swing Loans. So long as the Domestic Swing Loan Lender elects to make Domestic Swing Loans, the Domestic Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2, [Swing Loan Requests] fund such Domestic Swing Loan to the Parent in U.S. Dollars and immediately available funds prior to 4:00 p.m. on the Borrowing Date to the deposit account specified in such Swing Loan Request or, in the absence of such designation, at the Principal Office.
So long as the Foreign Swing Loan Lender elects to make Foreign Swing Loans, the Foreign Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2, [Swing Loan Requests] fund such Foreign Swing Loan to, as applicable, Harko or VAC, as requested by the applicable Borrower, in Dollars or in the Optional Currency and immediately available funds prior to 4:00 p.m. on the Borrowing Date to the deposit account specified in such Swing Loan Request or, in the absence of such designation, at the Principal Office.
2.6.4    Repayment of Revolving Credit Loans. The Borrowers shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.
2.6.5    Borrowings to Repay Swing Loans. Immediately upon the advance of each Swing Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Swing Loan Lender a participation in such Swing Loan in a Dollar Equivalent amount equal to such Lender’s Ratable Share of such Swing Loan. Each Swing Loan Lender may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans advanced by it, and each Lender shall make a Revolving Credit Loan in an amount (or Dollar Equivalent amount) equal to such Lender’s Ratable Share of the aggregate principal amount of such Swing Loan Lender’s outstanding Swing Loans, plus, if such Swing Loan Lender so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations and minus the Swing Loans of the other Swing Loan Lender, if any. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the

Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. Such Swing Loan Lender shall provide notice (which may be telephonic or written notice by letter, facsimile, electronic mail or telex) to the Administrative Agent (which shall promptly advise the Lenders of such notice) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time such Swing Loan Lender so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from such Swing Loan Lender.
2.6.6    Domestic Swing Loans Under Cash Management Agreements. In addition to making Domestic Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Parent pursuant to Section 2.5.2 [Swing Loan Requests], the Domestic Swing Loan Lender may make Domestic Swing Loans to the Parent in accordance with the provisions of the agreements between the Parent and the Domestic Swing Loan Lender relating to the Parent’s deposit, sweep and other accounts at the Domestic Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Parent’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Parent’s accounts which are subject to the provisions of the Cash Management Agreements. Domestic Swing Loans made pursuant to this Section 2.6.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitments], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by the Parent, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after the Domestic Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Parent in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.
2.7    Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made by each Lender, together with interest thereon, shall, upon such Lender’s written request to the Administrative Agent, be evidenced by a revolving credit Note and a Swing Loan Note, dated the Closing Date payable to the order of such Lender in a face amount equal to, as applicable, the Revolving Credit Commitment or the applicable Swing Loan Commitment of such Lender.
2.8    Use of Proceeds. The proceeds of the Loans shall be used to refinance existing indebtedness of the Borrowers and their Subsidiaries and to provide ongoing working capital, make capital expenditures, fund Permitted Acquisitions and for other general corporate purposes of the Borrowers and their Subsidiaries.

2.9    Letter of Credit Subfacility. Subject to the limitations set forth in Section 2.1.3 [Certain Limitations]:
2.9.1    Issuance of Letters of Credit. Upon the effectiveness of this Agreement, each Existing Letter of Credit shall constitute a “Letter of Credit” for all purposes of this Agreement, issued, for purposes of this Section 2.9, on the Closing Date (provided that any and all issuance fees and letter of credit risk participation fees accrued to the Closing Date in respect thereof pursuant to the Existing Credit Agreement shall have been paid in full on or before the Closing Date; provided further that fees may be due upon presentment of drafts); all of the risk participation exposures in respect of the Existing Letters of Credit shall be deemed to be assumed by the Lenders ratably according to their respective Revolving Credit Commitments; and the Loan Parties, the Administrative Agent and each Issuing Lender hereby agree that, from and after the Closing Date, the terms of this Agreement shall apply to the Existing Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof. The Parent hereby unconditionally and irrevocably (subject to the provisions of this Section 2.9) assumes all Letter of Credit Obligations in respect of each Existing Letter of Credit.
The Borrowers or any Loan Party may at any time prior to the Expiration Date request the issuance of a standby or trade letter of credit (each a “Letter of Credit”), which may be denominated in either Dollars or the Optional Currency, for its own account or the account of another Loan Party or any Subsidiary, or the amendment or extension of an existing Letter of Credit, by delivering or transmitting electronically, or having such other Loan Party deliver or transmit electronically to the Issuing Lender (with a copy to the Administrative Agent) a completed application for letter of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 11:00 a.m. at least three (3) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. The Borrowers or any Loan Party shall authorize and direct the Issuing Lender to name the Borrowers or any Loan Party or any Subsidiary as the “Applicant” or “Account Party” of each Letter of Credit, provided that if any such Subsidiary that is an “Applicant” or “Account Party” is not a Loan Party, the applicable Letter of Credit Obligations shall be the Obligations of each Loan Party that directly or indirectly owns the Equity Interests of such Subsidiary. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide the Administrative Agent with a copy thereof.
2.9.1.1    Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender’s Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance or renewal (or, subject to clause (B) immediately following, such longer period as the

Administrative Agent and the Issuing Lender may agree in their sole discretion), and (B) in no event expire later than the date that is 364 days after the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $75,000,000 (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Each request by the Borrowers for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrowers that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
2.9.1.2    Notwithstanding Section 2.9.1.1, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally.
2.9.2    Letter of Credit Fees. The Borrowers shall pay in Dollars (or, at the option of the Administrative Agent, with the approval of the Parent, the Optional Currency in respect of Letters of Credit denominated in the Optional Currency) (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate on the daily amount available to be drawn under each Letter of Credit, and (ii) to the Issuing Lender for its own account, a fronting fee equal to 0.125% per annum on the daily amount available to be drawn under each Letter of Credit. All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrowers shall also pay (in Dollars) to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.
2.9.3    Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in a Dollar Equivalent amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.
2.9.3.1    In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrowers and the Administrative Agent thereof. Provided that the applicable Borrower shall have received such notice prior to 10:00 a.m., such Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 2:00 p.m. on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender in the same currency as paid, unless otherwise required by the Administrative Agent or the Issuing Lender. In the event a Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 2:00 p.m. on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
2.9.3.2    Each Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursements; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrowers in that amount. If any Lender so notified fails to make available in Dollars to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.
2.9.3.3    With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans in Dollars under the Base Rate Option to the Borrowers in whole or in part as contemplated by Section 2.9.3.1, because of the Borrowers’ failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in Dollars in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.9.3.
2.9.4    Repayment of Participation Advances.
2.9.4.1    Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.
2.9.4.2    If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate (or, for any payment in the Optional Currency, the Overnight Rate) in effect from time to time.
2.9.5    Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit to which a Borrower is a party and the Issuing Lender’s written regulations and customary practices relating to letters of credit to the extent in effect on the date of issuance of the applicable Letter of Credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
2.9.6    Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing

Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and has acted in good faith.
2.9.7    Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, unless caused by the Issuing Lender’s bad faith, including the following circumstances:
(i)    any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrowers or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever (other than a defense of payment or performance);
(ii)    the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];
(iii)    any lack of validity or enforceability of any Letter of Credit;
(iv)    any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary, any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured), other than a defense of payment or performance;
(v)    the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi)    payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
(vii)    the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(viii)    any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(ix)    any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;
(x)    any breach of this Agreement or any other Loan Document by any party thereto;
(xi)    the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;
(xii)    the fact that an Event of Default or a Potential Default shall have occurred and be continuing;
(xiii)    the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and
(xiv)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
2.9.8    [Reserved].
2.9.9    Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s bad faith, gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrowers or any Lender.
2.9.10    Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to the Administrative Agent and the Borrowers a schedule of the Letters of Credit issued by it, in form and substance satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.
2.9.11    Cash Collateral. Upon the request of Administrative Agent, (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an Letter of Credit Borrowing that is then unpaid, or (ii) if, on the Expiration Date, any Letter of Credit Obligation for any reason remains outstanding (but this clause (ii) shall not be construed to impair or impugn the effectiveness of the limitation contained in clause (B) of Section 2.9.1 [Issuance of Letters of Credit]), the Borrowers shall, in each case, immediately Cash Collateralize the then outstanding amount of all Letter of Credit Obligations in an amount equal to 103% of the outstanding Letter of Credit Obligations. Each Borrower hereby grants to Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a security interest in all cash collateral pledged pursuant to this Section or otherwise under this Agreement.
2.10    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];
(ii)    the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(iii)    if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:
(a)    all or any part of the outstanding Swing Loans exposure and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(b)    if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, Cash Collateralize for the benefit of the Issuing Lender the Borrowers’ obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;
(c)    if the Borrowers Cash Collateralize any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (b) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are Cash Collateralized;
(d)    if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders’ Ratable Share; and
(e)    if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor Cash Collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or Cash Collateralized; and
(iv)    so long as such Lender is a Defaulting Lender, the Swing Loan Lenders shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrowers in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(iii)(a) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) a Swing Loan Lender or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, neither Swing Loan Lender shall be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Swing Loan Lender or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, reasonably satisfactory to such Swing Loan Lender or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Parent, each Swing Loan Lender and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.
2.11    Utilization of Commitments in the Optional Currency.
2.11.1    Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding; Repayment in Same Currency. For purposes of determining utilization of the Revolving Credit Commitments, the Administrative Agent will determine the Dollar Equivalent amount of (i) the proposed Revolving Credit Loans that are Optional Currency Loans and Letters of Credit to be denominated in the Optional Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) the outstanding Letter of Credit Obligations denominated in the Optional Currency as of the last Business Day of each month, and (iii) the outstanding Revolving Credit Loans denominated in the Optional Currency as of the end of each Interest Period (each such date under clauses (i) through (iii), and any other date on which the Administrative Agent determines it is necessary or advisable to make such computation, in its sole discretion, is referred to as a “Computation Date”). Unless otherwise provided in this Agreement or agreed to by the Administrative Agent and the Parent, each Loan and Reimbursement Obligation shall be repaid or prepaid in the same currency in which the Loan or Reimbursement Obligation was made.
2.11.2    Notices From Lenders on Optional Currency Restrictions. If any Lender notifies the Administrative Agent and the applicable Borrower by 5:00 p.m. four (4) Business Days prior to
(i)    the Borrowing Date for a Borrowing Tranche of Revolving Credit Loans denominated in the Optional Currency, or
(ii)    the Borrowing Date of a renewal of an outstanding Borrowing Tranche of Revolving Credit Loans denominated in the Optional Currency, that such Lender cannot provide its Ratable Share of such new Revolving Credit Loans in the Optional Currency, or continue its Ratable Share of outstanding Revolving Credit Loans in the Optional Currency, because an Official Body has imposed material restrictions that are binding on such Lender on the authority of such Lender to purchase or sell, or to have deposits of, the Optional Currency in the Relevant Interbank Market or other open markets in which Euros are traded, then, upon such notice, (a) any obligations of such Lender to make or renew Revolving Credit Loans in the Optional Currency shall be suspended until such Lender notifies the Administrative Agent and the applicable Borrower that the circumstances giving rise to such determination no longer exist and (b) such Lender shall automatically be deemed to be a Defaulting Lender.

3.	INCREASE IN REVOLVING CREDIT COMMITMENTS; NEW TERM LOAN COMMITMENTS
3.1    New Commitments. The Parent may by written notice to the Administrative Agent elect to request from time to time but not more often than three (3) times (A) prior to the Expiration Date, an increase to the existing Revolving Credit Commitments (any such increase, the “Incremental Revolving Credit Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “Incremental Term Loan Commitments”) upon and subject to the following terms and conditions:
3.1.1    No Obligation to Increase. No current Lender shall be obligated to increase its Revolving Credit Commitment or assume an Incremental Term Loan Commitment and any increase in the Revolving Credit Commitment or any Incremental Term Loan Commitment by any current Lender shall be in the sole discretion of such current Lender.
3.1.2    Defaults. There shall exist no Event of Default or Potential Default on the effective date of such increase after giving effect to (i) such increase and assuming that the Incremental Revolving Credit Commitments are fully funded and (ii) the concurrent use of the proceeds thereof.
3.1.3    Aggregate Commitments. After giving effect to any such Incremental Revolving Credit Commitment or Incremental Term Loan Commitment, the Incremental Revolving Credit Commitments and the Incremental Term Loan Commitments then becoming effective or theretofore having become effective shall not exceed $150,000,000 in the aggregate.
3.1.4    Minimum Incremental Commitments. Each such Incremental Revolving Credit Commitment and Incremental Term Loan Commitment shall not be less than $10,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent or such lesser amount that shall constitute the difference between $150,000,000 and all Incremental Revolving Credit Commitments and Incremental Term Loan Commitments obtained prior to such date) and an integral multiple of $5,000,000 in excess of that amount.
3.1.5    Resolutions; Opinion. The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent (it being agreed that forms thereof substantially in the forms delivered on the Closing Date are acceptable): (1) certifications of their corporate secretaries (or equivalent officers otherwise named) with attached resolutions certifying that the Incremental Revolving Credit Commitments or the Incremental Term Loan Commitments, as applicable, have been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.
3.1.6    Notes. The Borrowers shall execute and deliver, as applicable, an increased or new Note to evidence each such Incremental Revolving Credit Commitment or new Incremental Term Loan Commitment.

3.1.7    Approval of New Lenders. Any Person that is not a Lender prior to the effectiveness of, as applicable, the Incremental Revolving Credit Commitments or the Incremental Term Loan Commitments (each a “New Lender”) shall be subject to the approval of the Administrative Agent (which approval shall not to be withheld, delayed or conditioned unreasonably) and, in the case of an Incremental Revolving Credit Commitment, the Issuing Lender and each Swing Loan Lender (which approval shall not to be withheld, delayed or conditioned unreasonably).
3.1.8    Increasing Lenders. Each existing Revolving Facility Lender that assumes an Incremental Revolving Credit Commitment (each an “Increasing Lender”) shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrowers and delivered to the Administrative Agent on or before the effective date of such increase.
3.1.9    New Lenders--Joinder. Each New Lender shall execute a lender joinder in substantially the form of Exhibit 3.1.9 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with, as applicable, an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment in the amount set forth in such lender joinder.
3.2    Treatment of Outstanding Loans and Letters of Credit.
3.2.1    Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of any Incremental Revolving Credit Commitments the Borrowers shall repay any Borrowing Tranche of Revolving Credit Loans bearing interest under the Base Rate Option then outstanding provided that, notwithstanding the provisions of Section 5.6.1 [Voluntary Prepayments], the Borrowers shall not be required to prepay accrued and unpaid interest on such principal amount, which accrued and unpaid interest shall be payable on the Payment Date next following such effective date. Any Borrowing Tranche of Revolving Credit Loans bearing interest under the LIBOR Rate Option then outstanding shall be assigned as provided in Section 3.3.2.
3.2.2    Outstanding Letters of Credit. Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of any Incremental Revolving Credit Commitments, (i) each Increasing Lender and each New Lender thereunder (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit and Swing Loan equal to its Ratable Share of such Letter of Credit and Swing Loan and the participation of each other Lender in such Letter of Credit and Swing Loan shall be adjusted accordingly, and (ii) each Increasing Lender and each New Lender thereunder will acquire, (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.
3.3    Procedure for New Commitments.
3.3.1    Each notice required by Section 3.1 [New Commitments] shall specify (A) the date (each, an “Increased Amount Date”) on which the Parent proposes that the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) and (B) the identity of each proposed New Lender and each Increasing Lender (each an “Incremental Revolving Loan Lender” or “Incremental Term Loan Lender”, as applicable) to whom the Parent proposes any portion of such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, be allocated and the amounts of such allocations and any Lender approached to provide all or a portion of the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment, as applicable. Such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments shall become effective as of such Increased Amount Date; provided that (1) no Potential Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable; (2) both before and after giving effect to the making of any Series (defined below) of Incremental Term Loans, each of the conditions set forth in Section 3.1 [New Commitments] shall be satisfied or waived; (3) the Loan Parties shall be in compliance on a Pro Forma Basis with each of the covenants set forth in Section 8.16 [Maximum Leverage Ratio] and Section 8.17 [Minimum Interest Coverage Ratio] as of the last day of the most recently ended Fiscal Quarter after giving effect to such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable; (4) the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrowers, the Incremental Revolving Loan Lender or Incremental Term Loan Lender, as applicable, and the Administrative Agent, and each of which shall be recorded in the Revolving Credit Commitment Register or the Term Loan Register, as applicable, and each Incremental Revolving Loan Lender and Incremental Term Loan Lender shall be subject to the requirements set forth in Section 5.9 [Taxes]; (5) the Borrowers shall make (or cause to be made) payment of any up-front fees, expense reimbursements and similar payments required pursuant to the terms of the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable; and (6) the Borrowers shall deliver or cause to be delivered legal opinions described in Section 3.1.5 [Resolutions; Opinion] and such other documents reasonably requested by the Administrative Agent in connection with any such transaction. Any Incremental Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of Incremental Term Loans for all purposes of this Agreement.
3.3.2    On any Increased Amount Date on which Incremental Revolving Credit Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Revolving Facility Lenders shall assign to each of the Incremental Revolving Loan Lenders, and each of the Incremental Revolving Loan Lenders shall purchase from each of the existing Revolving Facility Lenders, at the principal amount thereof, such interests in the outstanding Revolving Facility Loans and participations in Letters of Credit and Swing Loans outstanding on such Increased Amount Date that will result in, after giving effect to all such assignments and purchases, such Revolving Facility Loans and participations in Letters of Credit and Swing Loans being held by existing Revolving Facility Lenders and Incremental Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such

Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (ii) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Facility Loan and have the same terms as any existing Revolving Facility Loan and (iii) each Incremental Revolving Loan Lender shall become a Lender with respect to the Revolving Credit Commitments and all matters relating thereto.
3.3.3    On any Increased Amount Date on which Incremental Term Loan Commitments are effected and borrowed, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan Lender shall become a Lender with respect to the Incremental Term Loan Commitments and all matters relating thereto, (ii) the Incremental Term Loans shall be made by each Incremental Term Loan Lender on the Increased Amount Date, (iii) the Incremental Term Loans shall have a maturity that is no earlier than the Expiration Date, (iv) the Incremental Term Loans shall have terms that are no more restrictive, taken as a whole, than the terms of this Agreement, and otherwise shall be on customary terms reasonably acceptable to the Borrowers, the Administrative Agent (acceptance of which shall not be withheld, delayed or conditioned unreasonably) and the Incremental Term Loan Lenders.
3.3.4    The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrowers’ notice of an Increased Amount Date and, in respect thereof, such new Commitments and the New Lenders.
3.3.5    Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (a “New Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Lender providing such Incremental Term Loans, if any, and the Administrative Agent. The New Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 3.3.  Nothing contained in this Section 3.3 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase any of its Commitments hereunder, or provide Incremental Term Loans, at any time.

4.	INTEREST RATES
4.1    Interest Rate Options. The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by them from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, without the consent of the Required Lenders, the Borrowers may not request, convert to, or renew the LIBOR Rate Option for any Loans; and, unless the foregoing consent of the Required Lenders has been given, all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted at the end of each applicable Interest Period to, as applicable, the Base Rate Option as to Loans advanced in Dollars or the Overnight Rate, plus the Applicable Margin for LIBOR Rate Loans, as to Loans advanced in the Optional Currency, subject to the obligation of the Borrowers to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. Interest on the principal amount of each Optional Currency Loan shall be paid by the Borrowers in the Optional Currency.
4.1.3    Revolving Credit Interest Rate Options; Swing Loan Interest Rate. The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:
(i)    Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or
(ii)    Revolving Credit LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate as determined for each applicable Interest Period plus the Applicable Margin.
Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Domestic Swing Loans, and only the Overnight Rate, plus the Applicable Margin for LIBOR Rate Loans, shall apply to the Foreign Swing Loans.
4.1.4    [Reserved].
4.1.5    Rate Quotations. The Borrowers may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.
4.2    Interest Periods. At any time when the Borrowers shall select, convert to or renew a LIBOR Rate Option, the Borrowers shall notify the Administrative Agent thereof by delivering a Loan Request to the Administrative Agent (i) at least three (3) Business Days prior to the effective date of such LIBOR Rate Option with respect to a Loan denominated in Dollars, and (ii) at least four (4) Business Days prior to the effective date of such LIBOR Rate Option with respect to an Optional Currency Loan. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:
4.2.6    Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples of, and not less than, the respective amounts set forth in Section 2.5.1 [Revolving Credit Loan Requests]; and

4.2.7    Renewals. In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.
4.3    Interest After Default. To the extent permitted by Law, (i) automatically upon the occurrence of an Event of Default of the type described in Section 9.1.1 or Section 9.1.12, and (ii) upon written demand by the Required Lenders to the Administrative Agent (which demand the Administrative Agent shall forward to the Parent promptly following receipt) upon the occurrence of an Event of Default, other than as described in clause (i) above, in each case until such time such Event of Default shall have been cured or waived:
4.3.3    Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;
4.3.4    Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is Paid In Full; and
4.3.5    Acknowledgment. The Borrowers acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Administrative Agent.
4.4    LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.
4.4.7    Unascertainable. If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:
(i)    adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or
(ii)    a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].
4.4.8    Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that:
(iii)    the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(iv)    such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or
(v)    after making all reasonable efforts, deposits of the relevant amount in Dollars or in the Optional Currency, as applicable, for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].
4.4.9    Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a LIBOR Rate Option or select the Optional Currency, as applicable, shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrowers have previously notified the Administrative Agent of its selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrowers shall, subject to the Borrowers’ indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan or select Dollars, or (ii) prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.
4.5    Selection of Interest Rate Options. If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, as applicable to Revolving Credit Loans, commencing upon the last day of the existing Interest Period.

5.	PAYMENTS
5.1    Payments; Bifurcation.
5.1.8    Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 2:00 p.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to (i) the Administrative Agent at the Principal Office for the account of the Domestic Swing Loan Lender with respect to the Domestic Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds and (ii) the Foreign Swing Loan Lender at the Principal Office with respect to the Foreign Swing Loans and in immediately available funds (and the Foreign Swing Loan Lender shall provide prompt notice of each such payment to the Administrative Agent); provided that in the event payments are received by 2:00 p.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in the Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an “account stated”. All payments of principal and interest made in respect of the Loans must be repaid in the same currency (whether Dollars or the Optional Currency) in which such Loan was made and all unpaid drawings with respect to each Letter of Credit shall be made in the same currency (whether Dollars or the Optional Currency) in which such Letter of Credit was issued. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the applicable Borrower with the Administrative Agent.
5.1.9    Bifurcation. For the avoidance of doubt, each of the Loan Parties and each of the Lenders acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the Obligations of the Foreign Loan Parties under this Agreement or any of the other Loan Documents shall be separate and distinct from the Obligations of any Domestic Loan Party including, without limitation, the Parent, and shall be expressly limited to the Obligations of Harko, VAC or another Foreign Loan Party. In furtherance of the foregoing, each of the parties acknowledges and agrees that the liability of any Foreign Loan Party for the payment and performance of its covenants, representations and warranties set forth in this Agreement and the other Loan Documents shall be several from but not joint with the Obligations of the Parent and any other Domestic Loan Party; and the Collateral of the Foreign Loan Parties shall not secure or be applied in satisfaction, by way of payment, prepayment or otherwise, of all or any portion of the Obligations of the Parent and any other Domestic Loan Party. Each Borrower hereby jointly and severally unconditionally and irrevocably guarantees the full and punctual payment and performance when due of all the Obligations of the Foreign Guarantors owing to any Lender or any Lender Affiliate, including, without limitation, Obligations and liabilities under any Lender Provided Commodity Hedge, any Lender Provided Interest Rate Hedge (other than Excluded Hedge Liability or Liabilities), any Lender Provided Foreign Currency Hedge (other than Excluded Hedge Liability or Liabilities), and any Other Lender Provided Financial Service Product.
5.2    Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Sections 4.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to the applicable Swing Loan Lender according to Section 2.6.5 [Borrowings to Repay Swing Loans].
5.3    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and
(ii)    the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
5.4    Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate (or, for payments in the Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
5.5    Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise), except to the extent otherwise provided in the agreements governing any Lender Provided Commodity Hedge, Lender Provided Foreign Currency Hedge, Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Product.
5.6    Voluntary Prepayments.
5.6.12    Right to Prepay. The Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8[Increased Costs] and Section 5.10 [Indemnity]). Whenever a Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 2:00 p.m. at least one (1) Business Day (or shorter period agreed by the Administrative Agent in its sole discretion) prior to the date of prepayment of the Revolving Credit Loans denominated in Dollars, and at least four (4) Business Days prior to the date of prepayment of any Optional Currency Loans, or no later than 2:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:
(w)    the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x)    a statement indicating the application of the prepayment between the Revolving Credit Loans and, as applicable, Domestic Swing Loans or Foreign Swing Loans;
(y)    a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the LIBOR Rate Option applies; and
(z)    the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $100,000 for any Domestic Swing Loan, $100,000 or €100,000, as applicable, for any Foreign Swing Loan or $1,000,000 for any Revolving Credit Loan.
All prepayment notices shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of one or more securities offerings, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights], if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to the Revolving Credit Loans to which the Base Rate Option applies, then to Revolving Credit Loans which are not Optional Currency Loans to which the LIBOR Rate Option applies, then to Optional Currency Loans, then to Domestic Swing Loans, then to Foreign Swing Loans. Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 5.10 [Indemnity]. Prepayments shall be made in the currency in which such Loan was made unless otherwise directed by the Administrative Agent.
5.6.13    Replacement of a Lender. In the event any Lender (i) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrowers to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender (including pursuant to Section 2.11.2 [Notices From Lenders on Optional Currency Restrictions]), (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrowers may, at their sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)    the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction or elimination of such compensation or payments thereafter; and
(iv)    such assignment does not conflict with applicable Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
5.6.14    Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8 [Increased Costs], or the Borrowers are or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment
5.7    Mandatory Prepayments.
5.7.2    Reserved.
5.7.3    Currency Fluctuations. If on any Computation Date as a result of a change in exchange rates between the Optional Currency and Dollars (i) the Revolving Facility Usage is equal to or greater than the Revolving Credit Commitments, (ii) the Revolving Facility Usage in respect of Loans and Letters of Credit Obligations denominated in the Optional Currency exceeds an amount equal to 105% of the Optional Currency Sublimit, (iii) the Revolving Facility Usage in respect of Loans and Letters of Credit Obligations owed by Harko or VAC exceeds an amount equal to 105% of the Foreign Borrower Sublimit, or (iv) the Letter of Credit Obligations in the aggregate exceed an amount equal to 105% of the Letter of Credit Sublimit, then the Administrative Agent shall notify the Borrowers of the same.  The applicable Borrowers shall, within one (1) Business Day after receiving such notice, as applicable:
(a)    in the case of clause (i), (ii) or (iii), pay or prepay (subject to Borrowers’ indemnity obligations under Sections 5.8 [Increased Costs] and 5.10 [Indemnity]) Loans such that, after giving effect to such payments or prepayments, as applicable, (1) the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments, (2) the Revolving Facility Usage in respect of Loans and Letters of Credit Obligations denominated in the Optional Currency shall not exceed the Optional Currency Sublimit, and (3) the Revolving Facility Usage in respect of Loans and Letters of Credit Obligations owed by Harko or VAC shall not exceed the Foreign Borrower Sublimit or
(b)    in the case of clause (iv), provide Cash Collateral for Letter of Credit Obligations in a sufficient amount such that, after giving effect to such Cash Collateral, the Letter of Credit Obligations in the aggregate, minus the amount of such Cash Collateral provided pursuant to this clause (b), shall not exceed the Letter of Credit Sublimit.
5.7.4    Application Among Interest Rate Options. All prepayments required pursuant to this Section 5.7 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans denominated in Dollars and subject to a LIBOR Rate Option, then to Optional Currency Loans. In accordance with Section 5.10 [Indemnity], but subject at all times to Section 2.1.3 [Certain Limitations] and Section 5.1.2 [Bifurcation], the Borrowers shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a LIBOR Rate Option on any day other than the last day of the applicable Interest Period.
5.8    Increased Costs.
5.8.3    Increased Costs Generally. If any Change in Law shall:
(vi)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;
(vii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(viii)    impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrowers will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
5.8.4    Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.
5.8.5    Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
5.8.6    Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.9    Taxes.
5.9.1    Issuing Lender. For purposes of this Section 5.9 [Taxes], the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA.
5.9.2    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
5.9.3    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
5.9.4    Indemnification by the Loan Parties. The Domestic Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. The Foreign Loan Parties shall jointly and severally indemnify each Recipient within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, but solely with respect to payments required to be made by, or in respect of Loans, interest thereon or other Obligations owed by, Harko or VAC, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
5.9.5    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5 [Indemnification by the Lenders].
5.9.6    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
5.9.7    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,
(A)    any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify such Borrower and the Administrative Agent in writing of its legal inability to do so.
5.9.8    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9.8 [Treatment of Certain Refunds]), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
5.9.9    Survival. Each party’s obligations under this Section 5.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.
5.10    Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], and without duplication of thereof, but subject at all times to Section 2.1.3 [Certain Limitations] and Section 5.1.2 [Bifurcation], the Parent (on a joint and several basis for itself and the other Borrowers) and Harko and VAC (on a several basis) shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:
(ix)    payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),
(x)    attempt by a Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments], or
If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.
This Section 5.10 [Indemnity] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
5.11    Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and the Swing Loan Lenders may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment date as provided for herein and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.

5.12    Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures by which the Person then serving as Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.
5.13    Indemnity in Certain Events. The obligation of Borrowers in respect of any sum due from the Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal lending procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

6.	REPRESENTATIONS AND WARRANTIES
6.1    Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:
6.1.6    Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. Each Loan Party and each Material Subsidiary of each Loan Party (i) is a corporation, partnership, limited liability company or other organization duly organized or formed, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts, (iii) is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where the failure do so would not reasonably be expected to result in a Material Adverse Change, (iv) solely in the case of each such Loan Party, has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance with all Laws (other than Environmental Laws, which are specifically addressed in Section 6.1.14 [Environmental Matters], and Anti-Terrorism Laws, which are specifically addressed in Section 6.1.16 [Anti-Terrorism Laws]) applicable to it, except (A) where such Law is being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made, or (B) where the failure to do so would not constitute a Material Adverse Change, and (vi) has valid title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens or except where the failure to do so would not reasonably be expected to result in a Material Adverse Change. No Event of Default or Potential Default exists or is continuing.
6.1.7    Subsidiaries and Owners; Investment Companies. As of the Closing Date, Schedule 6.1.2 states the name of each Subsidiary of the Parent, its jurisdiction of organization and the amount, percentage and type of Equity Interests in such Subsidiary. The Parent and each Material Subsidiary of the Parent has valid title to all the Equity Interests of each such Subsidiary that it purports to own, free and clear in each case of any Lien (other than Permitted Liens arising by operation of Law), and all such Equity Interests have been validly issued, fully paid and nonassessable (to the extent, with respect to Foreign Subsidiaries, that nonassessable is applicable). None of the Loan Parties or Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”
6.1.8    Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with its terms except as may be limited by Debtor Relief Laws or by general principles of equity.
6.1.9    No Conflict; Material Agreements; Consents. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents). There is no default that would reasonably be expected to result in a Material Adverse Change under such material agreement (referred to above), any other Contractual Obligation by which any Loan Party or any of its Material Subsidiaries is bound, or any restriction in any organization document, or any requirement of Law to which any Loan Party or any of its Material Subsidiaries is subject. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents, except (A) for those registrations, exemptions, orders, authorizations, consents, approvals, notices or other actions that have been made, obtained, given or taken, (B) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Administrative Agent for filing and/or recordation or (C) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not result in a Material Adverse Change.

6.1.10    Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Material Subsidiary of such Loan Party at law or in equity before any Official Body which, if determined adversely to such Loan Party or Material Subsidiary, individually or in the aggregate would reasonably be expected to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which would reasonably be expected to result in any Material Adverse Change.
6.1.11    Financial Statements.
(xv)    Historical Statements. The Parent has delivered or made available to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the three fiscal years ended December 31, 2010, December 31, 2011 and December 31, 2012. In addition, the Parent has delivered or made available to the Administrative Agent copies of its unaudited consolidated interim financial statements for the fiscal quarter ended June 30, 2013 (all such annual and interim statements being collectively referred to as the “Statements”). The Statements are correct and complete in all material respects and fairly represent in all material respects the consolidated financial condition of the Parent and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments.
(xvi)    Absence of Material Adverse Change. Since December 31, 2012, no Material Adverse Change has occurred.
6.1.12    Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing by a Loan Party or any of its Subsidiaries or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.
6.1.13    Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, written statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not materially misleading, provided that, with respect to projected financial information, other forward looking statements or general economic information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared or furnished.

6.1.14    Taxes. All material federal, state (or provincial or equivalent political subdivision), and local income tax returns required to have been filed when due with respect to each Loan Party and each Subsidiary of each Loan Party have been filed (or for which extensions have been obtained), and payment or adequate provision has been made for the payment of all material taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.
6.1.15    Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Material Subsidiary of each Loan Party owns or possesses or has a valid license for all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted by such Loan Party or Material Subsidiary, without known possible, alleged or actual conflict with the rights of others, except with respect to any conflict that would not, individually or in the aggregate, result in a Material Adverse Change.
6.1.16    Liens in the Collateral. The Liens in the Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to the Patent, Trademark and Copyright Security Agreement, the Pledge Agreements, and the Security Agreements (collectively, the “Collateral Documents”) conform to the respective requirements of each such Collateral Document.
6.1.17    Insurance. The properties of each Loan Party and each of its Material Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect (or are subject to an established program of self-insurance) and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Material Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Material Subsidiaries.
6.1.18    ERISA Compliance.
(i)    Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws, except where the failure to comply would not reasonably be expected to result in a Material Adverse Change. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Pension Plan is so qualified, or such Pension Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of the Parent, nothing has occurred which would prevent, or cause the loss of, such qualification, except in each case where the failure to do so would not reasonably be expected to result in a Material Adverse Change. Except as would not reasonably be expected to result in a Material Adverse Change, (a) the Parent and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Section 412 or Section

430 of the Code, and (b) no application for a funding waiver or an extension of any amortization period pursuant to Section 412 or Section 430 of the Code has been made with respect to any Pension Plan.
(ii)    (a) No ERISA Event has occurred or is reasonably expected to occur; (b) no Pension Plan has any funding shortfall (as defined and determined under Section 430 of the Code) for the applicable plan year; (c) neither the Parent nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (d) neither the Parent nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (e) neither the Parent nor any member of the ERISA Group has received notice pursuant to Section 4242(a)(1)(B) of ERISA that a Multiemployer Plan is in reorganization and that additional contributions are due to the Multiemployer Plan pursuant to Section 4243 of ERISA; and (f) neither the Parent nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except in the case of each of (a) through (f), where the occurrence thereof would not reasonably be expected to result in a Material Adverse Change.
6.1.19    Environmental Matters. Each Loan Party is and, to the knowledge of each respective Loan Party, each of its Material Subsidiaries is and has been in compliance with applicable Environmental Laws except where the failure to comply would not reasonably be expected to result in a Material Adverse Change.
6.1.20    Solvency. On the Closing Date and after giving effect to the initial Loans hereunder, the Loan Parties taken as a whole are Solvent.
6.1.21    Anti-Terrorism Laws. No Covered Entity is a Sanctioned Person, (ii) no Covered Entity, either in its own right or, to the best of the Loan Parties’ knowledge, through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income directly from Investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; and (iii) the Covered Entities are in compliance, in all material respects, with all Anti-Terrorism Laws. .
6.1.22    Status Of Obligations. The Obligations constitute “Senior Debt” and “Designated Senior Debt” (or any other terms of similar meaning and import) under any Subordinated Indebtedness (to the extent the concept of Designated Senior Debt (or similar concept) exists therein), or any refinancing thereof (to the extent the concept of Designated Senior Debt (or similar concept) exists therein). “Subordinated Indebtedness” means unsecured Indebtedness that is expressly subordinated to the prior payment in full in cash of the Obligations on customary terms and conditions.
6.2    [Reserved].

7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make the Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the satisfaction of the following further conditions:
7.1    First Loans and Letters of Credit.
7.1.10    Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:
(xvii)    A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that (A) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects, and (B) no Event of Default or Potential Default exists;
(xviii)    A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary (or equivalent officers otherwise named) of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state (or equivalent political subdivision) official where such documents are filed in a state (or equivalent political subdivision) office together with certificates from the appropriate state (or equivalent political subdivision) officials as to the continued existence and good standing of each Loan Party in each state where organized;
(xix)    This Agreement and each of the other Loan Documents signed by an Authorized Officer and (to the extent, if any, required to be signed by applicable Law) all appropriate financing statements and appropriate stock powers and certificates evidencing the pledged Collateral;
(xx)    A written opinion of counsel for the Loan Parties, dated the Closing Date and as to the matters set forth in Schedule 7.1.1;
(xxi)    Evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured, mortgagee and lender loss payee;
(xxii)    [Reserved];
(xxiii)    All material consents required to effectuate the transactions contemplated hereby;
(xxiv)    Evidence that the Existing Credit Agreement has been terminated, and all outstanding obligations thereunder have been paid (other than reimbursement obligations in respect of the Existing Letters of Credit; provided that letter of credit issuance and risk participation fees thereunder, other than fees due upon presentation of drafts, shall be paid) and all Liens securing such obligations have been released;
(xxv)    A Lien search in acceptable scope and with acceptable results; and
(xxvi)    Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.
7.1.11    Payment of Fees. The Borrowers shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document.
7.2    Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations, warranties of the Loan Parties shall then be true and correct in all material respects, (A) except for such representations and warranties that refer expressly to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (B) except further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Change” or similar language shall be true and correct (after giving effect to such qualification therein) in all respects as of such date, (ii) no Event of Default or Potential Default shall have occurred and be continuing, and (iii) the applicable Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request, Swing Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.

8.	COVENANTS
The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:
8.1    Affirmative Covenants.
8.1.1    Preservation of Existence, Etc. Except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.], each Loan Party shall, and shall cause each of its Subsidiaries to, (i) maintain its legal existence as a corporation, limited partnership, limited liability company or other organization (except, solely in the case of Non-Material Subsidiaries, where the failure to do so would not reasonably be expected to result in a Material Adverse Change) and (ii) its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to do so under this clause (ii) would not reasonably be expected to cause a Material Adverse Change.
8.1.2    Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Material Subsidiaries to, duly pay and discharge all material liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all material taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including material taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made or except to the extent that the failure to pay any such liability would not constitute an Event of Default and would not reasonably be expected to result in a Material Adverse Change.
8.1.3    Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured, and in such amounts (after giving effect to any self-insurance compatible with the following standards) as similar properties and assets are insured, by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers. The Loan Parties shall comply with the covenants and provide the endorsement set forth on Schedule 8.1.3 relating to property and related insurance policies covering the Collateral.
8.1.4    Maintenance of Properties and Leases. Each Loan Party shall, and shall cause each of its Material Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.
8.1.5    Visitation Rights. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent and (when an Event of Default has occurred and is continuing) any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as the Administrative Agent, or (when an Event of Default has occurred and is continuing) any of the Lenders, may reasonably request, provided that each Lender shall provide the Borrowers and the Administrative Agent with reasonable notice prior to any visit or inspection, provided further that, except during the continuance of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise its rights to have visits and inspections under this Section 8.1.5, and that the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrowers’ expense, provided further, that when an Event of Default has occurred and is continuing the Administrative Agent or any such Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent; provided that any such audit shall be at the sole expense of such Lender.
8.1.6    Keeping of Records and Books of Account. The Borrowers shall, and shall cause each Subsidiary of the Borrowers to, maintain and keep proper books of record and account which enable the Borrowers and their Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrowers or any Subsidiary of the Borrowers, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.
8.1.7    Compliance with Laws; Use of Proceeds. Except to the extent that such Laws are covered by the covenants in Section 8.1.9 [Anti-Terrorism Laws; International Trade Compliance], each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 if (a) such requirement of Law is being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made, or (b) any failure to comply with any Law would not reasonably be expected to result in a Material Adverse Change. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Proceeds] and as permitted by applicable Law.
8.1.8    Further Assurances; Post-Closing Covenant. (a) Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its sole discretion may reasonably deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.
(b)    Notwithstanding the provisions of Section 7.1 [First Loans and Letters of Credit], the documents and tasks expressly identified on Schedule 8.1.8 hereto shall not constitute conditions that are required to be performed prior to the effectiveness of this Agreement; provided that the Loan Parties shall execute and deliver the documents and complete the tasks set forth on Schedule 8.1.8, in each case within the time limits specified on such schedule and subject to extensions permitted by such schedule.
8.1.9    Anti-Terrorism Laws; International Trade Compliance. (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or, to the best of the Loan Parties’ knowledge, through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income directly from Investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) use the Loans to fund any operations in, finance any Investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity of a Covered Entity, (d) each Covered Entity shall comply in all material respects with all Anti-Terrorism Laws, and (e) the Borrowers shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.
8.1.10    Keepwell. Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a)

guarantees the prompt payment and performance of all Swap Obligations owed by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non‑Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.10, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 8.1.10 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 8.1.10 constitute, and this Section 8.1.10 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II) of the CEA.
8.1.11    Covenant to Guaranty Obligations and Give Security. Upon (a) the formation or acquisition of any new direct or indirect Subsidiary organized under the laws of the United States, Germany or the Netherlands (other than a Non-Material Subsidiary) by any Loan Party or (b) any Subsidiary ceasing to constitute a Non-Material Subsidiary, the Parent shall, in each case:
(i)    as soon as reasonably practicable and in any case on or prior to thirty (30) days for Domestic Guarantors and sixty (60) days for Foreign Guarantors after such formation, acquisition or designation (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion):
(A)    cause each such Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty Agreement or guaranty joinder, in form and substance reasonably satisfactory to the Administrative Agent, providing a Guaranty Agreement of the Obligations of the Parent, Harko and VAC, as applicable, subject to any limitations required by local Law; provided that (x) the Guaranty Agreement by a CFC shall apply only to the Obligations of Harko and VAC, (y) no CFC shall guarantee the Obligations of the Parent, and (z) recourse under any Guaranty Agreement by a Foreign Holding Company shall be limited to Collateral pledged by such Foreign Holding Company;
(B)    cause each such Subsidiary that is required to become a Guarantor pursuant to this Section 8.1.11 to duly execute and deliver to the Administrative Agent supplements to the Security Agreement and other applicable Loan Documents, as specified by, and in form and substance reasonably satisfactory to the Administrative Agent (consistent with Security Agreement and other applicable Loan Documents), in each case granting a Lien in substantially all personal property of such Subsidiary (subject to the limitations set forth in the Security Agreement and other applicable Loan Documents), securing the Obligations of such Subsidiary under its Guaranty Agreement; provided that (x) no assets of a CFC shall be pledged in support of the Obligations of the Parent, (y) no more than 65% of the equity interests of a CFC shall be pledged in support of the Obligations of the Parent, and (z) none of the equity interests of a Foreign Holding Company shall be pledged in support of the Obligations of the Parent;
(C)    cause each such Subsidiary that is required to become a Guarantor pursuant to this Section 8.1.11 to deliver any and all certificates representing Equity Interests owned by such Subsidiary in another Subsidiary that is a Loan Party or a Material Subsidiary and is organized under the laws of Canada, the United States, the United Kingdom, Finland, Germany, or the Netherlands or, if applicable in the case of Equity Interests of Foreign Subsidiaries and, to the extent required by the applicable Security Agreements or Pledge Agreements, cause the legal representative(s) of such Subsidiary to register the transfer of the Equity Interests in the relevant share registers of such Subsidiary, in each applicable case accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and, to the extent required by the applicable Security Agreements or Pledge Agreements, instruments, if any, evidencing the intercompany debt held by such Subsidiary, if any, indorsed in blank to the Administrative Agent or accompanied by other appropriate instruments of transfer;
(D)    take and cause such Subsidiary to take whatever reasonable action under applicable Law (including the filing of Uniform Commercial Code financing statements or comparable documents or instruments), registration of such Lien in appropriate public registers and delivery of certificates evidencing stock and membership interests) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting perfected Liens on the properties purported to be subject to the Loan Documents delivered pursuant to this Section 8.1.11, enforceable against all third parties in accordance with their terms; and
(ii)    as soon as reasonably practicable and in any case on or prior to thirty (30) days for Domestic Guarantors and sixty (60) days for Foreign Guarantors after the reasonable request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent a signed copy of customary legal opinions, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties (or, where customary in the applicable jurisdiction, the Administrative Agent) reasonably acceptable to the Administrative Agent as to such matters set forth in Section 8.1.11(i) as the Administrative Agent may reasonably request (it being agreed that the form and substance of such opinions shall be substantially similar to the legal opinions delivered pursuant to Section 7.1.1 [Deliveries]).
(iii)    to the extent applicable, cause such Subsidiary to institute and complete a “whitewash” or comparable procedure to the extent necessary under the applicable Laws of any relevant jurisdiction so as to enable such Subsidiary to legally and validly provide a Guaranty Agreement and grant a first-priority and, to the extent required by the applicable Collateral Documents, perfected security interest in the Equity Interests it owns in its Subsidiaries and all of its other assets constituting Collateral under the Loan Documents in the manner, and within the time periods required by, this Section 8.1.11.
Notwithstanding the foregoing, (i) the Administrative Agent shall not take a security interest in or Lien, or require any of the items it is entitled to require or request pursuant to Section 8.1.11 or other similar items with respect to those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other Tax, or similar items) exceeds the practical benefit to the Lenders of the security afforded thereby, (ii) Liens required to be granted pursuant to this Section 8.11.1, and actions required to be taken, including to perfect such Liens, shall be subject to exceptions and limitations consistent with those set forth in the Collateral Documents, and (iii) no Subsidiary will be required to give a Guaranty, or grant a security interest in their property to the extent that:
(A)    it has delivered a legal opinion in form and substance reasonably satisfactory to the Administrative Agent to the effect that it is not within the legal capacity of such Subsidiary to do so, or would conflict with the fiduciary duties of such Subsidiary’s directors or contravene any prohibition or material contractual restriction or regulatory condition (unless any such prohibition, restriction or condition would be rendered ineffective or unlawful pursuant to any of Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code or other applicable Law) or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer or director of such Person,
(B)    the giving of such Guaranty or the grant of such security interest requires the consent of any third party (unless any such requirement for consent would be rendered ineffective or unlawful pursuant to any of Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code or other applicable Law), or
(C)    such Guaranty or grant of security interest would reasonably be expected to cause the provisions of Section 5.1.2 [Bifurcation] to be breached.
8.2    Negative Covenants.
8.2.1    Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:
(i)    Indebtedness under the Loan Documents;
(ii)    Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions, refinancings, replacements or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1;
(iii)    Indebtedness incurred with respect to Capital Leases and other Purchase Money Security Interests as and to the extent not prohibited under Section 8.2.2 [Liens; Lien Covenants; Restrictions on Funds Transfer] or Section 8.2.14 [Capital Expenditures and

Leases], so long as the aggregate unpaid principal balance of all such Indebtedness does not at any time exceed $35,000,000;
(iv)    (A) Indebtedness of a Loan Party that is owed to another Loan Party, (B) Indebtedness of a Loan Party that is owed to a Subsidiary that is not a Loan Party, in each case which is unsecured and subordinated to the Obligations pursuant to the Intercompany Subordination Agreement, and (C) Indebtedness of a Subsidiary that is not a Loan Party that is owed to a Loan Party in respect of an Investment permitted pursuant to clause (xx) of Section 8.2.4 [Loans and Investments];
(v)    Any (A) Lender Provided Interest Rate Hedge, (B) Lender Provided Foreign Currency Hedge, (C) other Interest Rate Hedge or Foreign Currency Hedge approved by the Administrative Agent, (D) Indebtedness under any Other Lender Provided Financial Services Products or (E) Lender Provided Commodity Hedge; provided however that the Loan Parties shall enter into a Commodity Hedge, Interest Rate Hedge or Foreign Currency Hedge only for hedging (rather than speculative) purposes;
(vi)    Guarantees by (A) any Loan Party in respect of Indebtedness of any other Loan Party otherwise permitted hereunder, (B) any Subsidiary that is not a Loan Party in respect of Indebtedness of any Loan Party or any other Subsidiary that is not a Loan Party that is otherwise permitted hereunder, and (C) any Loan Party in respect of any Indebtedness of any Subsidiary that is not a Loan Party to the extent permitted pursuant to Section 8.2.4 [Loans and Investments] hereof;
(vii)    Indebtedness of a Subsidiary acquired after the Closing Date or an entity merged into or consolidated with the Parent or a Subsidiary after the Closing Date and Indebtedness assumed in connection with the acquisition of assets, in each case pursuant to a Permitted Acquisition or an Investment pursuant to clause (xx) of Section 8.2.4 [Loans and Investments], which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or amalgamation and is not created in contemplation of such event, and any permitted refinancing, replacement, renewal or extension thereof;
(viii)    Indebtedness representing deferred compensation to employees of the Parent, any Loan Party or any other Subsidiary;
(ix)    Indebtedness incurred in a Permitted Acquisition or disposition under agreements providing for indemnification, the adjustment of the purchase price or similar adjustments;
(x)    Indebtedness and other obligations in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management agreements and deposit accounts in the ordinary course of business;
(xi)    Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xii)    Indebtedness (including obligations in respect of letters of credit or bank guarantees or similar instruments) incurred by the Parent, any Borrower or any other Subsidiary constituting reimbursement obligations in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed within 30 days following such drawing or incurrence;
(xiii)    obligations in respect of surety, stay, customs and appeal bonds, performance bonds and performance and completion guarantees provided by the Parent, any Borrower or any other Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business and consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(xiv)    Indebtedness in respect of any bankers’ acceptance, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business;
(xv)    Indebtedness of Subsidiaries that are not Loan Parties so long as the aggregate unpaid principal balance of all such Indebtedness does not at any time exceed $25,000,000; and
(xvi)    other Indebtedness incurred after the Closing Date that is unsecured so long as (A) immediately after the incurrence of any such Indebtedness the Leverage Ratio (measured, after giving effect to such incurrence, as of the end of the fiscal quarter or fiscal year for which financial statements are required to have been delivered most recently pursuant to Section 8.3.1 [Quarterly Financial Statements] or Section 8.3.2 [Annual Financial Statements], as the case may be, and after giving effect to any transactions occurring contemporaneously with the incurrence of such Indebtedness, including, without limitation, giving effect to any repayment of any Indebtedness and giving effect on a Pro Forma Basis to any Permitted Acquisition that is made contemporaneously with the proceeds of such Indebtedness) would not exceed 3.00 to 1.00, and (B) with respect to Indebtedness that exceeds $50,000,000 in aggregate principal amount at the time of its incurrence or issuance, (1) the stated maturity of such Indebtedness shall not be earlier than the date that is six (6) months after the Expiration Date, and (2) the financial covenants and events of default to which such Indebtedness is subject are not more restrictive in any material respect than the Financial Covenants and Events of Default under this Agreement, as determined in the good faith judgment of an Authorized Officer of the Parent, unless the Loan Parties agree to amend this Agreement such that the condition in this clause (B) would be satisfied upon the execution of such amendment.
8.2.2    Liens; Restrictions on Funds Transfer. Each of the Loan Parties shall not, and shall not permit any of its Material Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.
8.2.3    Guaranties. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty of Indebtedness, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person to repay Indebtedness, except for Guaranties permitted under Section 8.2.1 and Section 8.2.4 [Loans and Investments].
8.2.4    Loans and Investments. Each of the Loan Parties shall not, and shall not permit any of its Material Subsidiaries to, at any time make or suffer to remain outstanding any Investment, except:
(xi)    trade credit extended on usual and customary terms in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(xii)    advances to employees, officers and directors of the Parent, other Loan Parties and Material Subsidiaries to meet expenses incurred by such employees in the ordinary course of business;
(xiii)    Permitted Acquisitions and other transactions permitted under Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions];
(xiv)    Investments (A) by any Loan Party in or to any other Loan Party, (B) by any Material Subsidiary that is not a Loan Party in or to any Loan Party; provided that if such Investment under this clause (B) is Indebtedness, it shall be Indebtedness permitted under clause (B) of Section 8.2.1(iv), or (C) by any Material Subsidiary that is not a Loan Party in or to any other Subsidiary that is not a Loan Party;
(xv)    Investments existing or contemplated on the date hereof and set forth on Schedule 8.2.4 and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment disclosed on Schedule 8.2.4;
(xvi)    Investments in Swaps permitted by Section 8.2.1 [Indebtedness];
(xvii)    promissory notes and other noncash consideration received in connection with dispositions permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries];
(xviii)    Investments in the ordinary course of business consisting of endorsements of instruments for collection or deposit;
(xix)    Investments (including debt obligations and Equity Interests) received in connection with (1) the bankruptcy or reorganization of any Person and in settlement of obligations of, or disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and (2) the non-cash proceeds of any disposition permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries];

(xx)    advances of payroll payments to employees in the ordinary course of business;
(xxi)    Guarantees by the Parent or any Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(xxii)    Investments to the extent the consideration paid therefor consists of Equity Interests of the Parent;
(xxiii)    Investments consisting of promissory notes issued by any Loan Party or any Material Subsidiary to future, present or former officers, directors and employees, members of management, or consultants of the Parent or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Parent, to the extent the applicable Restricted Payment is permitted by Section 8.2.5 [Restricted Payments];
(xxiv)    Investments of a Subsidiary acquired after the Closing Date or of an entity merged into the Parent or merged into or consolidated with a Subsidiary after the Closing Date, in each case (A) to the extent such acquisition, merger or consolidation was or is permitted under Section 8.2.6 and (B) only so long as such Investments were not made in contemplation of or in connection with such acquisition, merger, consolidation or amalgamation and were in existence on the date of such acquisition, merger, consolidation or amalgamation;
(xxv)    Guarantees permitted under Section 8.2.1 (except to the extent such Guarantee is expressly subject to Section 8.2.4);
(xxvi)    Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;
(xxvii)    advances to any supplier consisting of prepayments for raw materials purchased for consumption or processing in the ordinary course of business and pursuant to arrangements designed to assure an adequate supply of such raw materials;
(xxviii)    Permitted Investments;
(xxix)    Investments consisting of Indebtedness permitted by Section 8.2.1 [Indebtedness], Liens permitted by Section 8.2.2 [Liens], Restricted Payments permitted by Section 8.2.5 [Restricted Payments], fundamental changes permitted by Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], dispositions permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries], and repurchases of Equity Interests permitted by Section 8.2.8 Affiliate Transactions];
(xxx)    in addition to the Investments permitted above, other Investments, so long as, with respect to each Investment under this clause (xx), immediately after giving effect to the reduction of the Investments Basket that is required by clause (c) of the definition of

“Investments Basket” with respect to such Investment, the Investments Basket would not be less than zero ($-0-).
8.2.5    Restricted Payments. Each of the Loan Parties shall not, and shall not permit any of its Material Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any Restricted Payment, except:
(i)    Restricted Payments made by any Subsidiary of the Parent to the Parent or any other Subsidiary of the Parent and, in the case of a Restricted Payment by a Subsidiary that is not directly or indirectly owned by the Parent, to (A) the Parent or such other Subsidiary and (B) to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests or more favorable basis from the perspective of the Parent or such other Subsidiary,
(ii)    so long as no Potential Default or Event of Default shall have occurred and be continuing at the time of declaration, Restricted Payments made by the Parent to the holders of its Equity Interests not in excess in any fiscal year of $10,000,000; provided that if the Restricted Payments made pursuant to this clause (ii) shall be less than $10,000,000 in any fiscal year, the difference between $10,000,000 and the amount of Restricted Payments actually declared and paid in such fiscal year shall be available to declare and pay Restricted Payments in subsequent fiscal years; provided further that in no event shall the amount of Restricted Payments made pursuant to this clause (ii) exceed $20,000,000 in any fiscal year;
(iii)    noncash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;
(iv)    Restricted Payments or other distributions payable solely in the Equity Interests of the Parent;
(v)    Restricted Payments, the proceeds of which are used by the Parent to make cash payments in lieu of the issuance of fractional shares in connection with the exercise warrants, options or other securities convertible into or exchangeable for Equity Interests of the Parent; provided that any such cash payment shall not be for the purpose of evading the limitations set forth in this Section 8.2.5 (as determined in good faith by the board of directors or any authorized committee thereof); and
(vi)    in addition to the Restricted Payments permitted above, so long as no Potential Default or Event of Default shall have occurred and be continuing at the time of declaration, other Restricted Payments, so long as, with respect to each Restricted Payment under this clause (vi), immediately after giving effect to the reduction of the Restricted Payments Basket that is required by clause (c) of the definition of “Restricted Payments Basket” with respect to such Restricted Payment, the Restricted Payments Basket would not be less than zero ($-0-).
8.2.6    Liquidations, Mergers, Consolidations, Acquisitions. Each of the Loan Parties shall not, and shall not permit any of its Material Subsidiaries to, dissolve (other than a dissolution contemplated by Section 8.2.7(v)), liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets of, or the assets constituting a business or a division or line of business of, a Person or Equity Interests of any other Person, except that:
(i)    any Subsidiary (other than a Borrower) may merge, amalgamate or consolidate with or liquidate into (A) any Borrower so long as such Borrower shall be the continuing or surviving Person, (B) any one or more Subsidiaries; provided that when any Subsidiary that is a Loan Party is merging, amalgamating or consolidating with another Subsidiary, a Loan Party shall be the continuing or surviving Person, or (C) any other Person in order to effect a Permitted Acquisition or an Investment permitted under clause (iv) or clause (xiv) of Section 8.2.4 [Investments] so long as the continuing or surviving Person is a Subsidiary which shall be or becomes a Loan Party;
(ii)    Non-Material Subsidiaries may consolidate or merge into other Non-Material Subsidiaries; and
(iii)    the Parent or any Subsidiary may effect a Permitted Acquisition.
8.2.7    Dispositions of Assets or Subsidiaries. Each of the Loan Parties shall not, and shall not permit any of its Material Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of Equity Interests of a Subsidiary of such Loan Party), except:
(iii)    transactions involving the sale of inventory in the ordinary course of business;
(iv)    any sale, transfer or lease of obsolete or worn-out assets or assets which are no longer necessary or required in the conduct of such Loan Party’s or such Subsidiary’s business;
(v)    any sale, transfer or lease of assets which are replaced by substitute assets acquired or leased in compliance with Section 8.2.14 [Capital Expenditures and Leases]; provided that such substitute assets, if owned by a Loan Party, are subject to the Administrative Agent’s Prior Security Interest as and to the extent provided on the applicable Collateral Document;
(vi)    any sale, transfer, lease or other disposition identified by the Parent in a writing delivered to the Administrative Agent on or prior to the Closing Date;
(vii)    any sale, transfer, lease or other disposition of non-core assets, including Equity Interests, acquired in connection with a Permitted Acquisition to the extent the Parent identified such assets to the Administrative Agent promptly after the Permitted Acquisition;
(viii)    dispositions of property by the Parent or any Subsidiary to the Parent or any other Subsidiary (including any such disposition effected pursuant to a merger, liquidation or dissolution that is otherwise permitted under Section 8.2.4 [Loans and Investments] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions]); provided that if the transferor of such property is a Loan Party then (A) the transferee thereof must be a Loan Party or (B) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 8.2.4 and any Indebtedness corresponding to such Investment is permitted by Section 8.2.1;
(ix)    dispositions of accounts receivable in connection with the collection or compromise thereof;
(x)    leases, subleases, licenses or sublicenses of property (including intellectual property and software) and which do not materially interfere with the business of the Parent and the Subsidiaries, taken as a whole;
(xi)    transfers of property subject to Involuntary Dispositions upon receipt of the net cash proceeds of such Involuntary Disposition;
(xii)    dispositions of Investments in joint ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements;
(xiii)    any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;
(xiv)    the termination of any Swap;
(xv)    dispositions of cash or cash equivalents so long as such disposition does not cause the breach of any prohibition or limitation binding on the Parent or any of its Subsidiaries in this Agreement; and
(xvi)    any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (xii) above, provided that (A) the aggregate sale price or consideration (or imputed value in the case of leases by reference to rentals payable thereunder to the extent determinable) of the assets that are the subject of all such sales, transfers and leases made in any fiscal year shall not exceed an amount equal to 10% of the consolidated total assets of the Parent and its Subsidiaries as of the end of fiscal year of the Parent most recently ended, and (B) at least 75% sale price or consideration in any such sale, transfer or lease shall be paid in cash concurrently with the consummation thereof.
8.2.8    Affiliate Transactions. Each of the Loan Parties shall not, and shall not permit any of its Material Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party) with any Affiliate of any Loan Party, unless such transaction is not otherwise prohibited by this Agreement, is upon fair and reasonable arm’s-length terms and conditions, when taken as a whole, substantially as favorable to such Loan Party or Material Subsidiary as would be obtainable by such Loan Party or Material Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, which terms and conditions shall be in accordance with all applicable Law, other than:
(i)    transactions between a Loan Party or any Material Subsidiary and a Loan Party or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which a Material Subsidiary is the surviving entity);
(ii)    entering into employment, consulting and severance and other payment arrangements between the Parent or a Material Subsidiary and its respective officers, consultants and employees, as determined in good faith by the board of directors or senior management of the relevant Person;
(iii)    the payment of fees, expenses, indemnities or other payments pursuant to, and transactions pursuant to, the permitted agreements in existence on the Closing Date set forth on Schedule 8.2.8 or any amendment thereto to the extent such an amendment is not adverse when taken as a whole in any material respect to the interests of the Lenders or the Administrative Agent;
(iv)    Restricted Payments permitted under Section 8.2.5;
(v)    (A) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put-call rights or similar rights with employees, officers or directors, and (B) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto; and
(vi)    transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;
8.2.9    [Reserved].
8.2.10    Continuation of or Change in Business. Each of the Loan Parties shall not, and shall not permit any of its Material Subsidiaries to, engage in any business other than the businesses engaged in by them as of the Closing Date, or any business or any business substantially related, incidental or complimentary thereto. Each Foreign Holding Company shall not engage in any material business or operations or acquire any assets or incur any liabilities other than (i) holding the ownership interests of one or more CFCs, and (ii) such other activities as are required or prudent in connection with the maintenance of good standing and administration of such Loan Party.
8.2.11    Fiscal Year. The Parent shall not, and shall not permit any Subsidiary of the Parent to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.
8.2.12    [Reserved].

8.2.13    Changes in Organizational Documents. Each of the Loan Parties shall not, and shall not permit any of its Material Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to its Equity Interests), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents if such change would be adverse in any material respect to any interest of the Lenders or the Administrative Agent.
8.2.14    Capital Expenditures. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, make in any fiscal year any payments on account of Capital Expenditures if immediately after giving effect to the reduction of the Capital Expenditures Basket that is required by clause (c) of the definition of “Capital Expenditures Basket” with respect to such Capital Expenditure, the Capital Expenditures Basket for such fiscal year would be less than zero ($-0-).
8.2.15    [Reserved].
8.2.16    Maximum Leverage Ratio. The Loan Parties shall not permit the Leverage Ratio as of the end of any fiscal quarter to exceed 3.50 to 1.0.
8.2.17    Minimum Interest Coverage Ratio. The Loan Parties shall not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense of the Parent and its Subsidiaries, calculated as of the end of each fiscal quarter for the four (4) fiscal quarters then ended, to be less than 3.00 to 1.0.
8.2.18    [Reserved].
8.2.19    Limitation on Negative Pledges and Other Restrictions. Each of the Loan Parties shall not, and shall not permit any Subsidiary to, enter into or suffer to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that
(a)    limits the ability (i) of any Loan Party or Material Subsidiary to make Restricted Payments to any Loan Party or other Subsidiaries that own its Equity Interests or to otherwise transfer property to such Loan Party or other Subsidiaries, (ii) of any Material Subsidiary to Guaranty the Indebtedness of the Borrowers or (iii) of the Parent or any Material Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; or
(b)    requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided, however, that the foregoing shall not apply to Contractual Obligations which
(1)    (A) exist on the date hereof and (to the extent not otherwise permitted by this Section 8.2.19) are listed on Schedule 8.2.19 hereto and (B) to the extent Contractual Obligations permitted by clause (A) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension, replacement or refinancing of such Indebtedness so long as such renewal, extension, replacement or refinancing does not expand the scope of the restrictions described in clause (a), or this clause (b) that are contained in such Contractual Obligation,

(2)    are binding on a Material Subsidiary at the time such Material Subsidiary first becomes a Material Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Material Subsidiary,
(3)    are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.2.4 [Loans and Investments],
(4)    are restrictions imposed by any agreement related to Indebtedness permitted by Section 8.2.1 [Indebtedness], to the extent such restrictions are not more restrictive, taken as a whole, than the restrictions contained in this Agreement,
(5)    are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto,
(6)    comprise restrictions or Liens imposed by any agreement relating to Indebtedness permitted pursuant to Section 8.2.1 to the extent that such restrictions apply only to the property or assets securing such Indebtedness,
(7)    are customary provisions restricting subletting or assignment of any lease governing a leasehold interest,
(8)    are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;
(9)    restrictions imposed by Applicable Law,
(10)    customary restrictions and conditions contained in the document relating to any Lien, so long as (A) such Lien is a permitted under Section 8.2.2 and such restrictions or conditions relate only to the specific asset subject to such Lien and (B) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 8.2.19,
(11)    restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business,
(12)    customary limitations and restrictions in agreements entered into to effect a disposition permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries]; and
(13)    any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Parent, no more restrictive with respect to such Restricted Payment and other payment restrictions than those contained in the Restricted Payment or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
8.3    Reporting Requirements. The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:
8.3.15    Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Parent and its Subsidiaries, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or a Financial Officer of the Parent as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.
8.3.16    Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Parent, financial statements of the Parent and its Subsidiaries consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of any so-called ‘going concern’ qualification and any scope of audit qualification (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur).
8.3.17    Certificate of the Parent. Concurrently with the financial statements of the Parent and its Subsidiaries furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a “Compliance Certificate”) of the Parent signed by the Chief Executive Officer, President or a Financial Officer of the Parent, in the form of Exhibit 8.3.3.
8.3.18    Notices.
8.3.18.1    Default. Promptly after any Authorized Officer of the Parent has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.
8.3.18.2    Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which if adversely determined would constitute a Material Adverse Change.

8.3.18.3    Casualty. Notice of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline if such loss or decline would reasonably be expected to cause a Material Adverse Change, promptly following an Authorized Officer becoming aware of any such loss or decline in value.
8.3.18.4    Other Reports. Promptly upon their becoming available to the Borrowers:
(i)    Annual Budget. The annual consolidated budget of the Parent and its Subsidiaries, to be supplied not later than ninety (90) days after the commencement of the fiscal year to which such budget is applicable,
(ii)    SEC Reports; Shareholder Communications. Reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by the Parent with the Securities and Exchange Commission.
(iii)    Other Information. Such other reports and information relating to the Parent and its Subsidiaries and their business, property and liabilities, including proposed Permitted Acquisitions, as any of the Lenders may from time to time reasonably request.
Documents required to be delivered pursuant to Section 8.3.1, Section 8.3.2 and clauses (i) and (ii) of Section 8.3.4.4 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet; or (ii) on which such documents are posted on the Parent’s behalf on IntraLinks/IntraAgency/SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) upon the request of the Administrative Agent, the Parent shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender and (B) the Parent shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery of or maintaining its copies of such documents.

9.	DEFAULT
9.1    Events of Default. An “Event of Default” shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):
9.1.20    Payments Under Loan Documents. The Borrowers shall fail to pay (i) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) or any Reimbursement Obligation on the date on which such principal or Reimbursement Obligation becomes due in accordance with the terms hereof or thereof, or (ii) any interest on any Loan, any Commitment Fee, any Letter of Credit Fee or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days of the date on which such interest or other amount becomes due in accordance with the terms hereof or thereof;
9.1.21    Breach of Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;
9.1.22    Anti-Terrorism Laws. Any representation or warranty contained in Section 6.1.16 [Anti-Terrorism Laws] is or becomes false or misleading at any time;
9.1.23    Breach of Negative Covenants, Visitation Rights or Anti-Terrorism Laws. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.5 [Visitation Rights], Section 8.1.9 [Anti-Terrorism Laws; International Trade Law Compliance] or Section 8.2 [Negative Covenants];
9.1.24    Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) notice of such default by the Administrative Agent, and (ii) knowledge of such default by an Authorized Officer of the Parent;
9.1.25    Defaults in Other Agreements or Indebtedness. A default or event of default shall occur and be continuing at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $25,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;
9.1.26    Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of $25,000,000 in the aggregate (net of any amounts that are covered by insurance or bonded) shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;
9.1.27    Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;
9.1.28    Proceedings Against Assets. Collateral having a value in excess of $25,000,000 is attached, seized, levied upon and the same is not released, vacated or fully bonded within sixty (60) days thereafter;
9.1.29    Events Relating to Pension Plans and Multiemployer Plans. An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Parent or any member of the ERISA Group under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount that would reasonably be expected to result in a Material Adverse Change, or the Parent or any member of the ERISA Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, and such failure would reasonably be expected to result in a Material Adverse Change;
9.1.30    Change of Control. A Change of Control shall occur; or
9.1.31    Relief Proceedings. A Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party or any Subsidiary of a Loan Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature.
9.2    Consequences of Event of Default.
9.2.19    Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 through 9.1.11 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

9.2.20    Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.12 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and
9.2.21    Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are (i) subject to the provisions of Section 2.1.3 [Certain Limitations] and Section 5.1.2 [Bifurcation] and (ii) in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and
9.2.22    Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until Payment in Full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall, subject to the provisions of Section 2.1.3 [Certain Limitations] and Section 5.1.2 [Bifurcation], be applied as follows:
(i)    First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and each Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and the Swing Loan Lenders in proportion to the respective amounts described in this clause First payable to them;
(ii)    Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;
(iii)    Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
(iv)    Fourth, to payment of (or, as applicable, to Cash Collateralize) that portion of the Obligations constituting unpaid principal of the Loans, unpaid or outstanding Letter of Credit Obligations and payment obligations then owing under Lender Provided Commodity Hedges, Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders that provide Lender Provided Commodity Hedges, Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Fourth held by them; and
(v)    Last, the balance, if any, to the Loan Parties or as required by Law.
Notwithstanding anything to the contrary in this Section 9.2.4, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 9.2.4.

10.	THE ADMINISTRATIVE AGENT
10.1    Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
10.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.3    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
10.6    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrowers (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
If the Person serving as the Administrative Agent resigns as Administrative Agent under this Section 10.6, such resigning Person shall also resign as an Issuing Lender if it is then an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of such resigning Person as the retiring Issuing Lender and Administrative Agent and such resigning Person shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by such resigning Person, if any, outstanding at the time of such succession or make other arrangement satisfactory to such resigning Person to effectively assume the obligations of PNC with respect to such Letters of Credit.
10.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.8    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Co-Syndication Agents, or Co-Documentation Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.
10.9    Administrative Agent’s Fee. The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Parent and Administrative Agent, as amended from time to time.
10.10    Authorization to Release Collateral and Guarantors. The Lenders and Issuing Lenders authorize the Administrative Agent to release (i) any Collateral consisting of assets or Equity Interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties in a transaction permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] or if such Guarantor is designated by the Parent (upon delivery of evidence reasonably satisfactory to the Administrative Agent) to be a Non-Material Subsidiary.
10.11    No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

11.	MISCELLANEOUS
11.1    Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Parent, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:
11.1.5    Increase of Commitment. Increase the amount of the Revolving Credit Commitment or Incremental Term Loan Commitment, if any, of any Lender hereunder without the consent of such Lender;
11.1.6    Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan, the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby (other than as a result of waiving the applicability of any post-default increase in interest rates and fees or any changes to the definition of, or the components of the definition of, “Leverage Ratio”);
11.1.7    Release of Collateral or Guarantor. Except for sales of assets permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries] and releases permitted under Section 10.10

[Authorization to Release Collateral and Guarantors], release all or substantially all of the Collateral or any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or
11.1.8    Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Lenders], Section 10.3 [Exculpatory Provisions], Section 5.3 [Sharing of Payments by Lenders], Section 9.2.4 [Application of Proceeds] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders;
provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender, or a Swing Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lender or such Swing Loan Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Parent shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
In addition, this Agreement (including provisions regarding pro rata payments or sharing of payments) may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders wishing to participate (and no other consent shall be required) to implement one or more “amend and extend” transactions, (a) which “amend and extend” transactions may be effected through the addition of one or more additional tranches to this Agreement, (b) to permit the extensions of credit from time to time outstanding under any such tranches described in the foregoing clause (a) and the outstanding principal and accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (c) to include appropriately the Lenders participating in any such tranches described in the foregoing clause (a) in (i) any determination of the Required Lenders and (ii) provisions regarding pro rata payments or sharing of payments; provided that the terms of the relevant “amend and extend” transaction provide that an offer to participate in the relevant transaction be made available to all Lenders of the relevant class of Loans and/or Commitments on a pro rata basis. For the avoidance of doubt (A) this paragraph shall supersede any provision of this Section 11.1 to the contrary, and (B) any such “amend and extend” amendment or restatement shall not provide for an increase in the aggregate principal amount of

Loans or Commitments hereunder unless such increase is (1) pursuant to the terms and conditions of Section 3 [Increase In Revolving Credit Commitments; New Term Loan Commitments] or (2) approved by the Required Lenders.
Notwithstanding anything to the contrary contained in this Section 11.1, (a) the Loan Documents and related documents executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the Parent without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Loan Document or other document to be consistent with this Agreement and the other Loan Documents and (b) if following the Closing Date, the Administrative Agent and the Parent shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.
11.2    No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.
11.3    Expenses; Indemnity; Damage Waiver.
11.3.10    Costs and Expenses. The Parent shall pay (i) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent and one local counsel in each relevant jurisdiction), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, due diligence, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out‑of‑pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent to the extent provided in Section 8.1.5 [Visitation Rights]. Each Loan Party, the Administrative Agent, the Issuing Lender, each Swing Loan Lender and each Lender agree that, absent circumstances reasonably approved by the Borrowers, costs and expenses shall not be deemed “reasonable” if invoiced more than six (6) months after the date of service or incurrence thereof.
11.3.11    Indemnification by the Borrowers. The Parent (on a joint and several basis for itself and all other Loan Parties) and each of Harko and VAC (on a several basis solely as to itself) shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrowers under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising from actual or alleged liability under Environmental Laws or pertaining to environmental liabilities or claims thereof, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3.2 [Indemnification by the Borrowers] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
11.3.12    Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrowers] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.
11.3.13    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
11.3.14    Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.
11.4    Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
11.5    Notices; Effectiveness; Electronic Communication.
11.5.1    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.
11.5.2    Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their respective sole discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
11.5.3    Change of Address, Etc. Any party hereto may change its address, e‑mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
11.6    Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
11.7    Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8    Successors and Assigns.
11.8.1    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
11.8.2    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owed to it); provided that any such assignment shall be subject to the following conditions:
(iii)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in clause (i)(A) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, or $5,000,000, in the case of an Incremental Term Loan of such assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).
(iv)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(v)    Required Consents. No consent shall be required for any assignment except for:
(A)    the consent of the Administrative Agent, each Swing Loan Lender and the Issuing Lender (which shall not be unreasonably withheld or delayed) shall be required unless such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and
(B)    the consent of the Parent (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and
(C)    the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).
(vi)    Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500 (unless such processing and recordation fee is waived by the Administrative Agent in its sole discretion) and any Tax forms required to be provided under Section 5.9 [Taxes], and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.
(vii)    No Assignment to Borrowers. No such assignment shall be made to a Borrower or any of a Borrower’s Affiliates or Subsidiaries.
(viii)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
(ix)    No Assignment to Disqualified Lender or Defaulting Lender. No such assignment shall be made to a Defaulting Lender or a Disqualified Lender.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Etc.], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].
11.8.3    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
11.8.4    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or any Borrower or any of any Borrower’s Affiliates or Subsidiaries, a Defaulting Lender or a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.4 [Libor Rate Unascertainable, Etc.], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of Different Lending Office] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
11.8.5    Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
11.8.6    Maintaining German Law Security. Each Loan Party accepts and confirms, for the purpose of sections 401, 412 and 1250 para. 1(1) of the German Civil Code (Bürgerliches Gesetzbuch) that all guarantees, indemnities and security granted by it under any Collateral Document governed by the laws of Germany will, notwithstanding any assignment or transfer in accordance with this Section 11.8, continue and be preserved for the benefit of the assignee and each of the other parties secured in accordance with the terms of such Collateral Documents.
11.9    Confidentiality.
11.9.1    General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National

Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that unless specifically prohibited by applicable Law or court order, the Administrative Agent, each Lender and the Issuing Lender shall make reasonable efforts to notify the Parent of any such subpoena or similar legal process prior to disclosure of such Information, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in (excluding in any case, a Disqualified Lender), any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (vii) with the consent of the Borrowers or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
11.9.2    Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to any Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].
11.10    Counterparts; Integration; Effectiveness.
11.10.1    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e‑mail shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11    CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
11.11.1    Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.
11.11.2    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
11.11.3    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.
11.11.4    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN

SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
WITHOUT LIMITING THE TERMS OR EFFECTIVENESS OF ANY OF THE PRECEDING PROVISIONS OF THIS SECTION 11.11.4, EACH FOREIGN LOAN PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE PARENT, AT ITS ADDRESS FROM TIME TO TIME SET FORTH ON SCHEDULE 1.1(B), AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMON, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH FOREIGN LOAN PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINT AND AGENT IN THE UNITED STATES OF AMERICA ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT.
11.11.5    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.12    Obligations of Parent. Notwithstanding anything to the contrary in this Agreement, none of the assets of Harko, VAC, and any other CFC, and each of their Subsidiaries, shall serve directly or indirectly as security for the Obligations of the Parent within the meaning of Section 1.956-2(c)(2) of the United States Treasury Regulations.
11.13    USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.
11.14    [Reserved].
11.15    Parallel Debt (German Law).

11.15.1    Each Borrower agrees, by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis), that in respect of any Corresponding Debt (defined below) it will owe the same amount in full to the Administrative Agent and that, accordingly, the Administrative Agent will have its own independent right to request payment of amounts equal to, and in the currency of, the respective Corresponding Debt. The Parallel Debt (defined below) of each Borrower (i) shall become due and payable at the same time as its Corresponding Debt, and (ii) is independent and separate from, and without prejudice to, its Corresponding Debt.
11.15.2    The Parallel Debt of a Borrower shall be (i) decreased to the extent that is Corresponding Debt has been irrevocably and unconditionally paid or discharged, and (ii) increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of a Borrower shall be (x) decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged, and (y) increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of a Borrower shall never exceed its Corresponding Debt.
11.15.3    All amounts received or recovered by the Administrative Agent in connection with this Section 11.15 to the extent permitted by applicable law, shall, prior to the occurrence of an Event of Default, be applied to the Obligations in such order as Administrative Agent may determine, and after and during the continuance of an Event of Default, be applied in accordance with Section 9.2 hereof.
11.15.4    For purposes of this Section 11.15, (i) “Parallel Debt” shall mean any amount which a Borrower owes to the Administrative Agent under this Section 11.15, (ii) “Corresponding Debt” means any amount which a Borrower owes to a Lender under or in connection with any Loan Document, and (iii) the Administrative Agent (x) is the independent and separate creditor of each Parallel Debt, (y) acts in its own name and not as Administrative Agent, representative or trustee of the Lenders and its claims in respect of each Parallel Debt shall not be held on trust, and (z) shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).
11.15.5    This Section 11.15 applies for the purpose of determining the secured obligations in the transaction security documents governed by German law.
11.16    German Limitation Language.
11.16.1    The restrictions in this Section 11.16 shall apply to any Obligation of any Loan Party (i) incorporated in Germany as a limited liability company (GmbH) (each a “German Guarantor”) (ii) or organized as a limited partnership under the laws of the Federal Republic of Germany with a GmbH as its general partner (GmbH & Co. KG), in each case resulting from such Loan Party’s liability for Obligations owed by a direct or indirect shareholder of such Loan Party or any Subsidiary of such shareholder (with the exception of Subsidiaries which are also Subsidiaries of the respective Loan Party) (collectively, the “Cross Liability Obligations”). In relation to any other amounts guaranteed, the guarantee of the respective Loan Party remains unlimited.

11.16.2    The restrictions in this Section 11.16 shall not apply to the extent the Cross Liability Obligation is owed in respect of (i) loans to the extent they are on-lent to a German Guarantor or any of its direct or indirect Subsidiaries and such amount is not repaid or (ii) bank guarantees, letters of credit or any other financial or monetary instrument issued for the benefit of any of the creditors of a German Guarantor or any of its direct or indirect Subsidiaries.
11.16.3    Restrictions on Payment
(i)    The parties to this Agreement agree that if payment under a Cross-Liability Obligation would cause the amount of a German Guarantor’s net assets, as calculated pursuant to Section 11.16.4 below, to fall below the amount of its registered share capital (Stammkapital) or increase an existing shortage of its registered share capital in each case in violation of section 30 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (“GmbHG”), (such event is hereinafter referred to as a “Capital Impairment”), then the Administrative Agent shall, subject to paragraphs (ii) to (iii) below, demand payment under the Cross-Liability Obligation from such German Guarantor only to the extent such Capital Impairment would not occur.
(ii)    If a German Guarantor does not notify the Administrative Agent in writing (the “Management Notification”) within twenty (20) Business Days after the Administrative Agent notified such German Guarantor of its intention to demand payment under the Cross-Liability Obligation that a Capital Impairment would occur (setting out in reasonable detail to what extent a Capital Impairment would occur, providing an up-to-date pro forma balance sheet and a statement if and to what extent a realization or other measures undertaken in accordance with the mitigation provisions set out in Section 11.16.5 would not prevent such Capital Impairment), then the restrictions set out in paragraph (i) above shall not apply.
(iii)    If the Administrative Agent disagrees with the Management Notification, such German Guarantor shall instruct Auditors to prepare an Auditors’ Determination (both as defined in Section 11.16.6 below). If such German Guarantor does not provide an Auditors’ Determination within thirty (30) Business Days from the date on which the Administrative Agent has notified such German Guarantor of its objection against the Management Notification then the restrictions set out in paragraph (i) above shall not apply and the Administrative Agent shall not be obliged to assign or make available to such German Guarantor any net proceeds realized.
11.16.4    Net Assets. The calculation of net assets (the “Net Assets”) shall be determined in accordance with the provisions of the German Commercial Code (Handelsgesetzbuch) (“HGB”) consistently applied by a German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss according to Section 42 GmbHG, Sections 242, 264 HGB) in the previous years, save that the following balance sheet items shall be adjusted as follows:
(i)    the amount of any increase in a German Guarantor’s registered share capital which was carried out after such German Guarantor became a party to this Agreement without the prior written consent of the Administrative Agent shall be deducted from the amount of such German Guarantor’s registered share capital;

(ii)    loans provided to a German Guarantor by the Parent or any of its Subsidiaries shall be disregarded, if and to the extent that such loans are subordinated or are considered subordinated by law or by contract at least to the rank pursuant to section 39 (1) No. 5 of the German Insolvency Code (Insolvenzordnung), provided that such German Guarantor is, as a consequence of payment under the Cross-Liability Obligation, entitled to a reimbursement claim against the relevant lender and is entitled to set-off such reimbursement claim against the relevant repayment claim under such loans;
(iii)    any funds borrowed by any Borrower under this Agreement which have been or are on-lent to a German Guarantor or to any of its direct or indirect Subsidiaries and have not yet been repaid at the time when payment under the Cross-Liability Obligation is demanded, shall be disregarded;
(iv)    loans or other contractual liabilities incurred by a German Guarantor in breach of the Loan Documents shall not be taken into account as liabilities.
11.16.5    Mitigation. Each German Guarantor shall:
(i)    realize, to the extent legally permitted in a situation where it does not have sufficient Net Assets to maintain its registered share capital, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets to the extent this is necessary to fulfill its obligations under the Loan Documents and provided that such assets are not necessary for such German Guarantor’s business (betriebsnotwending); and
(ii)    take measures (including, without limitation, setting-off claims or dissolution of hidden reserves) to increase the amount of Net Assets to the extent that such German Guarantor is legally permitted to do so and provided that it is commercially justifiable to take such measures.
11.16.6    Auditors’ Determination.
(i)    If a German Guarantor claims that a Capital Impairment would occur on payment under the Cross-Liability Obligations, such German Guarantor may (at its own cost and expense) arrange for the preparation of a balance sheet as of the date on which the payment under this Cross-Liability Obligation is sought (Stichtagsbilanz) by a firm of recognized auditors (the “Auditors”) in order to have such Auditors determine whether (and if so, to what extent) any payment under this Cross-Liability Obligation would cause a Capital Impairment (the “Auditors’ Determination”) and whether (and if so, to what extent) a realization or other measures undertaken in accordance with the mitigation provisions set out in Section 11.16.5 above would not prevent such Capital Impairment).
(ii)    The Auditors’ Determination shall be prepared, taking into account the adjustments set out in Section 11.16.4 above, by applying the generally accepted accounting principles applicable from time to time in the Federal Republic of Germany (Grundsätze ordnungsmäßiger Buchführung) based on the same principles and evaluation methods as constantly applied by such German Guarantor in the preparation of its unconsolidated financial statements, in particular in the preparation of its most recent annual balance sheet, and taking into consideration applicable court rulings of German courts. Subject to Section 11.16.8, such Auditors’ Determination shall be binding on such German Guarantor and the Administrative Agent except in case of manifest error.
(iii)    Even if such German Guarantor arranges for the preparation of an Auditors’ Determination, such German Guarantor’s obligations under the mitigation provisions set out in Section 11.16.5 shall continue to exist.
11.16.7    Improvement of Financial Condition.     If, after it has been provided with an Auditors’ Determination which prevented it from demanding any or only partial payment under the Cross-Liability Obligation, the Administrative Agent ascertains in good faith that the financial condition of a German Guarantor as set out in the Auditors’ Determination has substantially improved (in particular, if such German Guarantor has taken any action in accordance with the mitigation provisions set out in Section 11.16.5), the Administrative Agent may, at such German Guarantor’s cost and expense, arrange for the preparation of an updated balance sheet of such German Guarantor by applying the same principles that were used for the preparation of the Auditors’ Determination by the Auditors who prepared the Auditors’ Determination pursuant to Section 11.16.6(i) above in order for such Auditors to determine whether (and, if so, to what extent) the Capital Impairment has been cured as a result of the improvement of the financial condition of such German Guarantor. The Administrative Agent may demand payment under the Cross-Liability Obligations to the extent that the Auditors determine that the Capital Impairment has been cured.
11.16.8    No waiver. Nothing in this Section 11.16 shall limit the enforceability (other than as specifically set out herein), legality or validity of the Cross-Liability Obligations or prevent the Administrative Agent from claiming in court that the provision of the Cross-Liability Obligations and/or making payments under the Cross-Liability Obligation by a German Guarantor does not fall within the scope of section 30 GmbHG. The Administrative Agent’s rights to any remedies it may have against a German Guarantor shall not be limited if, due to a change of law or final binding decision of the German Federal Supreme Court (Budesgerichtshof), the provision of the Cross-Liability Obligations and/or making payments under the Cross-Liability Obligations by such German Guarantor does not fall within the scope of section 30 GmbHG. The agreement of the Administrative Agent to abstain from demanding any or part of the payment under the Cross-Liability Obligations in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Agreement or any other Loan Document to the Administrative Agent.
11.16.8    Certain Limitation. In the case of a Loan Party organized as a limited partnership under the laws of the Federal Republic of Germany with a GmbH as its general partner (GmbH & Co. KG) payment under this Agreement or any other Loan Document may be demanded up to an amount which does not cause such Loan Party to be over-indebted. For any further demand under this Agreement or other Loan Document against such Loan Party the aforementioned provisions shall apply mutatis mutandis and all references to net assets shall be construed as a reference to the net assets of the general partner of such Loan Party.
11.17    German Civil Code Release. Each Loan Party hereby releases any and all Persons acting on its behalf pursuant to the terms of this Agreement from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (restriction of self-dealing).

11.18    Parallel Debt A (Dutch Law).The Parent agrees, that in respect of any Corresponding Debt A it will owe the same amount in full to the Administrative Agent and that, accordingly, the Administrative Agent will have its own separate and independent right to request payment of amounts equal to, and in the currency of, the respective Corresponding Debt A. The Parallel Debt A of the Parent (i) shall become due and payable at the same time as its Corresponding Debt A, and (ii) is independent and separate from, and without prejudice to, its Corresponding Debt A (Parallel Debt A).
11.18.1    The Parallel Debt A of the Parent shall be (i) decreased to the extent that its Corresponding Debt A has been irrevocably and unconditionally paid or discharged, and (ii) increased to the extent that its Corresponding Debt A has increased, and the Corresponding Debt A of the Parent as the case may be shall be (x) decreased to the extent that its Parallel Debt A has been irrevocably and unconditionally paid or discharged, and (y) increased to the extent that its Parallel Debt A has increased, in each case provided that the Parallel Debt A of a the Parent shall never exceed its Corresponding Debt A.
11.18.2    All amounts received or recovered by the Administrative Agent in connection with this Section 11.18 to the extent permitted by applicable law, shall, prior to the occurrence of an Event of Default, be applied to the Obligations in such order as Administrative Agent may determine, and after and during the continuance of an Event of Default, be applied in accordance with Section 9.2 hereof.
11.18.3    For purposes of this Section 11.18, (i) “Parallel Debt A” shall mean any amount which the Parent owes to the Administrative Agent under this Section 11.18, (ii) “Corresponding Debt A” means any amount which the Parent owes to a Lender under or in connection with any Loan Document, and (iii) the Administrative Agent (x) is the independent and separate creditor of each Parallel Debt A, (y) acts in its own name and not as Administrative Agent, representative or trustee of the Lenders and its claims in respect of each Parallel Debt A shall not be held on trust, and (z) shall have the independent and separate right to demand payment of each Parallel Debt A in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).
11.18.4    This Section 11.18 applies for the purpose of determining the secured obligations in the transaction security documents governed by Dutch law.
11.19    Parallel Debt B (Dutch law).
11.19.1    Each Foreign Loan Party agrees, that in respect of any Corresponding Debt B it will owe the same amount in full to the Administrative Agent and that, accordingly, the Administrative Agent will have its own separate and independent right to request payment of amounts equal to, and in the currency of, the respective Corresponding Debt B. The Parallel Debt B of each Foreign Loan Party (i) shall become due and payable at the same time as its Corresponding Debt B, and (ii) is independent and separate from, and without prejudice to, its Corresponding Debt B (Parallel Debt B).

11.19.2    The Parallel Debt B of each Foreign Loan Party shall be (i) decreased to the extent that its Corresponding Debt B has been irrevocably and unconditionally paid or discharged, and (ii) increased to the extent that its Corresponding Debt B has increased, and the Corresponding Debt B of each Foreign Loan Party as the case may be shall be (x) decreased to the extent that its Parallel Debt B has been irrevocably and unconditionally paid or discharged, and (y) increased to the extent that its Parallel Debt B has increased, in each case provided that the Parallel Debt B of a Foreign Loan Party shall never exceed its Corresponding Debt B.
11.19.3    All amounts received or recovered by the Administrative Agent in connection with this Section 11.19 to the extent permitted by applicable law, shall, prior to and during the occurrence of an Event of Default, be applied to the Obligations in such order as Administrative Agent may determine, and after an Event of Default, be applied in accordance with Section 9.2 hereof.
11.19.4    For purposes of this Section 11.19, (i) “Parallel Debt B” shall mean any amount which a Foreign Loan Party owes to the Administrative Agent under this Section 11.19, (ii) “Corresponding Debt B” means any amount which a Foreign Loan Party owes to a Lender under or in connection with any Loan Document, and (iii) the Administrative Agent (x) is the independent and separate creditor of each Parallel Debt B, (y) acts in its own name and not as Administrative Agent, representative or trustee of the Lenders and its claims in respect of each Parallel Debt B shall not be held on trust, and (z) shall have the independent and separate right to demand payment of each Parallel Debt B in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).
11.19.5    This Section 11.19 applies for the purpose of determining the secured obligations in the transaction security documents governed by Dutch law.

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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:                    OM GROUP, INC.

By: /s/ Christopher M. Hix
Name:    Christopher M. Hix
Title: Vice President and Chief Financial Officer

HARKO C.V.

By: OMG Harko Holdings, LLC,
its general partner

By: /s/ Christopher M. Hix
Name: Christopher M. Hix
Title: Vice President

VAC GERMANY GMBH

By: /s/ Valerie Gentile Sachs
Name:    Valerie Gentile Sachs
Title: Managing Director

COMPUGRAPHICS U.S.A. INC.
OMG AMERICAS, INC.
OMG ELECTRONIC CHEMICALS, LLC
OMG ENERGY HOLDINGS, INC.
OMG HARKO HOLDINGS, LLC

By: /s/ Christopher M. Hix
Name:    Christopher M. Hix
Title: Vice President

EAGLEPICHER TECHNOLOGIES, LLC
EAGLEPICHER MEDICAL POWER, LLC

By: /s/ Emily Russell
Name: Emily Russell
Title: Secretary

EPEP HOLDING COMPANY, LLC

By: EaglePicher Technologies, LLC,
its sole member

By: /s/ Emily Russell
Name: Emily Russell
Title: Secretary

OMG GERMANY SUBSIDIARY
HOLDING GMBH

By: /s/ Valerie Gentile Sachs
Name:    Valerie Gentile Sachs
Title:    Managing Director

OMG BORCHERS GMBH

By: /s/ Michael Stanko
Name: Michael Stanko
Title: Managing Director

OMG GERMANY HOLDING GMBH

By: /s/ Valerie Gentile Sachs
Name:    Valerie Gentile Sachs
Title:    Managing Director

VAC BETEILIGUNGS-GMBH

By: /s/ Valerie Gentile Sachs
Name:    Valerie Gentile Sachs
Title:    Managing Director

VAC FINANZIERUNG GMBH

By: /s/ Valerie Gentile Sachs
Name:    Valerie Gentile Sachs
Title:    Managing Director

VAC PARTICIPATION GMBH

By: /s/ Valerie Gentile Sachs
Name:    Valerie Gentile Sachs
Title:    Managing Director

VACUUMSCHMELZE GMBH & CO. KG

By: VAC Finanzierung GmbH, its general partner

By: /s/ Valerie Gentile Sachs
Name: Valerie Gentile Sachs
Title: Managing Director

OMG KOKKOLA CHEMICALS HOLDING (TWO) B.V.

A private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) with corporate seat in Hoorn

By: /s/ Valerie Gentile Sachs
Name: Valerie Gentile Sachs
Title: Managing Director A

By: /s/ H.J. Witsenburg
                        Name: H.J. Witsenburg
Title: Authorized Representative of Intertrust         (Netherlands) B.V. (Managing Director B)

By: /s/ T.M.R.M. Shyamnarain
Name: T.M.R.M. Shyamnarain
Title: Authorized Representative of Intertrust                                 (Netherlands) B.V. (Managing Director B)

VAC NETHERLANDS B.V.

A private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) with corporate seat in Hoorn
By: /s/ Hartmut Eisele
Name: Dr. Hartmut Eisele
Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Lender, the Issuing Lender and a Swing Loan Lender

By: /s/ Christian S. Brown
Name: Christian S. Brown
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By: /s/ Matthew Buzzelli
Name: Matthew Buzzelli
Title: SVP

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Jeffery A. White
Name: Jeffery A. White
Title: Vice President

BNP PARIBAS, as a Lender

By: /s/ Kwang Kyun Choi
Name: Kwang Kyun Choi
Title: Vice President

and
By: /s/ Pawel Zelezik
Name: Pawel Zelezik
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender and a Swing Loan Lender

By: /s/ Dana J. Moran
Name: Dana J. Moran
Title: Vice President

FIFTH THIRD BANK, as a Lender

By: /s/ Martin H. McGinty
Name: Martin H. McGinty
Title: Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By: /s/ Joe Tonges
Name: Joe Tonges
Title: Senior Vice President

RBS CITIZENS, N.A., as a Lender

By: /s/ Joshua Botnick
Name: Joshua Botnick
Title: Relationship Manager

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

MIZUHO BANK, LTD., as a Lender

By: /s/ James R. Fayen
Name: James R. Fayen
Title: Deputy General Manager

SCHEDULE 1.1(A)
PRICING GRID--
VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

Level	Leverage Ratio	Commitment Fee	Letter of Credit Fee	Base Rate Spread	LIBOR Rate Spread
I	Equal to or less than 1.00 to 1.0	0.175%	1.125%	0.125%	1.125%
II	Greater than 1.00 to 1.0 but equal to or less than 1.75 to 1.0	0.200%	1.250%	0.250%	1.250%
III	Greater than 1.75 to 1.0 but equal to or less than 2.50 to 1.0	0.225%	1.500%	0.500%	1.500%
IV	Greater than 2.50 to 1.0 but equal to or less than 3.25 to 1.0	0.250%	1.750%	0.750%	1.750%
V	Greater than 3.25 to 1.0	0.300%	2.000%	1.000%	2.000%

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:
(a)    The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be determined on the Closing Date based on the Leverage Ratio computed on such date pursuant to a certification or other evidence reasonably satisfactory to the Administrative Agent delivered by the Parent to the Administrative Agent on the Closing Date.
(b)    The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Closing Date based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Parent]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
(c)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowers or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or Section 9 [Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Ratable Share
Name: PNC Bank, National Association Address: 1900 East Ninth Street Cleveland, OH 44114 Attention: Christian S. Brown Senior Vice President Telephone: (216) 222-8120 Telecopy: (216) 222-9396	$70,000,000	20.000000000%

Name: Bank of America, N.A. Address: 1375 E 9th ST STE 1300 Cleveland, OH 44114 Attention: Matthew Buzzelli Senior Vice President Telephone: (216) 776-4806 Telecopy: (312) 453-5222	$50,000,000	14.285714290%

Name: Wells Fargo Bank, National Association Address: 10 South Wacker MAC N8405-170 Chicago, IL 60606 Attention: Jeffrey A. White Vice President Telephone: (312) 845-8601 Telecopy: (312) 845-9735	$50,000,000	14.285714290%

Name: BNP Paribas Address: 787 Seventh Avenue New York, NY 10019 Attention: Michael Kowalczuk Relationship Manager Telephone: (212) 841-2081 Telecopy: (917) 346-7986	$35,000,000	10.000000000%

Name: JPMorgan Chase Bank, N.A. Address: 10 S. Dearborn FL 09 Chicago, IL 60603-2003 Attention: Dana J. Moran Vice-President Telephone: (312) 732-8159 Telecopy: (312) 212-5914	$35,000,000	10.000000000%

Name: Fifth Third Bank Address: 600 Superior Ave East Cleveland, OH 44114 Attention: Eric Welsch Vice President Telephone: (216) 274-5793 Telecopy: (216) 274-5441	$25,000,000	7.142857140%

Name: The Huntington National Bank Address: 125 South Wacker Drive, Suite 2840 Chicago, IL 60606 Attention: Lori Cummins-Meyer Vice President Telephone: (312) 762-2173 Telecopy: (877) 433-8992	$25,000,000	7.142857140%

Name: RBS Citizens, N.A. Address: 1215 Superior Ave. Cleveland, OH 44114 Attention: Josh Botnick Relationship Manager Telephone: (216) 277-0250	$25,000,000	7.142857140%

Name: Sumitomo Mitsui Banking Corporation, NY Branch Address: 277 Park Avenue New York, NY 10172 Attention: Patrick McGoldrick Telephone: (212) 224-4228 Telecopy: (212) 224-4384	$25,000,000	7.142857140%

Name: Mizuho Bank, Ltd. Address: 1251 Ave. Of Americas, 32nd FL New York, NY 10020 Attention: James Fayen Deputy Gen. Manager Telephone: (212) 282-4594 Telecopy: (212) 282-9075	$10,000,000	2.857142860%

Total	$350,000,000	100%

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrowers and Guarantors:
ADMINISTRATIVE AGENT
PNC Bank, National Association
Address: 1900 East Ninth Street
Cleveland, Ohio 44114
Attention: Christian S. Brown, Senior Vice President
Telephone:    (216) 222-8120
Telecopy:    (216) 222-9396
With a Copy To:
Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention:    Agency Services
Telephone:    (412) 768-0423
Telecopy:    (412) 705-2006
PARENT:
OM Group, Inc.
Address: 127 Public Square, 1500 Key Tower
Cleveland, Ohio 44114
Attention: Christopher M. Hix, Chief Financial Officer
Telephone:    216-263-7458
Telecopy:    216-263-7756

HARKO:
Harko C.V.
c/o OM Group, Inc.
Address: 127 Public Square, 1500 Key Tower
Cleveland, Ohio 44114
Attention: Christopher M. Hix, Chief Financial Officer
Telephone:    216-263-7458
Telecopy:    216-263-7756

VAC GERMANY:
VAC Germany GmbH
c/o OM Group, Inc.
Address: 127 Public Square, 1500 Key Tower
Cleveland, Ohio 44114
Attention: Christopher M. Hix, Chief Financial Officer
Telephone:    216-263-7458
Telecopy:    216-263-7756

EACH GUARANTOR:
[Name of Guarantor]
c/o OM Group, Inc.
Address: 127 Public Square, 1500 Key Tower
Cleveland, Ohio 44114
Attention: Christopher M. Hix, Chief Financial Officer
Telephone:    216-263-7458
Telecopy:    216-263-7756

SCHEDULE 1.1(E)
EXISTING LETTERS OF CREDIT

LC#	Issuing Bank	Issued	Expiration	Last amended	Beneficiary	Amount
1250037600000	PNC Bank	5/13/2008	12/1/2013	7/31/13	Barclay’s Bank PLC, Eastern Commercial	£260,000.00
1811411500000	PNC Bank	11/19/10	11/30/13	7/31/13	Societe Generale, Immeuble Cristallia	€2,324,045.00
1250037400000	PNC Bank	6/16/05	12/31/13	10/2/12	46.25 Associates	$135,000.00
1811291400000	PNC Bank	3/26/10	3/26/14	12/3/12	ACE American Insurance Co	$500,000.00
1811287900000	PNC Bank	4/14/10	4/14/14	12/4/12	Missouri Dept of Natural Resources	$967,449.40
68070525	Bank of America	4/5/12	3/15/14	1/14/13	Commerzbank AG	€288,810.38
68074327	Bank of America	4/27/12	5/1/14	3/2/13	NJ Dept of Environmental Protection	$30,000.00
68074328	Bank of America	5/9/12	7/1/14	7/16/12	European X-Ray Free-Electron Laser Facility, GmbH	€2,380,000.00
68075989	Bank of America	7/17/12	2/25/15	8/1/13	Bank of America Malaysia BHD	$18,500.00
68076565	Bank of America	8/15/12	12/27/14	8/1/13	Bank of America Malaysia BHD	$40,000.00

SCHEDULE 1.1(N)
NON-MATERIAL SUBSIDIARIES

OMG Jett, Inc. (US)

Enprotec Products Sdn Bhd (Malaysia)

OMG (Suzhou) electronic Chemicals Co. Ltd.

OMG Additives Limited (UK)

OMG UK, Ltd. (UK)

OMG(Shanghai) Trading Company Ltd. (China)

OMG Electronic Chemicals Pte Ltd. (Singapore)

OMG France Sarl (France)

OMG Borchers sas (France)

Neorem Magnets Nimgbo Co., Ltd (China)

Vacuumschelze Malaysia Sdn. Bhd. (Malaysia)

VAC Magnetic Japan KK (Japan)

VAC Magnetics Korea Yuhan Hoersa (Korea)

VAC Magnetics France Sarl (France)

Vacuumschelze Singapore Pte Ltd (Singapore)

OMG Chemicals and Magnetic Private Limited (India)

OMG Harjavalta Chemicals Holding BV (Netherlands)

Schedule 1.1(P)

Existing Liens

DEBTOR	JURISDICTION	UCC FILE NO & DATE	SECURED PARTY	COLLATERAL
OM Group, Inc.	Delaware	2009 0967288 03/26/09	Konica Minolta Business Solutions U.S.A., Inc.	Leased office equipment including: 3 Konica Minolta C451s, 8 Konica Minolta 421s, 2 Konica Minolta C550s, 2 Konica Minolta 361s
OM Group, Inc.	Delaware	2013 1910281 05/20/13	Konica Minolta Business Solutions USA, Inc.	Leased office equipment including: 4 BIZHUB 423s 1 BIZHUB 363 4 BIZHUB C454s 2 BIZHUB C55’s
EaglePicher Technologies, LLC	Delaware	4058845 1 03/02/04	Magid Glove & Safety Mfg. Co. LLC	All inventory of goods financed by Secured Party
EaglePicher Technologies, LLC	Delaware	4134548 9 05/14/04	Magid Glove & Safety Mfg. Co. LLC	All inventory of goods financed by Secured Party
EaglePicher Technologies, LLC	Delaware	2011 3825810 10/05/11	Metcalf Bank	Specific equipment
Compugraphics U.S.A. Inc.	Delaware	2009 3504419 10/23/09	4150 Friedrich Lane Investors L.P. c/o Live Oak-Gottesman, LLC	Leased property at 8900 Shoal Creek, Austin Texas, including equipment, fixtures, furniture, inventory, and other personal property owned, acquired or situated at on or within the premises (1)
OMG Americas, Inc.	Ohio	OH00145243210 09/29/10	US Bancorp	Specific equipment

Pitney Bowes has a lien on a Postage Machine (Division PO #Q001010) of EaglePicher Technologies, LLC.

Newark Inone has a lien on all inventory of goods that it finances with EaglePicher Technologies, LLC.
Red Bud Air Filter Sales has a lien on all inventory of goods that it finances with EaglePicher Technologies, LLC.
(1) To be released prior to or at Closing.

Schedule 6.1.2

Subsidiaries

Record Owner	Current Legal Entity Owned	Jurisdiction of Organization	Number of Shares Owned	Type	Certificate No.	Percentage Owned
OM Group, Inc.	Compugraphics U.S.A. Inc.	Delaware	100	Common	3	100%
OM Group, Inc. OMG Harko Holdings, LLC	Harko C.V.	Netherlands	N/A	N/A	N/A	99.9% 0.1%
OM Group, Inc.	OMG Americas, Inc.	Ohio	166 107,068	Class A Common Class C Common	1073R 1109R	100%
OM Group, Inc.	OMG Belleville Limited	Ontario, Canada	4,720,100	Common	5 & 6	100%
OM Group, Inc.	OMG Electronic Chemicals, LLC	Delaware	1	Membership Unit	3	100%
EaglePicher Technologies, LLC	EaglePicher Medical Power, LLC	Delaware	N/A	Membership Interests	N/A	100%
EaglePicher Technologies, LLC	EPEP Holding Company, LLC	Delaware	N/A	Membership Interests	N/A	100%
EPEP Holding Company, LLC	EaglePicher Energy Products ULC	Canada	11,248,008	Common	3 & 4	100%
Harko C.V.	OMG Electronic Chemicals (M) Sdn. Bhd.	Malaysia	875,000	Ordinary	10 & 11	100%
Harko C.V.	OMG Kokkola Chemicals Holding (Two) BV	Netherlands	40,004	Ordinary	N/A	100%
OMG Kokkola Chemicals Holding (Two) BV	OMG (Asia) Electronic Chemicals Co. Ltd.	Taiwan	500,000	Common	1	100%
OMG Kokkola Chemicals Holding (Two) BV	OMG (Shanghai) Trading Co., Ltd.	China	Registered Capital US$500,000	N/A	N/A	100%
OMG Kokkola Chemicals Holding (Two) BV	OMG Electronic Chemicals Pte. Ltd.	Singapore	550,000	Ordinary	28	100%
OMG Electronic Chemicals Pte. Ltd. OMG Americas, Inc.	OMG Chemicals and Magnetics Private Limited	India	799,200 800	[Equity]	1 2	99.9% .1%
OMG Kokkola Chemicals Holding (Two) B.V.	OM Group (Suzhou) Electronic Chemicals Co., Ltd.	China	Registered Capital US$6,900,000	N/A	N/A	100%
OM Group, Inc.	OMG Energy Holdings, Inc.	Delaware	100	Common	1	100%
OM Group, Inc.	OMG Germany Holding GmbH	Germany	25,000	Common	N/A	100%
OM Group, Inc.	OMG Harko Holdings, LLC	Delaware	1	Membership Unit	2	100%
OM Group, Inc.	OMG Jett, Inc.	Ohio	850	Common	2	100%
OM Group, Inc.	OMG KG Holdings, Inc.	Delaware	100	Common	R-1	100%
OM Group, Inc.	OMG UK Limited	United Kingdom	100	Common	5	100%
OMG Borchers GmbH	OMG Borchers sas	France	3,000	Ordinary	N/A	100%
OMG Electronic Chemicals Pte. Ltd.	Enprotec Products Sdn. Bhd.	Malaysia	Ringit 3	N/A	N/A	100%
OMG Electronic Chemicals Pte. Ltd.	OMG (Suzhou) Electronic Chemicals Co., Ltd.	China	Registered Capital US$4,000,000	N/A	N/A	100%
OMG Energy Holdings, Inc.	EaglePicher Technologies, LLC	Delaware	N/A	Membership Interests	N/A	100%
OMG Germany Subsidiary Holding GmbH	OMG Borchers GmbH	Germany	1	Share Capital EUR€2,046,000	N/A	100%
OMG Finland Oy	OMG Harjavalta Chemicals Holding BV	Netherlands	200	Ordinary	N/A	100%
OMG Harjavalta Chemicals Holding BV	Compugraphics International Limited	United Kingdom	1,857,503	Ordinary	3	100%
OMG Germany Subsidiary Holding GmbH	Compugraphics Jena GmbH	Germany	27,250	Common	N/A	100%
OMG Kokkola Chemicals Holding (Two) BV	OMG Finland Oy	Finland	1,528	Ordinary	1-1528	100%
OMG Germany Holding GmbH	VAC Beteiligungs-GmbH	Germany	2	Membership Units		100%
OMG Germany Holding GmbH	Vacuumschmelze Singapore Pte. Ltd.	Singapore	100,000			100%
VAC Beteiligungs-GmbH	Vacuumschmelze China Magnetics (Shenyang) Co., Ltd.	China	1			100%
VAC Beteiligungs-GmbH	VAC Magnetic France S.a.r.l	France	1			100%
VAC Beteiligungs-GmbH	VAC Netherlands B.V.	Netherlands	185	Ordinary		100%
VAC Beteiligungs-GmbH	VAC Magnetic Japan K.K.	Japan	1			100%
VAC Netherlands B.V. VAC Beteiligungs-GmbH	VAC Germany GmbH	Germany	2 1	Membership Units		71.21% 28.79%
VAC Germany GmbH	VAC Finanzierung GmbH	Germany	4	Membership Units		100%
VAC Finanzierung GmbH VAC Participation GmbH	Vacuumschmelze GmbH & Co. KG	Germany	1 1	Limited partnership Interest General partnership interest		99.9999% 0.0001%
Vacuumschmelze GmbH & Co. KG	VAC International Holding GmbH	Germany	1	Membership Units		100%
OMG Americas, Inc.	VAC Sales USA LLC	Delaware	1,000	Membership Interest	N/A	100%
Vacuumschmelze GmbH & Co. KG	Vacuumschmelze (Malaysia) Sdn. Bhd.	Malaysia	9,000,000 19,340,085	Ordinary Cumulative participating convertible redeemable preference shares		100%
Vacuumschmelze GmbH & Co. KG	Vacuumschmelze, s.r.o.	Slovakia	1			100%
OMG Finland Oy	VAC Magnetic Finland Oy	Finland	1,000			100%
VAC Magnetic Finland Oy	Neorem Magnets Oy	Finland	3,417			100%
Neorem Magnets Oy	Neorem Magnets Ningbo Co. Ltd.	China	2			100%
OMG UK Technology Limited	OMG Additives Ltd.	United Kingdom	100	Ordinary		100%
OM Group, Inc.	OMG France SARL	France	N/A	Share Capital EUR37,000	N/A	100%
OMG Kokkola Chemicals Holding (Two) BV	OMG Germany Subsidiary Holding GmbH	Germany	25,000	Membership Units		100%
OM Group, Inc.	OMG UK Technology Limited	United Kingdom	2	Ordinary	1	100%
VAC Beteiligungs GmbH	VAC Magnetic Korea Yuhan Hoesa	South Korea	10,000			100%
VAC Finanzierung GmbH	VAC Participation GmbH	Germany	1	Membership Units		100%
OMG Electronic Chemicals Pte. Ltd.	Enprotec Products Sdn Bhd	Malaysia	Ringit 3			100%
EPEP Holding Company, LLC	EaglePicher Products ULC	Canada	11,248,008	Common	3&4	100%

Schedule 7.1.1

Closing Date Opinions

Borrower’s Counsel Opinions

1.	Jones Day with respect to certain matters of United States law

2.	Jones Day with respect to certain matters of Dutch law

3.	Jones Day with respect to certain matters of German law

Lender’s Counsel Opinions

1.	Houthoff Buruma with respect to certain matters of Dutch law

2.	Squire Sanders with respect to certain matters of German law

SCHEDULE 8.1.3
INSURANCE REQUIREMENTS RELATING TO THE COLLATERAL
COVENANTS:
At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate, and (y) from time to time (but, so long as no Event of Default then exists, no more frequently than once in any fiscal year) a summary schedule indicating all casualty, general liability, products liability and business interruption insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements which include the provisions set forth below or are otherwise in form reasonably acceptable to the Administrative Agent in its discretion. Any monies received by the Administrative Agent constituting insurance proceeds (i) may, at the option of the Administrative Agent, in the case of property insurance proceeds received during the existence of an Event of Default, be applied by the Administrative Agent to the payment of the Obligations in accordance with the terms of the Credit Agreement and (ii) at such time as no Event of Default exists, shall be disbursed by the Administrative Agent to the applicable Loan Parties promptly as practicable, and in any event, within two (2) Business Day of receipt.
ENDORSEMENT:
(i) specify the Administrative Agent as an additional insured, mortgagee and lender loss payee as its interests may appear,
(ii) with respect to all property insurance policies, provide that the interest of the Lenders shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, except that the insurer shall not be obligated to maintain the insurance if cancelled pursuant and subject to clause (v) below,
(iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise,
(iv) provide that any and all rights of subrogation which the insurers may have or acquire against the Loan Parties shall be, at all times and in all respects, junior and subordinate to the prior Payment In Full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been Paid In Full and the Commitments have terminated,
(v) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until (a) with respect to a cancellation or change by reason of a failure to pay premium, at least ten (10) days after receipt by the Administrative Agent of written notice of such cancellation or change and (b) with respect to any other reason, at least thirty (30) days after receipt by the Administrative Agent of written notice of such cancellation or change,
(vi) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and
(vii) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.
SCHEDULE 8.1.8
POST-CLOSING MATTERS

All references to clauses in this Schedule are to clauses in Section 7.1.1 of this Agreement.

(1)    The Parent shall cause the Foreign Loan Parties to, as the case may be, deliver or execute and deliver to the Administrative Agent the Collateral Documents referred to below (collectively, the “Post-Closing Collateral Agreements”) and the related Equity Interest certificates and cause applicable filings and registrations for perfection, if any, to be made) required by clause (iii) (in each case, subject to the limitations set forth in the applicable Collateral Documents) no later than fifteen (15) Business Days after the Closing Date:
A. Germany
1. Account pledge agreements by each of:
a)    OMG Germany Holding GmbH
b)    VAC Beteiligungs-GmbH
c)    VAC Germany GmbH
d)    VAC Finanzierung GmbH
e)    VAC Participation GmbH
f)    Vacuumschmelze GmbH & Co. KG
g)    OMG Germany Subsidiary Holding GmbH
h)    OMG Borchers GmbH
2. Global assignment agreement by each of:
a)    OMG Germany Holding GmbH
b)    VAC Beteiligungs-GmbH
c)    VAC Germany GmbH
d)    VAC Finanzierung GmbH
e)    VAC Participation GmbH
f)    Vacuumschmelze GmbH & Co. KG
g)    OMG Germany Subsidiary Holding GmbH
h)    OMG Borchers GmbH
3. Security transfer agreements by each of:
a)    Vacuumschmelze GmbH & Co. KG
b)    OMG Borchers GmbH
4. Pledge agreements over the Equity Interests in each of:
a)    VAC Beteiligungs-GmbH
b)    VAC Germany GmbH
c)    VAC Finanzierung GmbH
d)    VAC Participation GmbH
e)    Vacuumschmelze GmbH & Co. KG
f)    OMG Germany Subsidiary Holding GmbH
g)    OMG Borchers GmbH
B. The Netherlands
1. Deed of Pledge of the shares in issued capital of OMG Kokkola Chemicals Holding (Two) B.V.
2. Deed of Pledge of the shares in issued capital of VAC Netherlands B.V.
Each such Post-Closing Collateral Document shall be (A) substantially in the form of the draft thereof exchanged and approved by the Loan Parties’ and the Administrative Agent’s respective German and Dutch counsel (or if such approval has not occurred, in form and substance reasonably satisfactory to the Administrative Agent and the Parent) and (B) accompanied by further corporate documents, such as bringdowns of directors’ certificates, as are reasonably requested by the Administrative Agent.
(2)    (i) The Parent shall execute and deliver to the Administrative Agent a share charge in favor of the Administrative Agent to pledge the Equity Interests of OMG UK Technology Limited, but in no event to exceed in the aggregate 65% of the voting Equity Interests of OMG UK Technology Limited, and cause applicable filings and registrations for perfection, if any, to be made no later than fifteen (15) Business Days after the Closing Date. Such share charge shall be substantially in the form of the draft thereof exchanged and approved by the Parent’s and the Administrative Agent’s respective English counsel. (ii) The Parent shall execute and deliver to the Administrative Agent a share pledge agreement in favor of the Administrative Agent to pledge the Equity Interests of OMG Germany Holding GmbH, but in no event to exceed in the aggregate 65% of the voting Equity Interests of OMG Germany Holding GmbH, and shall cause the notification of such pledge to be received by OMG Germany Holding GmbH no later than fifteen (15) Business Days after the Closing Date. Such share pledge agreement shall be substantially in the form of the draft thereof exchanged and approved by the Parent’s and the Administrative Agent’s respective German counsel.
(3)    The opinions in respect of the Post-Closing Collateral Documents described in paragraph (1), above, and the share pledge agreement described in paragraph (2)(ii), above, required by clause (iv) shall be delivered no later than fifteen (15) Business Days after the Closing Date. Such opinions shall be substantially in the form of the drafts thereof exchanged and approved by the by the Parent’s and the Administrative Agent’s respective counsel or otherwise customary for a transaction of this type.
(4)    The Parent shall, no later than ninety (90) days after the Closing Date, either (i) make commercially reasonably efforts to obtain a ruling of the applicable Dutch tax authorities to the effect that a pledge of 65% of the voting Equity Interests of Harko as contemplated by the applicable Collateral Documents described in paragraph (5), below, will not impair the tax transparency of Harko for Dutch tax law purposes or (ii) in its sole discretion determine not to attempt to obtain such a ruling.
(5)    Upon, and no later than ten (10) Business Days after, the earlier to occur of (i) the receipt of a ruling from the applicable Dutch tax authorities to the effect that a pledge of 65% of the voting Equity Interests of Harko as contemplated by this paragraph (5) will not impair the tax transparency of Harko for Dutch tax law purposes and (ii) the determination by the Parent described in paragraph (4)(ii), above, the Parent shall (a) enter into (and cause the other Domestic Loan Parties to enter into) an amendment of the Security Agreement of the Domestic Loan Parties (in form and substance reasonably satisfactory to the Administrative Agent and the Parent) that adds to the Collateral thereunder the Equity Interests of Harko, but in no event to exceed in the aggregate 65% of the voting Equity Interests of Harko, (b) execute and deliver a deed of disclosed pledge of Harko in favor of the Administrative Agent (in form and substance reasonably satisfactory to the Administrative Agent and the Parent) the Equity Interests of Harko, but in no event to exceed in the aggregate 65% of the voting Equity Interests of Harko, and (c) cause applicable filings and registrations for perfection, if any, to be made. The opinions in respect of such amendment and deed of pledge of the 65% of the voting Equity Interests of Harko required by clause (iv) shall be delivered no later than the end of such ten (10) Business Day period. Notwithstanding anything contained herein or in any other Loan Document to the contrary, if the Parent makes commercially reasonably efforts to obtain a ruling of the applicable Dutch tax authorities described in paragraph (4)(i), above, and such tax authorities rule that a pledge of 65% of the voting Equity Interests of Harko as contemplated by the applicable Collateral Documents described in this paragraph (5) (as they may be revised with the approval of the Parent and the Administrative Agent in furtherance of such efforts) will impair the tax transparency of Harko for Dutch tax law purposes, no Loan Party shall be required to take any action described in this paragraph (5).
(6)    The Parent shall (i) cause the merger or consolidation under applicable Finnish law of OMG Finland Oy and VAC Magnetic Finland Oy (with OMG Finland Oy being the surviving Person) no later than December 31, 2013 and (ii) cause OMG Kokkola Chemicals Holding (Two) BV to pledge all of the Equity Interests of OMG Finland Oy to the Administrative Agent pursuant to a Pledge Agreement (in form and substance reasonably satisfactory to the Administrative Agent and the Parent) no later than thirty (30) days after the consummation of such merger or consolidation; provided that if the Parent determines in its sole discretion not to proceed with such merger or consolidation, it shall cause OMG Kokkola Chemicals Holding (Two) BV (and any other Foreign Loan Party holding Equity Interests of either or both of OMG Finland Oy and VAC Magnetic Finland Oy) to pledge such Equity Interests to the Administrative Agent pursuant to a Pledge Agreement under Finnish law (in form and substance reasonably satisfactory to the Administrative Agent and the Parent), accompanied by opinions required by clause (iv), no later than thirty (30) days after such determination (and in any event no later than January 30, 2014).
(7)    The Parent shall, no later than thirty (30) days after the Closing Date, cause the perfection certificates delivered to the Administrative Agent prior to the Closing Date to be supplemented with the following information:
A complete list of all patents, copyrights and trademarks, if any, or for which applications are pending that are not U.S. federally-registered patents, copyrights and trademarks in the name of each Domestic Loan Party, as reflected in the books and records of such Domestic Loan Party or its legal counsel; and
A list of each letter of credit with a Dollar Equivalent face amount in excess of $500,000 of which each Foreign Loan Party is a beneficiary.
(8)    The parties confirm and agree that certain of the Foreign Loan Parties are not required by this Schedule to enter into account pledge agreements, global assignment agreement, and security transfer agreements under German law (or, as applicable, the Dutch law or New York law equivalent thereof) because on the Closing Date they do not own material assets of the type that would be encumbered by such Collateral Documents. If any updated Perfection Certificate hereafter delivered to the Administrative Agent pursuant to any of the Collateral Documents reflects that any such Foreign Loan Party has acquired assets of any such type that in the good faith judgment of such Foreign Loan Party have a Dollar Equivalent value in excess of $1,000,000, the Parent shall advise the Administrative Agent of such value and, upon the request of the Administrative Agent, shall cause such Foreign Loan Party to execute and deliver to the Administrative Agent the applicable Collateral Document in form and substance reasonably satisfactory to the Administrative Agent and the Parent (it being agreed that the form of Collateral Documents delivered on the Closing Date are satisfactory to the Administrative Agent and the Parent) and applicable filings and registrations for perfection, if any, to be made within thirty (30) days following receipt of such request of the Administrative Agent.
The Administrative Agent may, in its sole discretion, extend the respective dates or periods after the Closing Date set forth in (i) any one or more of the foregoing paragraphs, other than paragraph (8), from time to time by not more than thirty (30) days in the aggregate as to each such date or period and (ii) paragraph (8) from time to time by not more than sixty (60) days in the aggregate as to such date or period.

Schedule 8.2.1

Existing Indebtedness

1.	EaglePicher Technologies, LLC Capital Leases:

Location	Type of Lease	Cost/Month	Term	Duration
Joplin, Missouri	Facility	$25,389.00	15 years	11/2013 - 11/2028
Pittsburg, Kansas	Facility	$10,725.00	10 years	12/2006 - 11/2016
Pittsburg, Kansas	Facility	$5,100.00	5 years	12/2016 - 11/2021

Bank guarantees VAC KG, as of 22 Aug 2013

Index No.	Beneficiary	Type of bank guarantee	Contract ID	Date of issue	Nominal amount	Period of validity

1	M.Kühn GmbH	security for rent	402 40 U2 02453	15-Jul-2002	66.467,94	unlimited
2	HZA, DA (Customs Authorities)	import tax/customs	B402T0600873	19-Oct-2006	35.000,00	unlimited
3	HZA, (DA) Ffm (Customs Authorities)	import tax/customs	402 40 U2 01787	17-May-2002	60.000,00	unlimited
4	HZA, DA (Customs Authorities)	import tax/customs	B402P1100096	18-Feb-2011	50.000,00	unlimited
5	HZA, DA (Customs Authorities)	import tax/customs	B402S1100205	15-Apr-2011	40.000,00	unlimited
6	BGC, Hanau	security for rent	HAUAV04174000100	22-Jun-2004	26.025,54	unlimited

	Total amount bank guarantees issued by Commerzbank Germany			Euro	277.493,48

	Covered by a bank Guarantee of Bank of America USA vs. Commerzbank Germany in the amount of EUR 288.810,38 (issued on the account of OM Group, Inc.)

7	European XFEL GmbH	received prepayment	6019 GT023930/12	23-May-2012	2.380.000,00	1-Jun-2014

	Total amount bank guarantees issued by Bank of America Germany			Euro	2.380.000,00

	Covered by a bank Guarantee of Bank of America USA vs. Bank of America Germany in the amount of EUR 2.380.000,00

EXHIBIT 1.1(A)

FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions set forth in Annex 1 attached hereto and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:            ______________________________

2.	Assignee: ______________________________
[if applicable -- and is an Affiliate/Approved Fund of [identify Lender]]

3. Borrowers:
OM Group, Inc., a Delaware corporation; Harko CV, a limited partnership (commanditaire vennootschap) under the laws of the Netherlands; and VAC Germany GmbH, a limited liability company under the laws of Germany

4.	Administrative Agent: PNC Bank, National Association, as the administrative agent under the Credit Agreement

5.
Credit Agreement:    The Credit Agreement dated as of September 4, 2013 (as amended, restated, modified or supplemented from time to time) among the Borrowers, the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association, as Administrative Agent

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for Lender*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans [9 decimals]
	$	$	%
	$	$	%
	$	$	%

[7.    Trade Date:        ______________](2)

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:______________________________
Title:

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date
(2)To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and] (3) Accepted:

PNC BANK, NATIONAL ASSOCIATION, as
Administrative Agent

By_________________________________
Name:
Title:

[Consented to:] (4)

OM GROUP, INC.

By________________________________
Name:
Title:

(3) If consent is required pursuant to Section 11.8.2 of the Credit Agreement.
(4) If consent is required pursuant to Section 11.8.2 of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) the Assignee is not a Defaulting Lender or Disqualified Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any collateral thereunder, (iii) the financial condition of each Loan Party, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by each Loan Party, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement or any other Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 8.3.1 and 8.3.2 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Document, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or any other Loan Document are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT 1.1(G)(1)

DOMESTIC GUARANTY
dated as of
September 4, 2013,
among
THE GUARANTORS IDENTIFIED HEREIN
and
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

i

SECTION 4.12	Termination or Release	9
SECTION 4.13	Additional Domestic Guarantors	10
SECTION 4.14	Limitation on Guaranteed Obligations	10
SECTION 4.15	Continuing Guaranty	10

Exhibits

Exhibit I	Form of Guaranty Supplement

-ii-

DOMESTIC GUARANTY, dated as of September 4, 2013, among the Domestic Guarantors identified herein and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent.
Reference is made to the Credit Agreement dated as of September 4, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OM GROUP, INC., a Delaware corporation (the “Parent”), HARKO C.V., a limited partnership (commanditaire vennootschap) organized under the laws of the Netherlands (the “Dutch Borrower”), VAC GERMANY GMBH, a limited liability company organized under the laws of Germany (the “German Borrower” and, together with the Parent and the Dutch Borrower, the “Borrowers”), the Lenders from time to time party thereto and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Swing Loan Lender and Issuing Lender. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Domestic Guarantors are affiliates of the Parent, will derive substantial benefits from the extension of credit to the Parent pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01    Credit Agreement.
(a)    Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.
(b)    The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
SECTION 1.02    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Agreement” means this Guaranty.
“Borrowers” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Claiming Party” has the meaning assigned to such term in Section 3.02.
“Contributing Party” has the meaning assigned to such term in Section 3.02.
“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Domestic Guarantor” means each Subsidiary of the Parent that is a party hereto from time to time.
“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01.
“Guaranty Supplement” means an instrument substantially in the form of Exhibit I hereto.
“Obligations” means the “Obligations” as defined in the Credit Agreement.
“Paid in Full” or “Payment in Full” means termination of the Commitments and payment in full of all Obligations (other than (v) obligations under Lender Provided Commodity Hedges not yet due and payable, (w) obligations under Lender Provided Foreign Currency Hedges not yet due and payable, (x) obligations under Lender Provided Interest Rate Hedges not yet due and payable (y) obligations under Other Lender Provided Financial Service Products not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and the expiration or termination or cash collateralization of all Letters of Credit (other than Letters of Credit as to which other arrangements reasonably satisfactory to the Administrative Agent and the Issuing Lenders shall have been made).
“Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lender, the Swing Loan Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.5 of the Credit Agreement and any other permitted holder of any of the Obligations.
ARTICLE II

Guaranty
SECTION 2.01    Guaranty. Each Domestic Guarantor absolutely and unconditionally guarantees, jointly with the other Domestic Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations of each Borrower, each other Loan Party and each Subsidiary thereof (the “Guaranteed Obligations”), in each case, whether such Guaranteed Obligations are now existing or hereafter incurred, whether at stated maturity or earlier, by reason of acceleration, demand, mandatory prepayment or otherwise made in accordance herewith or with any other Loan Documents or other agreement governing or evidencing the Obligations. Each of the Domestic Guarantors further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation. Each of the Domestic Guarantors waives presentment to, demand of payment from and protest to the Parent or any other Domestic Guarantor of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
SECTION 2.02    Guaranty of Payment. Each of the Domestic Guarantors further agrees that its guaranty hereunder constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Parent or any other Person.
SECTION 2.03    No Limitations.
(a)    Except for termination of a Domestic Guarantor’s obligations hereunder as expressly provided in Section 4.12, the obligations of each Domestic Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise, other than defense of payment or performance. Without limiting the generality of the foregoing, the obligations of each Domestic Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Domestic Guarantor under this Agreement; (iii) the release of any security held by the Administrative Agent or any other Secured Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Domestic Guarantor or otherwise operate as a discharge of any Domestic Guarantor as a matter of Law or equity (other than the Payment in Full of all the Guaranteed Obligations). Each Domestic Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Domestic Guarantor hereunder.
(b)    To the fullest extent permitted by applicable Law, each Domestic Guarantor waives any defense based on or arising out of any defense of the Parent or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Parent or any other Loan Party, other than payment or performance. The Administrative Agent and the other Secured Parties may in accordance with the terms of the Collateral Documents, at their election, foreclose on any security for the Guaranteed Obligations held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Parent or any other Loan Party or exercise any other right or remedy available to them against any Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Domestic Guarantor hereunder except to the extent of the Payment in Full of the Guaranteed Obligations. To the fullest extent permitted by applicable Law, each Domestic Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Domestic Guarantor against the Parent or any other Loan Party, as the case may be, or any security.
SECTION 2.04    Reinstatement. Each of the Domestic Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Parent, any other Domestic Guarantor or otherwise.
SECTION 2.05    Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at Law or in equity against any Domestic Guarantor by virtue hereof, upon the failure of the Parent or other Domestic Guarantor to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Domestic Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for the benefit of the Secured Parties in cash the amount of such unpaid Guaranteed Obligation with such amounts to be distributed in accordance with Section 9.2.4 of the Credit Agreement. Upon payment by any Domestic Guarantor of any sums to the Administrative Agent as provided above, all rights of such Domestic Guarantor against the Parent or other Domestic Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.
SECTION 2.06    Information. Each Domestic Guarantor assumes all responsibility for being and keeping itself informed of the Parent’s and each other Domestic Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Domestic Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Domestic Guarantor of information known to it or any of them regarding such circumstances or risks. Each Domestic Guarantor agrees that each Secured Party’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon such Domestic Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations absent manifest error.

ARTICLE III

Indemnity, Subrogation and Subordination
SECTION 3.01    Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Domestic Guarantors may have under applicable Law (but subject to Section 3.03), the Parent agrees that in the event a payment of an obligation shall be made by any Domestic Guarantor under this Agreement, the Parent shall indemnify such Domestic Guarantor for the full amount of such payment and such Domestic Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.
SECTION 3.02    Contribution and Subrogation. Each Domestic Guarantor (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Domestic Guarantor hereunder in respect of any Guaranteed Obligation and such other Domestic Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Parent as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Domestic Guarantor becoming a party hereto pursuant to Section 4.13, the date of the Guaranty Supplement hereto executed and delivered by such Domestic Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment. Each Domestic Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Domestic Guarantor has the right to waive, to the fullest extent permitted by applicable law, its contribution right against any other Domestic Guarantor to the extent that after giving effect to such waiver such Domestic Guarantor would remain solvent, in the determination of the Administrative Agent.
SECTION 3.03    Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Domestic Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the Payment in Full of the Guaranteed Obligations; provided that if any amount shall be paid to such Domestic Guarantor on account of such subrogation rights at any time prior to the Payment in Full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Administrative Agent who shall hold them for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, pursuant to Section 9.2.4 of the Credit Agreement. No failure on the part of the Parent or any Domestic Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable Law or otherwise) shall in any respect limit the obligations and liabilities of any Domestic Guarantor with respect to its obligations hereunder, and each Domestic Guarantor shall remain liable for the full amount of the obligations of such Domestic Guarantor hereunder.

ARTICLE IV

Miscellaneous
SECTION 4.01    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.5 of the Credit Agreement. All communications and notices hereunder to any Domestic Guarantor shall be given to it in care of the Parent as provided in Section 11.5 of the Credit Agreement.
SECTION 4.02    Waivers; Amendment.
(a)    No failure by the Administrative Agent or any other Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, issuance of a Letter of Credit, entering into of Lender Provided Commodity Hedges, Lender Provided Foreign Currency Hedges or Lender Provided Interest Rate Hedges or entering into of Other Lender Provided Financial Service Products shall not be construed as a waiver of any Potential Default, regardless of whether the Administrative Agent, any Lender, or any Issuing Lender may have had notice or knowledge of such Potential Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Domestic Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.1 of the Credit Agreement.
SECTION 4.03    Fees and Expenses; Indemnification; Payment Generally.
(a)    The parties hereto agree that each Secured Party shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Section 11.3 of the Credit Agreement, with references to the Administrative Agent therein being deemed a reference to the “Secured Parties” for purposes hereof.
(b)    Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable not later than 10 Business Days after written demand therefor.
(c)    Each Domestic Guarantor represents and warrants that it is organized and resident in the United States of America. Each Domestic Guarantor shall make all payments hereunder as required by Section 5.9.2 of the Credit Agreement, and Section 5.9 of the Credit Agreement is hereby incorporated by reference. The obligations of each of the Domestic Guarantors under this paragraph shall survive the Payment in Full of the Guaranteed Obligations and termination of this Guaranty.
SECTION 4.04    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Domestic Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. No party hereto may assign any of its rights or obligations hereunder except as permitted pursuant to the Credit Agreement.
SECTION 4.05    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans, issuance of any Letters of Credit, entering into of Other Lender Provided Financial Service Products and entering into of Lender Provided Commodity Hedges, Lender Provided Foreign Currency Hedges or Lender Provided Interest Rate Hedges, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender, or any Lender may have had notice or knowledge of any Potential Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Obligations are Paid in Full.
SECTION 4.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.1 of the Credit Agreement, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 4.07    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 4.08    Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Lender, irrespective of whether or not such Lender or such Issuing Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section 4.08 are in addition to other rights and remedies (including other rights of set-off) that such Lender, the L/C Issuer or their respective Affiliates may have.
SECTION 4.09    Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.
(a)    The terms of Section 11.11 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
(b)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
SECTION 4.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.11    Guaranty Absolute. To the fullest extent permitted by Law, all rights of the Administrative Agent hereunder and all obligations of each Domestic Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Domestic Guarantor in respect of the Guaranteed Obligations or this Agreement (other than the Payment in Full of all of the Guaranteed Obligations).
SECTION 4.12    Termination or Release.
(a)    This Agreement and the Guarantees made herein shall terminate with respect to all Guaranteed Obligations when all the outstanding Guaranteed Obligations have been Paid in Full.
(b)    A Domestic Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Domestic Guarantor ceases to be a Subsidiary of the Parent or becomes a Non-Material Subsidiary.
(c)    In connection with any termination or release pursuant to paragraph (a) or (b), the Administrative Agent shall execute and deliver to any Domestic Guarantor, at such Domestic Guarantor’s expense, all documents that such Domestic Guarantor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Section 10.10 of the Credit Agreement. Any execution and delivery of documents pursuant to this Section 4.12 shall be without recourse to or warranty by the Administrative Agent.
(d)    At any time that the Parent desires that the Administrative Agent take any of the actions described in immediately preceding paragraph (c), it shall, upon request of the Administrative Agent, deliver to the Administrative Agent an officer’s certificate certifying that the release of the respective Domestic Guarantor is permitted pursuant to paragraph (a) or (b). The Administrative Agent shall have no liability whatsoever to any Domestic Guarantor as a result of any release of any Domestic Guarantor by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 4.12.
(e)    Notwithstanding anything to the contrary set forth in this Agreement, each Lender, by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the obligations of any Borrower or any Subsidiary under any Lender Provided Commodity Hedge, Lender Provided Foreign Currency Hedge, Lender Provided Interest Rate Hedge, or any Other Lender Provided Financial Service Product shall be guaranteed pursuant to this Agreement only to the extent that, and for so long, the other Guaranteed Obligations are so guaranteed and (ii) any release of a Guarantor effected in the manner permitted by this Agreement shall not require the consent of any Lender.
SECTION 4.13    Additional Domestic Guarantors. Pursuant to Section 8.1.11 of the Credit Agreement, upon (x) the formation or acquisition of any new direct or indirect Subsidiary (other than a Non-Material Subsidiary) by any Loan Party or any Subsidiary ceasing to constitute an Non-Material Subsidiary, the Parent shall, in each case at the Parent’s expense, cause such Subsidiary to enter into this Agreement. Upon execution and delivery by the Administrative Agent and a Subsidiary of a Guaranty Supplement, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.
SECTION 4.14    Limitation on Guaranteed Obligations. Each Domestic Guarantor and each Secured Party (by its acceptance of the benefits of this Agreement) hereby confirms that it is its intention that this Agreement not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws (including the Bankruptcy Code of the United States, the Uniform Fraudulent Conveyance Act or any similar Federal or state law). To effectuate the foregoing intention, each Domestic Guarantor and each Secured Party (by its acceptance of the benefits of this Agreement) hereby irrevocably agrees that the Guaranteed Obligations owing by such Domestic Guarantor under this Agreement shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Domestic Guarantor that are relevant under such Debtor Relief Laws and after giving effect to any rights to contribution and/or subrogation pursuant to any agreement providing for an equitable contribution and/or subrogation among such Domestic Guarantor and the other Domestic Guarantors, result in the Guaranteed Obligations of such Domestic Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.
SECTION 4.15    Continuing Guaranty. This guaranty is a continuing guaranty of payment, and shall apply to all Guaranteed Obligations whenever arising.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPUGRAPHICS U.S.A. INC.
OMG AMERICAS, INC.
OMG ELECTRONIC CHEMICALS, LLC
OMG ENERGY HOLDINGS, INC.
OMG HARKO HOLDINGS, LLC

By: ____________________________________
Name:    Christopher M. Hix
Title: Vice President

EAGLEPICHER TECHNOLOGIES, LLC
EAGLEPICHER MEDICAL POWER, LLC

By: ____________________________________
Name:    Emily Russell
Title:    Secretary

EPEP HOLDING COMPANY, LLC
By: EaglePicher Technologies, LLC, its sole member

By: ____________________________________
Name:    Emily Russell
Title:    Secretary
PNC BANK, NATIONAL ASSOCIATION, as
Administrative Agent

By:
Name: Christian S. Brown
Title: Senior Vice President

SUPPLEMENT NO. __ dated as of [●], to the Domestic Guaranty, dated as of September 4, 2013, among the Domestic Guarantors identified therein and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Domestic Guaranty”).
A.    Reference is made to the Credit Agreement dated as of September 4, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OM GROUP, INC., a Delaware corporation (the “Parent”), HARKO C.V., a limited partnership (commanditaire vennootschap) organized under the laws of the Netherlands (the “Dutch Borrower”), VAC GERMANY GMBH, a limited liability company organized under the laws of Germany (the “German Borrower” and, together with the Parent and the Dutch Borrower, the “Borrowers”), the Lenders from time to time party thereto and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Swing Loan Lender and Issuing Lender.
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Domestic Guaranty.
C.    The Domestic Guarantors have entered into the Domestic Guaranty in order to induce (w) the Lenders to make Loans and the Issuing Lenders to issue Letters of Credit, (w) certain Lenders to enter into and/or maintain Lender Provided Commodity Hedges, (x) certain Lenders to enter into and/or maintain Lender Provided Foreign Currency Hedges, (y) certain Lenders to enter into and/or maintain Lender Provided Interest Rate Hedges and (z) certain Lenders to enter into Other Lender Provided Financial Service Products. Section 4.13 of the Domestic Guaranty provides that additional Material Subsidiaries that are Domestic Subsidiaries of the Parent may become Guarantors under the Domestic Guaranty by execution and delivery of an instrument substantially in the form of this Supplement. The undersigned Material Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Domestic Guaranty in order to induce (v) the Lenders to make Loans and the Issuing Lenders to issue Letters of Credit, (w) certain Lenders to enter into and/or maintain Lender Provided Commodity Hedges, (x) certain Lenders to enter into and/or maintain Lender Provided Foreign Currency Hedges, (y) certain Lenders to enter into and/or maintain Lender Provided Interest Rate Hedges and (z) certain Lenders to enter into Other Lender Provided Financial Service Products and as consideration for (v) Loans previously made and Letters of Credit previously issued, (w) certain Lenders to enter into and/or maintain Lender Provided Commodity Hedges, (x) Lender Provided Foreign Currency Hedges previously entered into and/or maintained, (y) Lender Provided Foreign Currency Hedges previously entered into and/or maintained and (z) Secured Cash Management Agreements previously entered into.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
SECTION 1.    In accordance with Section 4.13 of the Domestic Guaranty, the New Subsidiary by its signature below becomes a Domestic Guarantor under the Domestic Guaranty with the same force and effect as if originally named therein as a Domestic Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Domestic Guaranty applicable to it as a Domestic Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Domestic Guarantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Guaranteed Obligations does hereby, for the benefit of the Secured Parties, their successors and assigns, irrevocably, absolutely and unconditionally guaranty, jointly with the other Domestic Guarantors and severally, the due and punctual payment and performance of the Guaranteed Obligations. Each reference to a “Domestic Guarantor” in the Domestic Guaranty shall be deemed to include the New Subsidiary. The Domestic Guaranty is hereby incorporated herein by reference.
SECTION 2.    The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by Debtor Relief Laws or by general principles of equity.
SECTION 3.    This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4.    Except as expressly supplemented hereby, the Domestic Guaranty shall remain in full force and effect.
SECTION 5.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6.    In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Domestic Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Domestic Guaranty.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Domestic Guaranty as of the day and year first above written.
[NAME OF NEW SUBSIDIARY]
By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as
Administrative Agent
By:
Name:
Title:

EXHIBIT 1.1(G)(2)

PARENT GUARANTY
dated as of
September 4, 2013,
between
OM GROUP, INC.
and
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

PARENT GUARANTY, dated as of September 4, 2013, between OM GROUP, INC. and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent.
Reference is made to the Credit Agreement dated as of September 4, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OM GROUP, INC., a Delaware corporation (the “Parent”), HARKO C.V., a limited partnership (commanditaire vennootschap) organized under the laws of the Netherlands (the “Dutch Borrower”), VAC GERMANY GMBH, a limited liability company organized under the laws of Germany (the “German Borrower” and, together with the Parent and the Dutch Borrower, the “Borrowers”), the Lenders from time to time party thereto and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Swing Loan Lender and Issuing Lender. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Parent directly or indirectly owns 100% of the Non-US Borrowers (as defined below), and will derive substantial benefits from the extension of credit to the Non-US Borrowers pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01    Credit Agreement.
(a)    Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.
(b)    The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
SECTION 1.02    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Agreement” means this Guaranty.
“Borrowers” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Dutch Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.
“German Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01.
“Non-US Borrower” means each of the Dutch Borrower and the German Borrower and “Non-US Borrowers” means the Dutch Borrower and the German Borrower, collectively.
“Obligations” means the “Obligations” as defined in the Credit Agreement.
“Paid in Full” or “Payment in Full” means termination of the Commitments and payment in full of all Obligations (other than (v) obligations under Lender Provided Commodity Hedges not yet due and payable, (w) obligations under Lender Provided Foreign Currency Hedges not yet due and payable, (x) obligations under Lender Provided Interest Rate Hedges not yet due and payable (y) obligations under Other Lender Provided Financial Service Products not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and the expiration or termination or cash collateralization of all Letters of Credit (other than Letters of Credit as to which other arrangements reasonably satisfactory to the Administrative Agent and the Issuing Lenders shall have been made).
“Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lender, the Swing Loan Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.5 of the Credit Agreement and any other permitted holder of any of the Obligations.
ARTICLE II

Guaranty
SECTION 2.01    Guaranty. The Parent absolutely and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations of each Non-US Borrower, each Foreign Loan Party and each Subsidiary thereof (the “Guaranteed Obligations”), in each case, whether such Guaranteed Obligations are now existing or hereafter incurred, whether at stated maturity or earlier, by reason of acceleration, demand, mandatory prepayment or otherwise made in accordance herewith or with any other Loan Documents or other agreement governing or evidencing the Obligations. The Parent further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation. The Parent waives presentment to, demand of payment from and protest to the Non-US Borrowers or other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

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SECTION 2.02    Guaranty of Payment. The Parent further agrees that its guaranty hereunder constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of either Non-US Borrower or any other Person.
SECTION 2.03    No Limitations.
(a)    Except for termination of the Parent’s obligations hereunder as expressly provided in Section 4.12, the obligations of the Parent hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise, other than defense of payment or performance. Without limiting the generality of the foregoing, the obligations of the Parent hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement; (iii) the release of any security held by the Administrative Agent or any other Secured Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of the Parent or otherwise operate as a discharge of the Parent as a matter of Law or equity (other than the Payment in Full of all the Guaranteed Obligations). The Parent expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of the Parent hereunder.
(b)    To the fullest extent permitted by applicable Law, the Parent waives any defense based on or arising out of any defense of the Non-US Borrowers or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either Non-US Borrower or any other Loan Party, other than payment or performance. The Administrative Agent and the other Secured Parties may in accordance with the terms of the Collateral Documents, at their election, foreclose on any security for the Guaranteed Obligations held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with either Non-US Borrower or any other Loan Party or exercise any other right or remedy available to them against either Non-US Borrower or any other Loan Party, without affecting or impairing in any way the liability of the Parent hereunder except to the extent of the Payment in Full of the

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Guaranteed Obligations. To the fullest extent permitted by applicable Law, the Parent waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Parent against either Non-US Borrower or any other Loan Party, as the case may be, or any security.
SECTION 2.04    Reinstatement. The Parent agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of any Non-US Borrower, any other Loan Party or otherwise.
SECTION 2.05    Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at Law or in equity against the Parent by virtue hereof, upon the failure of either Non-US Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Parent hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for the benefit of the Secured Parties in cash the amount of such unpaid Guaranteed Obligation, with such amounts to be distributed in accordance with Section 9.2.4 of the Credit Agreement. Upon payment by the Parent of any sums to the Administrative Agent as provided above, all rights of the Parent against either Non-US Borrower or other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.
SECTION 2.06    Information. The Parent assumes all responsibility for being and keeping itself informed of the Non-US Borrowers’ and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Parent assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise the Parent of information known to it or any of them regarding such circumstances or risks. The Parent agrees that each Secured Party’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Parent and conclusive for the purpose of establishing the amount of the Guaranteed Obligations absent manifest error.
ARTICLE III

Indemnity, Subrogation and Subordination
SECTION 3.01    Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Parent may have under applicable Law (but subject to Section 3.03), each Non-US Borrower agrees that in the event a payment of an obligation shall be made by the Parent under this Agreement, such Non-US Borrower shall indemnify the Parent for the full amount of such payment and the Parent shall be subrogated to

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the rights of the Person to whom such payment shall have been made to the extent of such payment.
SECTION 3.02    [Reserved].
SECTION 3.03    Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Parent under Section 3.01 and all other rights of indemnity, contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the Payment in Full of the Guaranteed Obligations; provided that if any amount shall be paid to the Parent on account of such subrogation rights at any time prior to the Payment in Full of the Guaranteed Obligations, such amount shall be held in trust (or a comparable form admissible under applicable law) for the benefit of the Administrative Agent who shall hold them for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, pursuant to Section 9.2.4 of the Credit Agreement. No failure on the part of a Non-US Borrower to make the payments required by Sections 3.01 (or any other payments required under applicable Law or otherwise) shall in any respect limit the obligations and liabilities of the Parent with respect to its obligations hereunder, and the Parent shall remain liable for the full amount of its obligations hereunder.
ARTICLE IV

Miscellaneous
SECTION 4.01    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.5 of the Credit Agreement.
SECTION 4.02    Waivers; Amendment.
(a)    No failure by the Administrative Agent or any other Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, issuance of a Letter of Credit, entering into of Lender Provided Commodity Hedges. Lender Provided Foreign Currency Hedges or Lender Provided Interest Rate Hedges or entering into of Other Lender Provided Financial Service Products shall not be construed as a waiver of any Potential Default, regardless of whether the Administrative Agent, any Lender, or any Issuing Lender may have had notice or knowledge of

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such Potential Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.1 of the Credit Agreement.
SECTION 4.03    Fees and Expenses; Indemnification; Payment Generally.
(a)    The parties hereto agree that each Secured Party shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Section 11.3 of the Credit Agreement, with references to the Administrative Agent therein being deemed a reference to the “Secured Parties” for purposes hereof.
(b)    Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable not later than 10 Business Days after written demand therefor.
(c)    The Parent shall make all payments hereunder as required by Section 5.9.2 of the Credit Agreement, and Section 5.9 of the Credit Agreement is hereby incorporated by reference. The obligations of the Parent under this paragraph shall survive the Payment in Full of the Guaranteed Obligations and termination of this Parent Guaranty.
SECTION 4.04    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Parent or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. No party hereto may assign any of its rights or obligations hereunder except as permitted pursuant to the Credit Agreement.
SECTION 4.05    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any

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Loans, issuance of any Letters of Credit, entering into of Other Lender Provided Financial Service Products and entering into of Lender Provided Commodity Hedges, Lender Provided Foreign Currency Hedges or Lender Provided Interest Rate Hedges, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender, or any Lender may have had notice or knowledge of any Potential Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Obligations are Paid in Full.
SECTION 4.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.1 of the Credit Agreement, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 4.07    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 4.08    Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate to or for the credit or the account of the Parent against any and all of the obligations of the Parent now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Lender, irrespective of whether or not such Lender or such Issuing Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Parent may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section 4.08 are in addition to other rights and remedies (including other rights of set-off) that such Lender, the L/C Issuer or their respective Affiliates may have.

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SECTION 4.09    Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.
(a)    The terms of Section 11.11 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
(b)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
SECTION 4.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 4.11    Guaranty Absolute. To the fullest extent permitted by Law, all rights of the Administrative Agent hereunder and all obligations of the Parent hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Parent in respect of the Guaranteed Obligations or this Agreement (other than the Payment in Full of all of the Guaranteed Obligations).
SECTION 4.12    Termination or Release.
(a)    This Agreement and the Guarantees made herein shall terminate with respect to all Guaranteed Obligations when all the outstanding Guaranteed Obligations have been Paid in Full.
(b)    [Reserved].
(c)    In connection with any termination or release pursuant to paragraph (a), the Administrative Agent shall execute and deliver to the Parent, at the Parent’s expense, all documents that the Parent shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Section 10.10 of the Credit Agreement. Any execution

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and delivery of documents pursuant to this Section 4.12 shall be without recourse to or warranty by the Administrative Agent.
(d)    At any time that the Parent desires that the Administrative Agent take any of the actions described in immediately preceding paragraph (c), it shall, upon request of the Administrative Agent, deliver to the Administrative Agent an officer’s certificate certifying that the release of the Parent is permitted pursuant to paragraph (a). The Administrative Agent shall have no liability whatsoever to the Parent as a result of any release of the Parent by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 4.12.
(e)    Notwithstanding anything to the contrary set forth in this Agreement, each Lender, by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the obligations of any Borrower or any Subsidiary under any Lender Provided Commodity Hedge, Lender Provided Foreign Currency Hedge, Lender Provided Interest Rate Hedge, or any Other Lender Provided Financial Service Product shall be guaranteed pursuant to this Agreement only to the extent that, and for so long, the other Guaranteed Obligations are so guaranteed and (ii) any release of the Parent effected in the manner permitted by this Agreement shall not require the consent of any Lender.
SECTION 4.13    [Reserved].
SECTION 4.14    Limitation on Guaranteed Obligations. The Parent and each Secured Party (by its acceptance of the benefits of this Agreement) hereby confirms that it is its intention that this Agreement not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws (including the Bankruptcy Code of the United States, the Uniform Fraudulent Conveyance Act or any similar Federal or state law or other equivalent thereof).

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

OM GROUP, INC.

By: ____________________________________
Name:    Christopher M. Hix
                        Title: Vice President and Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION, as
Administrative Agent

By:
Name: Christian S. Brown
Title: Senior Vice President

EXHIBIT 1.1(G)(3)

NON-U.S. GUARANTY AGREEMENT
dated as of
September 4, 2013,
among
THE GUARANTORS IDENTIFIED HEREIN
and
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

SECTION 4.13.	Additional Guarantors	13
SECTION 4.14.	Limitation on Guaranteed Obligations	13
SECTION 4.15.	Parallel Debt	13
SECTION 4.16.	Continuing Guaranty	14

Exhibits

Exhibit I	Form of Guaranty Supplement

NON-U.S. GUARANTY, dated as of September 4, 2013, among the Guarantors identified herein and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent.
Reference is made to the Credit Agreement dated as of September 4, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OM GROUP, INC., a Delaware corporation (the “Parent”), HARKO C.V., a limited partnership (commanditaire vennootschap) organized under the laws of the Netherlands (the “Dutch Borrower”), represented by its general partner (beherend vennoot) OMG Harko Holdings, LLC, VAC GERMANY GMBH, a limited liability company organized under the laws of Germany (the “German Borrower” and, together with the Parent and the Dutch Borrower, the “Borrowers”), the Lenders from time to time party thereto and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Swing Loan Lender and Issuing Lender. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Guarantors are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Non-US Borrowers (as defined below) pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01    Credit Agreement.
(a)    Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.
(b)    The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
SECTION 1.02    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Agreement” means this Guaranty.
“Borrowers” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Claiming Party” has the meaning assigned to such term in Section 3.02.
“Contributing Party” has the meaning assigned to such term in Section 3.02.
“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Dutch Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.
“German Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01.
“Guaranty Supplement” means an instrument substantially in the form of Exhibit I hereto.
“Guarantor” means each Subsidiary of the Parent that is a party hereto from time to time.
“Non-US Borrower” means each of the Dutch Borrower and the German Borrower and “Non-US Borrowers” means the Dutch Borrower and the German Borrower, collectively.
“Obligations” means the “Obligations” as defined in the Credit Agreement.
“Paid in Full” or “Payment in Full” means termination of the Commitments and payment in full of all Obligations (other than (v) obligations under Lender Provided Commodity Hedges not yet due and payable, (w) obligations under Lender Provided Foreign Currency Hedges not yet due and payable, (x) obligations under Lender Provided Interest Rate Hedges not yet due and payable (y) obligations under Other Lender Provided Financial Service Products not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and the expiration or termination or cash collateralization of all Letters of Credit (other than Letters of Credit as to which other arrangements reasonably satisfactory to the Administrative Agent and the Issuing Lenders shall have been made).
“Parent” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lender, the Swing Loan Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.5 of the Credit Agreement and any other permitted holder of any of the Obligations.
ARTICLE II

Guaranty
SECTION 2.01    Guaranty. Each Guarantor absolutely and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, to each of the Secured Parties the due and punctual payment and performance of the Obligations of each Non-US Borrower, each other Foreign Loan Party, and

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each Subsidiary thereof (the “Guaranteed Obligations”), in each case, whether such Guaranteed Obligations are now existing or hereafter incurred, whether at stated maturity or earlier, by reason of acceleration, demand, mandatory prepayment or otherwise made in accordance herewith or with any other Loan Documents or other agreement governing or evidencing the Obligations. Each of the Guarantors further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Non-US Borrowers or other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. For the avoidance of doubt, the Guaranteed Obligations shall not include the Obligations of the Parent in its capacity as a Borrower under the Credit Agreement.
SECTION 2.02    Guaranty of Payment. Each of the Guarantors further agrees that its guaranty hereunder constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of either Non-US Borrower or any other Person.
SECTION 2.03    No Limitations.
(a)    Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.12 and subject to Section 2.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise, other than defense of payment or performance. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Administrative Agent or any other Secured Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of Law or equity (other than the Payment in Full of all the Guaranteed Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or

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obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder.
(b)    To the fullest extent permitted by applicable Law, each Guarantor waives any defense based on or arising out of any defense of the Non-US Borrowers or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either Non-US Borrower or any other Loan Party, other than payment or performance. The Administrative Agent and the other Secured Parties may in accordance with the terms of the Collateral Documents, at their election, foreclose on any security for the Guaranteed Obligations held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with either Non-US Borrower or any other Loan Party or exercise any other right or remedy available to them against either Non-US Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations of the Payment in Full of the Guaranteed Obligations. To the fullest extent permitted by applicable Law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against either Non-US Borrower or any other Loan Party, as the case may be, or any security.
SECTION 2.04    Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of any Borrower, any other Loan Party or otherwise.
SECTION 2.05    Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at Law or in equity against any Guarantor by virtue hereof, upon the failure of either Non-US Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for the benefit of the Secured Parties in cash the amount of such unpaid Guaranteed Obligation, with such amounts to be distributed in accordance with Section 9.2.4 of the Credit Agreement. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against either Non-US Borrower or other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.
SECTION 2.06    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Non-US Borrowers’ and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent

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or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks. Each Guarantor agrees that each Secured Party’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon such Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations absent manifest error.
SECTION 2.07    Guaranty Limitations.
(a) The restrictions in this Section 2.07 shall apply to any Obligation of a Guarantor (i) incorporated in Germany as a limited liability company (GmbH) (each a "German Guarantor") (ii) or organized as a limited partnership under the laws of the Federal Republic of Germany with a GmbH as its general partner (GmbH & Co. KG), in each case resulting from such Guarantor’s liability for Obligations owed by a direct or indirect shareholder of such German Guarantor or any Subsidiary of such shareholder (with the exception of Subsidiaries which are also Subsidiaries of the respective Guarantor) (collectively, the “Cross Liability Obligations”). In relation to any other amounts guaranteed, the guarantee of the respective Guarantor remains unlimited:
(b)    The restrictions in this Section 2.07 shall not apply to the extent any Cross Liability Obligation is owed in respect of (i) loans to the extent they are on-lent to the respective German Guarantor or any of its direct or indirect Subsidiaries and such amount is not repaid or (ii) bank guarantees, letters of credit or any other financial or monetary instrument issued for the benefit of any of the creditors of the respective German Guarantor or any of its direct or indirect Subsidiaries.
(c)    Restrictions on Payment.
(i)    The parties to this Agreement agree that if payment under a Cross-Liability Obligation would cause the amount of the German Guarantor’s net assets, as calculated pursuant to Section 2.07 (d) below, to fall below the amount of its registered share capital (Stammkapital) or increase an existing shortage of its registered share capital in each case in violation of section 30 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (“GmbHG”), (such event is hereinafter referred to as a “Capital Impairment”), then the Administrative Agent shall, subject to paragraphs (ii) to (iii) below, demand payment under the Cross-Liability Obligation from the German Guarantor only to the extent such Capital Impairment would not occur.
(ii)    If the German Guarantor does not notify the Administrative Agent in writing (the “Management Notification”) within twenty (20) Business Days after the Administrative Agent notified the German Guarantor of its intention to demand payment under the Cross-Liability Obligation that a Capital Impairment would occur (setting out in reasonable detail to what extent a Capital Impairment would occur, providing an up-to-date pro forma balance sheet and a statement if and to what extent a realization or other measures undertaken in accordance with the mitigation provisions set out in Section 2.07 (e) would not prevent such Capital Impairment), then the restrictions set out in paragraph (i) above shall not apply.

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(iii)    If the Administration Agent disagrees with the Management Notification, the German Guarantor shall instruct Auditors to prepare an Auditors’ Determination (both as defined in Section 2.07(f) below). If the German Guarantor does not provide an Auditors’ Determination within thirty (30) Business Days from the date on which the Administration Agent has notified the German Guarantor of its objection against the Management Notification then the restrictions set out in paragraph (i) above shall not apply and the Administration Agent shall not be obliged to assign or make available to the German Guarantor any net proceeds realized.
(d)    Net Assets. The calculation of net assets (the “Net Assets”) shall be determined in accordance with the provisions of the German Commercial Code (Handelsgesetzbuch) (“HGB”) consistently applied by the German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss according to Section 42 GmbHG, Sections 242, 264 HGB) in the previous years, save that the following balance sheet items shall be adjusted as follows:
(i)    the amount of any increase in the German Guarantor’s registered share capital which was carried out after the German Guarantor became a party to this Agreement without the prior written consent of the Administrative Agent shall be deducted from the amount of the German Guarantor’s registered share capital;
(ii)    loans provided to the German Guarantor by the Parent or any of its Subsidiaries shall be disregarded, if and to the extent that such loans are subordinated or are considered subordinated by law or by contract at least to the rank pursuant to section 39 (1) Nr. 5 of the German Insolvency Code (Insolvenzordnung), provided the German Guarantor is, as a consequence of payment under the Cross-Liability Obligation, entitled to a reimbursement claim against the relevant lender and is entitled to set-off such reimbursement claim against the relevant repayment claim under such loans;
(iii)    any funds borrowed by any Borrower under the Credit Agreement which have been or are on-lent to the German Guarantor or to any of its direct or indirect Subsidiaries and have not yet been repaid at the time when payment under the Cross-Liability Obligation is demanded, shall be disregarded;
(iv)    loans or other contractual liabilities incurred by the German Guarantor in breach of the Loan Documents shall not be taken into account as liabilities.
(e)     Mitigation. The German Guarantor shall:
(i)    realize, to the extent legally permitted in a situation where it does not have sufficient Net Assets to maintain its registered share capital, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets to the extent this is necessary to fulfill its obligations under the Loan Documents and provided that such assets are not necessary for the German Guarantor’s business (betriebsnotwendig); and
(ii)    take measures (including, without limitation, setting-off claims or dissolution of hidden reserves) to increase the amount of Net Assets to the extent that the

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German Guarantor is legally permitted to do so and provided that it is commercially justifiable to take such measures.
(f)    Auditors’ Determination.
(i)    If the German Guarantor claims that a Capital Impairment would occur on payment under the Cross-Liability Obligations, the German Guarantor may (at its own cost and expense) arrange for the preparation of a balance sheet as of the date on which the payment under this Cross-Liability Obligation is sought (Stichtagsbilanz) by a firm of recognized auditors (the “Auditors”) in order to have such Auditors determine whether (and if so, to what extent) any payment under this Cross-Liability Obligation would cause a Capital Impairment (the “Auditors’ Determination”) and whether (and if so, to what extent) a realization or other measures undertaken in accordance with the mitigation provisions set out in Section 2.07 (e) above would not prevent such Capital Impairment).
(ii)    The Auditors’ Determination shall be prepared, taking into account the adjustments set out in Section 2.07 (d) above, by applying the generally accepted accounting principles applicable from time to time in the Federal Republic of Germany (Grundsätze ordnungsmäßiger Buchführung) based on the same principles and evaluation methods as constantly applied by the German Guarantor in the preparation of its unconsolidated financial statements, in particular in the preparation of its most recent annual balance sheet, and taking into consideration applicable court rulings of German courts. Subject to Section 2.07 (h), such Auditors’ Determination shall be binding on the German Guarantor and the Administrative Agent except in case of manifest error.
(iii)    Even if the German Guarantor arranges for the preparation of an Auditors’ Determination, the German Guarantor’s obligations under the mitigation provisions set out in Section 2.07 (d) shall continue to exist.
(g)    Improvement of Financial Condition.     If, after it has been provided with an Auditors’ Determination which prevented it from demanding any or only partial payment under the Cross-Liability Obligation, the Administrative Agent ascertains in good faith that the financial condition of the German Guarantor as set out in the Auditors’ Determination has substantially improved (in particular, if the German Guarantor has taken any action in accordance with the mitigation provisions set out in Section 2.07 (e)), the Administrative Agent may, at the German Guarantor’s cost and expense, arrange for the preparation of an updated balance sheet of the German Guarantor by applying the same principles that were used for the preparation of the Auditors’ Determination by the Auditors who prepared the Auditors’ Determination pursuant to Section 2.07 (f)(i) above in order for such Auditors to determine whether (and, if so, to what extent) the Capital Impairment has been cured as a result of the improvement of the financial condition of the German Guarantor. The Administrative Agent may demand payment under the Cross-Liability Obligations to the extent that the Auditors determine that the Capital Impairment has been cured.
(h)    No waiver. Nothing in this Section 2.07 shall limit the enforceability (other than as specifically set out herein), legality or validity of the Cross-Liability Obligations

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or prevent the Administrative Agent from claiming in court that the provision of the Cross-Liability Obligations and/or making payments under the Cross-Liability Obligation by the German Guarantor does not fall within the scope of section 30 GmbHG. The Administration Agent’s rights to any remedies it may have against the German Guarantor shall not be limited if, due to a change of law or final binding decision of the German Federal Supreme Court (Bundesgerichtshof), the provision of the Cross-Liability Obligations and/or making payments under the Cross-Liability Obligations by the German Guarantor does not fall within the scope of section 30 GmbHG. The agreement of the Administrative Agent to abstain from demanding any or part of the payment under the Cross-Liability Obligations in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Agreement or any other Loan Document to the Administrative Agent.
(i)    In the case of a Foreign Guarantor organized as a limited partnership under the laws of the Federal Republic of Germany with a GmbH as its general partner (GmbH & Co. KG) payment under this Agreement may be demanded up to an amount which does not cause such Foreign Guarantor to be over-indebted.  For any further demand under this Agreement against such Foreign Guarantor the aforementioned provisions shall apply mutatis mutandis and all references to net assets shall be construed as a reference to the net assets of the general partner of such Foreign Guarantor.
ARTICLE III

Indemnity, Subrogation and Subordination
SECTION 3.01    Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable Law (but subject to Section 3.03), each Non-US Borrower agrees that in the event a payment of an obligation shall be made by any Guarantor under this Agreement, such Non-US Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment. In respect of any Guarantor organized under the laws of the Federal Republic of Germany, any obligation under this Section 3.01 is subject to the limitations as set out in Section 2.07.
SECTION 3.02    Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Guaranteed Obligation and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Non-US Borrowers as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 4.13, the date of the Guaranty Supplement hereto executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party to the

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extent of such payment. Each Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive, to the fullest extent permitted by applicable law, its contribution right against any other Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Administrative Agent. In respect of any Guarantor organized under the laws of the Federal Republic of Germany, any obligation under this Section 3.02 is subject to the limitations as set out in Section 2.07.
SECTION 3.03    Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation under applicable Law or otherwise shall be fully subordinated to the Payment in Full of the Guaranteed Obligations; provided that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the Payment in Full of the Guaranteed Obligations, such amount shall be held in trust (or a comparable form admissible under applicable law) for the benefit of the Administrative Agent who shall hold them for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, pursuant to Section 9.2.4 of the Credit Agreement. No failure on the part of a Non-US Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable Law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.
ARTICLE IV

Miscellaneous
SECTION 4.01    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.5 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the [Dutch Borrower] as provided in Section 11.5 of the Credit Agreement.
SECTION 4.02    Waivers; Amendment.
(a)    No failure by the Administrative Agent or any other Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be

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effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, issuance of a Letter of Credit, entering into of Lender Provided Commodity Hedges, Lender Provided Foreign Currency Hedges or Lender Provided Interest Rate Hedges or entering into of Other Lender Provided Financial Service Products shall not be construed as a waiver of any Potential Default, regardless of whether the Administrative Agent, any Lender, or any Issuing Lender may have had notice or knowledge of such Potential Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.1 of the Credit Agreement.
SECTION 4.03    Fees and Expenses; Indemnification; Payment Generally.
(a)    The parties hereto agree that each Secured Party shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Section 11.3 of the Credit Agreement, with references to the Administrative Agent therein being deemed a reference to the “Secured Parties” for purposes hereof.
(b)    Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable not later than 10 Business Days after written demand therefor.
(c)    Each Guarantor shall make all payments hereunder as required by Section 5.9.2 of the Credit Agreement, and Section 5.9 of the Credit Agreement is hereby incorporated by reference. The obligations of each of the Guarantors under this paragraph shall survive the Payment in Full of the Guaranteed Obligations and termination of this Guaranty.
SECTION 4.04    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. No party hereto may assign any of its right or obligations hereunder except as permitted pursuant to the Credit Agreement.

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SECTION 4.05    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans, issuance of any Letters of Credit, entering into of Other Lender Provided Financial Service Products and entering into of Lender Provided Commodity Hedges, Lender Provided Foreign Currency Hedges or Lender Provided Interest Rate Hedges, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender, or any Lender may have had notice or knowledge of any Potential Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Obligations are Paid in Full.
SECTION 4.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.1 of the Credit Agreement, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 4.07    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 4.08    Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Lender, irrespective of whether or not such Lender or such Issuing Lender shall have made any demand under this Agreement or any other Loan Document and although such

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obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section 4.08 are in addition to other rights and remedies (including other rights of set-off) that such Lender, the L/C Issuer or their respective Affiliates may have.
SECTION 4.09    Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.
(a)    The terms of Section 11.11 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
(b)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
SECTION 4.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 4.11    Guaranty Absolute. To the fullest extent permitted by Law, all rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guaranteed Obligations or this Agreement (other than the Payment in Full of all of the Guaranteed Obligations).
SECTION 4.12    Termination or Release.
(a)    This Agreement and the Guarantees made herein shall terminate with respect to all Guaranteed Obligations when all the outstanding Guaranteed Obligations have been Paid in Full.
(b)    A Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of

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which such Guarantor ceases to be a Subsidiary of the Parent or becomes a Non-Material Subsidiary.
(c)    In connection with any termination or release pursuant to paragraph (a) or (b), the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Section 10.10 of the Credit Agreement. Any execution and delivery of documents pursuant to this Section 4.12 shall be without recourse to or warranty by the Administrative Agent.
(d)    At any time that the Parent desires that the Administrative Agent take any of the actions described in immediately preceding paragraph (c), it shall, upon request of the Administrative Agent, deliver to the Administrative Agent an officer’s certificate certifying that the release of the respective Guarantor is permitted pursuant to paragraph (a) or (b). The Administrative Agent shall have no liability whatsoever to any Guarantor as a result of any release of any Guarantor by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 4.12.
(e)    Notwithstanding anything to the contrary set forth in this Agreement, each Lender, by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the obligations of any Borrower or any Subsidiary under any Lender Provided Commodity Hedge, Lender Provided Foreign Currency Hedge, Lender Provided Interest Rate Hedge, or any Other Lender Provided Financial Service Product shall be guaranteed pursuant to this Agreement only to the extent that, and for so long, the other Guaranteed Obligations are so guaranteed and (ii) any release of a Guarantor effected in the manner permitted by this Agreement shall not require the consent of any Lender.
SECTION 4.13    Additional Guarantors. Pursuant to Section 8.1.11 of the Credit Agreement, upon (x) the formation or acquisition of any new direct or indirect Subsidiary (other than a Non-Material Subsidiary) by any Loan Party or any Subsidiary ceasing to constitute an Non-Material Subsidiary, the Parent shall, in each case at the Parent’s expense, cause such Subsidiary to enter into this Agreement. Upon execution and delivery by the Administrative Agent and a Subsidiary of a Guaranty Supplement, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.
SECTION 4.14    Limitation on Guaranteed Obligations. Each Guarantor and each Secured Party (by its acceptance of the benefits of this Agreement) hereby confirms that it is its intention that this Agreement not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws (including the Bankruptcy Code of the United States, the Uniform Fraudulent Conveyance Act or any similar Federal or state law or other equivalent thereof).

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SECTION 4.15    Parallel Debt.
(a)    Each Guarantor agrees, by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis), that in respect of any Corresponding Debt (defined below) it will owe the same amount in full to the Administrative Agent and that, accordingly, the Administrative Agent will have its own independent right to request payment of amounts equal to, and in the currency of, the respective Corresponding Debt. The Parallel Debt (defined below) of each Guarantor (i) shall become due and payable at the same time as its Corresponding Debt, and (ii) is independent and separate from, and without prejudice to, its Corresponding Debt.
(b)    The Parallel Debt of a Guarantor shall be (i) decreased to the extent that is Corresponding Debt has been irrevocably and unconditionally paid or discharged, and (ii) increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of a Guarantor shall be (x) decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged, and (y) increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of a Guarantor shall never exceed its Corresponding Debt.
(c)    All amounts received or recovered by the Administrative Agent in connection with this Section 4.15 to the extent permitted by applicable law, shall, prior to the occurrence of an Event of Default, be applied to the Obligations in such order as Administrative Agent may determine, and after and during the continuance of an Event of Default, be applied in accordance with Section 9.2 of the Credit Agreement.
(d)    For purposes of this Section 4.15, (i) “Parallel Debt” shall mean any amount which a Guarantor owes to the Administrative Agent under this Section 4.15, (ii) “Corresponding Debt” means any amount which a Guarantor owes to a Lender under or in connection with any Loan Document, and (iii) the Administrative Agent (x) is the independent and separate creditor of each Parallel Debt, (y) acts in its own name and not as Administrative Agent, representative or trustee of the Lenders and its claims in respect of each Parallel Debt shall not be held on trust, and (z) shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).
(e)    This Section 4.15 applies only to Guarantors which are party to a Collateral Document governed by the laws of Germany and for the purpose of determining the secured obligations in the transaction security documents governed by German law.
SECTION 4.16    Continuing Guaranty This guaranty is a continuing guaranty of payment, and shall apply to all Guaranteed Obligations whenever arising.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

OMG GERMANY SUBSIDIARY
HOLDING GMBH

By: ____________________________________
Name:    Valerie Gentile Sachs
Title:    Managing Director

OMG BORCHERS GMBH

By: ____________________________________
Name: Michael Stanko
Title: Managing Director

OMG GERMANY HOLDING GMBH

By: ____________________________________
Name:    Valerie Gentile Sachs
Title:    Managing Director

VAC BETEILIGUNGS-GMBH

By: ____________________________________
Name:    Valerie Gentile Sachs
Title:    Managing Director

VAC FINANZIERUNG GMBH

By: ____________________________________
Name:    Valerie Gentile Sachs
Title:    Managing Director

VAC PARTICIPATION GMBH

By: ___________________________________
Name:    Valerie Gentile Sachs
Title:    Managing Director

VACUUMSCHMELZE GMBH & CO. KG

By: VAC Finanzierung GmbH, its general partner

By: ____________________________________
Name: Valerie Gentile Sachs
Title: Managing Director

VAC NETHERLANDS B.V.

A private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) with corporate seat in Hoorn

By: ___________________________________
Name: Dr. Hartmut Eisele
Title: Managing Director

OMG KOKKOLA CHEMICALS HOLDING (TWO) B.V.
A private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) with corporate seat in Hoorn

By: ____________________________________
Name: Valerie Gentile Sachs
Title: Managing Director A

By: ____________________________________
Name:
Title: Authorized Representative of Intertrust (Netherlands) B.V. (Managing Director B)

PNC BANK, NATIONAL ASSOCIATION, as
Administrative Agent
By:
Name: Christian S. Brown
Title: Senior Vice President

SUPPLEMENT NO. __ dated as of [●], to the Non-U.S. Guaranty, dated as of September 4, 2013, among the Guarantors identified therein and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Non-U.S. Guaranty”).
A. Reference is made to the Credit Agreement dated as of September 4, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OM GROUP, INC., a Delaware corporation (the “Parent”), HARKO C.V., a limited partnership (commanditaire vennootschap) organized under the laws of the Netherlands (the “Dutch Borrower”), VAC GERMANY GMBH, a limited liability company organized under the laws of Germany (the “German Borrower” and, together with the Parent and the Dutch Borrower, the “Borrowers”), the Lenders from time to time party thereto and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Swing Loan Lender and Issuing Lender.
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Non-U.S. Guaranty.
C. The Guarantors have entered into the Non-U.S. Guaranty in order to induce (v) the Lenders to make Loans and the Issuing Lenders to issue Letters of Credit, (w) certain Lenders to enter into and/or maintain Lender Provided Commodity Hedges, (x) certain Lenders to enter into and/or maintain Lender Provided Foreign Currency Hedges, (y) certain Lenders to enter into and/or maintain Lender Provided Interest Rate Hedges and (z) certain Lenders to enter into Other Lender Provided Financial Service Products. Section 4.13 of the Non-U.S. Guaranty provides that additional Material Subsidiaries that are Foreign Subsidiaries of the Parent may become Guarantors under the Non-U.S. Guaranty by execution and delivery of an instrument substantially in the form of this Supplement. The undersigned Material Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Non-U.S. Guaranty in order to induce (v) the Lenders to make Loans and the Issuing Lenders to issue Letters of Credit, (w) certain Lenders to enter into and/or maintain Lender Provided Commodity Hedges, (x) certain Lenders to enter into and/or maintain Lender Provided Foreign Currency Hedges, (y) certain Lenders to enter into and/or maintain Lender Provided Interest Rate Hedges and (z) certain Lenders to enter into Other Lender Provided Financial Service Products and as consideration for (v) Loans previously made and Letters of Credit previously issued, (w) Lender Provided Commodity Hedges, (x) Lender Provided Foreign Currency Hedges previously entered into and/or maintained, (y) Lender Provided Foreign Currency Hedges previously entered into and/or maintained and (z) Secured Cash Management Agreements previously entered into.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 4.13 of the Non-U.S. Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Non-U.S. Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Non-U.S. Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Guaranteed Obligations does hereby, for the benefit of the Secured Parties, their successors and assigns, irrevocably, absolutely and unconditionally guaranty, jointly with the other Guarantors and severally, the due and punctual payment and performance of the Guaranteed Obligations. Each reference to a “Guarantor” in the Non-U.S. Guaranty shall be deemed to include the New Subsidiary. The Non-U.S. Guaranty is hereby incorporated herein by reference.
SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by Debtor Relief Laws or by general principles of equity.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. Except as expressly supplemented hereby, the Non-U.S. Guaranty shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Non-U.S. Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Non-U.S. Guaranty.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Non-U.S. Guaranty as of the day and year first above written.
[Name of New Subsidiary]

By:	Name: Title:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	Name: Title:

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EXHIBIT 1.1(I)

FORM OF INTERCOMPANY
SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 4, 2013, made by each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”).
This Agreement is an “Intercompany Subordination Agreement” as defined in the Credit Agreement dated as of September 4, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among OM Group, Inc., a Delaware corporation, Harko C.V., a limited partnership (commanditaire vennootschap) under the laws of the Netherlands, VAC Germany GmbH, a limited liability company under the laws of Germany (collectively, the “Borrowers”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time and PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and is subject to the terms thereof. Terms used but not defined herein have the meanings attributed to them in the Credit Agreement.
Anything in this Agreement to the contrary notwithstanding, any indebtedness owing from time to time in respect of all loans or advances (including, without limitation, pursuant to guarantees therefor or security therefor) which are owed by any Payor that is a Loan Party to any other entity party to this Agreement other than another Loan Party (each, in such capacity, a “Payee”) (the “Subordinated Intercompany Obligations”) shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor, including, without limitation, where applicable, under such Payor’s guarantee of the Obligations under the Credit Agreement (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):
(i)    In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Agreement and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as the Subordinated Intercompany Obligations, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;
(ii)    if any Event of Default occurs and is continuing no payment or distribution of any kind or character shall be made by or on behalf of such Payor or any other Person on its behalf with respect to the Subordinated Intercompany Obligations; and
(iii)    if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of the Subordinated Intercompany Obligations shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.
Each Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the other Loan Documents with respect to this Agreement. To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Agreement by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agrees that the subordination of the Subordinated Intercompany Obligations is for the benefit of the Administrative Agent and the Lenders and the Administrative Agent and the Lenders are obligees under this Agreement to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of the itself and the Lenders, proceed to enforce the subordination provisions herein.
The Subordinated Intercompany Obligations owed by any Payor that is not a Borrower or a Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.
Nothing contained in this Agreement is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on the Subordinated Intercompany Obligations as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.
Notwithstanding any other provision of this Agreement, it is understood and agreed that (i) the obligations of VAC Germany GmbH under the Credit Agreement are subject to the limitations set forth in Sections 11.15 and 11.16 of the Credit Agreement, (ii) the obligations of Harko C.V. under the Credit Agreement are subject to the limitations set forth in Sections 1.6, 11.1 and 11.19 of the Credit Agreement, and (iii) the obligations of the Foreign Loan Parties are subject to the limitations set forth in Section 5.1.2 of the Credit Agreement.
This Agreement shall terminate when all the outstanding Obligations under the Credit Agreement have been Paid in Full. In connection with any termination or release pursuant to this paragraph, the Administrative Agent shall execute and deliver to the Payee, at the Payee’s expense, all documents that the Payee shall reasonably request to evidence such termination or release.
No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Payor or Payee therefrom, shall be effective unless the same shall be consented to in writing by the Administrative Agent and made in accordance with the terms of the Credit Agreement. Section 11.11 of the Credit Agreement is incorporated herein, mutatis mutandis, as if a part hereof. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.
[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Intercompany Subordination Agreement as of the date set forth above.

OM GROUP, INC.

By: ____________________________________
Name:    Christopher M. Hix
Title: Vice President and Chief Financial Officer

HARKO C.V.

By: OMG Harko Holdings, LLC,
its general partner

By: ____________________________________
Name: Christopher M. Hix
Title: Vice President

VAC GERMANY GMBH

By: ____________________________________
Name:    Valerie Gentile Sachs
Title: Managing Director

COMPUGRAPHICS U.S.A. INC.
OMG AMERICAS, INC.
OMG ELECTRONIC CHEMICALS, LLC
OMG ENERGY HOLDINGS, INC.
OMG HARKO HOLDINGS, LLC

By: ____________________________________
Name:    Christopher M. Hix
Title:     Vice President

EAGLEPICHER TECHNOLOGIES, LLC
EAGLEPICHER MEDICAL POWER, LLC

By: ____________________________________
Name:    Emily Russell
Title:    Secretary

EPEP HOLDING COMPANY, LLC

By: EaglePicher Technologies, LLC,
its sole member

By: ____________________________________
Name: Emily Russell
Title: Secretary

OMG GERMANY SUBSIDIARY
HOLDING GMBH

By: ____________________________________
Name:    Valerie Gentile Sachs
Title:    Managing Director

OMG BORCHERS GMBH

By: ____________________________________
Name: Michael Stanko
Title: Managing Director

OMG GERMANY HOLDING GMBH

By: ____________________________________
Name:    Valerie Gentile Sachs
Title:    Managing Director

VAC BETEILIGUNGS-GMBH

By: ____________________________________
Name:    Valerie Gentile Sachs
Title:    Managing Director

VAC FINANZIERUNG GMBH

By: ____________________________________
Name:    Valerie Gentile Sachs
Title:    Managing Director

VAC PARTICIPATION GMBH

By: ___________________________________
Name:    Valerie Gentile Sachs
Title:    Managing Director

VACUUMSCHMELZE GMBH & CO. KG

By: VAC Finanzierung GmbH, its general partner

By: ____________________________________
Name: Valerie Gentile Sachs
Title: Managing Director

OMG ELECTRONIC CHEMICALS (M)
SDN. BHD.

By: ____________________________________
Name: Christopher J. Vidoli
Title:

VAC NETHERLANDS B.V.

A private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) with corporate seat in Hoorn
By: ___________________________________
Name: Dr. Hartmut Eisele
Title: Managing Director

OMG KOKKOLA CHEMICALS HOLDING (TWO) B.V.

A private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) with corporate seat in Hoorn

By: ____________________________________
Name: Valerie Gentile Sachs
Title: Managing Director A

By: ____________________________________
                        Name:
Title: Authorized Representative of Intertrust                                 (Netherlands) B.V. (Managing Director B)

EXHIBIT 1.1(N)(1)

FORM OF
PARENT REVOLVING CREDIT NOTE
$_______________    Cleveland, Ohio
September 4, 2013

FOR VALUE RECEIVED, the undersigned OM GROUP, INC., a Delaware corporation (herein, together with its successors and assigns, the “Borrower”), hereby promises to pay to _______________________ (the “Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of __________________ DOLLARS ($_____________), or, if less, the then unpaid principal amount of all Revolving Credit Loans (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below), made by the Lender to the Borrower pursuant to the Credit Agreement, on the Expiration Date.
The Borrower promises also to pay interest in like currency and funds on the unpaid principal amount of the Revolving Credit Loans evidenced hereby from the date of advance thereof until paid at the rates and at the times provided in the Credit Agreement.
This Parent Revolving Credit Note (this “Note”) is issued pursuant to the Credit Agreement dated as of September 4, 2013, by and among the Borrower, Harko CV and VAC Germany GmbH, as borrowers, the Guarantors party thereto from time to time, the lending institutions from time to time party thereto (including the Lender) and PNC Bank, National Association, as Administrative Agent (as from time to time in effect, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Loan Documents. This Note is subject to voluntary and mandatory prepayment prior to the Expiration Date, in whole or in part, as provided in the Credit Agreement.
Notwithstanding that the aggregate of all Notes evidencing Revolving Credit Loans exceeds $350,000,000, neither the Borrower, nor any other borrower under the Credit Agreement, shall be entitled to Revolving Credit Loans that exceed the limitations set forth in Section 2.1.1 of the Credit Agreement.
In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in full in the manner and with the effect provided in the Credit Agreement.
The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD APPLY A DIFFERENT LAW.

THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PARENT REVOLVING CREDIT NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

OM GROUP, INC.

By:_________________________________
Name: Christopher M. Hix
Title: Vice President and Chief Financial Officer

EXHIBIT 1.1(N)(2)

FORM OF
FOREIGN BORROWER REVOLVING CREDIT NOTE

$_____________    Cleveland, Ohio
September 4, 2013

FOR VALUE RECEIVED, each of the undersigned HARKO C.V., a limited partnership (commanditaire vennootschap), under the laws of the Netherlands, and VAC GERMANY GMBH, a limited liability company under the laws of Germany (herein, together with their successors and assigns, the “Foreign Borrowers”), hereby promises to pay, jointly and severally, to _______________________ (the “Lender”), in lawful money of the United States of America and in immediately available funds the principal sum of __________________ DOLLARS ($_____________), or, if less, the then unpaid principal amount of all Revolving Credit Loans (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below), made by the Lender to the Foreign Borrowers pursuant to the Credit Agreement, on the Expiration Date.
Each Foreign Borrower promises also to pay interest in like currency and funds on the unpaid principal amount of the Revolving Credit Loans evidenced hereby from the date of advance thereof until paid at the rates and at the times provided in the Credit Agreement.
This Foreign Borrower Revolving Credit Note (this “Note”) is issued pursuant to the Credit Agreement dated as of September 4, 2013, by and among the Foreign Borrowers, OM Group, Inc., as a borrower, the Guarantors party thereto from time to time, the lending institutions from time to time party thereto (including the Lender) and PNC Bank, National Association, as Administrative Agent (as from time to time in effect, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Loan Documents. This Note is subject to voluntary and mandatory prepayment prior to the Expiration Date, in whole or in part, as provided in the Credit Agreement.
Notwithstanding that the aggregate of all Notes evidencing Revolving Credit Loans exceeds $350,000,000, no Borrower shall be entitled to Revolving Credit Loans that exceed the limitations set forth in Section 2.1.1 of the Credit Agreement. Further, Revolving Credit Loans evidenced by this Note, at the request of the applicable Foreign Borrower, and subject to the terms of the Credit Agreement, may be denominated in either Dollars or the Optional Currency.
Notwithstanding any other provision of this Note, it is understood and agreed that (i) the obligations of VAC Germany GmbH under this Note are subject to the limitations set forth in Sections 11.15 and 11.16 of the Credit Agreement and (ii) the obligations of Harko C.V. under this Note are subject to the limitations set forth in Sections 1.6, 11.1 and 11.19 of the Credit Agreement.
In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in full in the manner and with the effect provided in the Credit Agreement.

Each Foreign Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD APPLY A DIFFERENT LAW.
[Signature page follows]

EACH OF THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS FOREIGN BORROWER REVOLVING CREDIT NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

HARKO C.V.

By: OMG Harko Holdings, LLC,
its general partner

By: ___________________________________
Name: Christopher M. Hix
Title: Vice President

VAC GERMANY GMBH

By: ___________________________________
Name: Valerie Gentile Sachs
Title: Managing Director

EXHIBIT 1.1(N)(3)

FORM OF
DOMESTIC SWING LOAN NOTE
$20,000,000.00    Cleveland, Ohio

    September 4, 2013
FOR VALUE RECEIVED, the undersigned OM GROUP, INC., a Delaware corporation (herein, together with its successors and assigns, the “Borrower”), hereby promises to pay to PNC BANK, NATIONAL ASSOCIATION (the “Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of TWENTY MILLION DOLLARS ($20,000,000.00), or, if less, the then unpaid principal amount of all Domestic Swing Loans (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below), made by the Lender to the Borrower pursuant to the Credit Agreement, on the Expiration Date.
The Borrower promises also to pay interest in like currency and funds on the unpaid principal amount of the Domestic Swing Loans evidenced hereby from the date of advance thereof until paid at the rates and at the times provided in the Credit Agreement.
This Domestic Swing Loan (this “Note”) is issued pursuant to the Credit Agreement dated as of September 4, 2013, by and among the Borrower, Harko CV and VAC Germany GmbH, as borrowers, the Guarantors from time to time party thereto, the lending institutions from time to time party thereto (including the Lender) and PNC Bank, National Association, as Administrative Agent (as from time to time in effect, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Loan Documents. This Note is subject to voluntary and mandatory prepayment prior to the Expiration Date, in whole or in part, as provided in the Credit Agreement.
In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in full in the manner and with the effect provided in the Credit Agreement.
The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD APPLY A DIFFERENT LAW.

THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DOMESTIC SWING LOAN NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

OM GROUP, INC.

By: _____________________________
Name:    Christopher M. Hix
Title: Vice President and Chief Financial Officer

EXHIBIT 1.1(N)(4)

FORM OF
FOREIGN SWING LOAN NOTE
$20,000,000.00    Cleveland, Ohio

    September 4, 2013
FOR VALUE RECEIVED, each of the undersigned HARKO C.V., a limited partnership (commanditaire vennootschap) under the laws of the Netherlands, and VAC GERMANY GMBH, a limited liability company under the laws of Germany (herein, together with their successors and assigns, each a “Borrower” and collectively, the “Borrowers”), hereby promises to pay, jointly and severally, to JPMORGAN CHASE BANK, N.A. (the “Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of TWENTY MILLION DOLLARS ($20,000,000), or, if less, the then unpaid principal amount of all Foreign Swing Loans (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below), made by the Lender to the Borrowers pursuant to the Credit Agreement, on the Expiration Date.
Each Borrower promises also to pay interest in like currency and funds on the unpaid principal amount of the Foreign Swing Loans evidenced hereby from the date of advance thereof until paid at the rates and at the times provided in the Credit Agreement.
This Foreign Swing Loan Note (this “Note”) is issued pursuant to the Credit Agreement dated as of September 4, 2013, by and among the Borrowers, OM Group, Inc., as a borrower, the Guarantors party thereto from time to time, the lending institutions from time to time party thereto (including the Lender) and PNC Bank, National Association, as Administrative Agent (as from time to time in effect, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Loan Documents. This Note is subject to voluntary and mandatory prepayment prior to the Expiration Date, in whole or in part, as provided in the Credit Agreement.
Foreign Swing Loans, at the request of the applicable Borrower, and subject to the terms of the Credit Agreement, may be denominated in either Dollars or the Optional Currency.
Notwithstanding any other provision of this Note, it is understood and agreed that (i) the obligations of VAC Germany GmbH under this Note are subject to the limitations set forth in Sections 11.15 and 11.16 of the Credit Agreement and (ii) the obligations of Harko C.V. under this Note are subject to the limitations set forth in Sections 1.6, 11.1 and 11.19 of the Credit Agreement.
In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in full in the manner and with the effect provided in the Credit Agreement.

Each Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD APPLY A DIFFERENT LAW.
[Signature page follows]

EACH OF THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS FOREIGN SWING LOAN NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

HARKO C.V.

By: OMG Harko Holdings, LLC,
its general partner

By: ___________________________________
Name: Christopher M. Hix
Title: Vice President

VAC GERMANY GMBH

By: ___________________________________
Name: Valerie Gentile Sachs
Title: Managing Director

EXHIBIT 1.1(P)(1)

FORM OF PATENT, TRADEMARK AND COPYRIGHT
SECURITY AGREEMENT

THIS PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT (this “IP Security Agreement”) is made and entered into as of this 4th day of September, 2013, by and among each of OM GROUP, INC., a Delaware corporation (the “Parent”), OMG Electronic Chemicals, LLC, a Delaware limited liability company, OMG Americas, Inc., an Ohio corporation, EaglePicher Technologies, LLC, a Delaware limited liability company, EaglePicher Medical Power, LLC, a Delaware limited liability company, Compugraphics U.S.A. Inc., a Delaware corporation (each a “Grantor” and collectively, the “Grantors”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as Administrative Agent under and pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Recitals:

A.    The Parent, certain subsidiaries of the Parent from time to time party thereto, including the Grantors, the Lenders party thereto as the “Lenders”, and PNC Bank, National Association, as the “Administrative Agent,” the “Domestic Swing Loan Lender” and the “Issuing Lender”, are the parties to that certain Credit Agreement dated as of September 4, 2013 (as amended, restated, supplemented and replaced from time to time, the “Credit Agreement”).

B.    It is a condition precedent to the effectiveness of the Credit Agreement that the Grantors deliver this IP Security Agreement.

C.    The Parent and the other Grantors are party to a Security Agreement dated as of September 4, 2013 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent.

Agreements:

NOW THEREFORE, in consideration of the foregoing Recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Administrative Agent hereby agree as follows:

1.    INCORPORATION OF CREDIT AGREEMENT AND SECURITY AGREEMENT. The Credit Agreement and the Security Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference.

2.    SECURITY INTEREST IN PATENTS, TRADEMARKS, COPYRIGHTS, ETC. Each Grantor hereby pledges and grants to the Administrative Agent for the benefit of the Secured

Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral of such Grantor (collectively, the “IP Collateral”):
(a) registered or applied for Patents, Trademarks and Copyrights of such Grantor listed on Schedule I attached hereto; and
(b) all Proceeds of any and all of the foregoing,
provided, however, that the IP Collateral shall not include any Excluded Property.

3.    SECURITY AGREEMENT. The security interest granted pursuant to this IP Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patents, Trademarks and Copyrights made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this IP Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Administrative Agent shall otherwise determine.

4.    TERMINATION. Upon the payment in full of the Obligations and termination of the Security Agreement, the Administrative Agent shall execute, acknowledge, and deliver to the Grantors an instrument in writing in recordable form releasing the IP Collateral.

5.    COUNTERPARTS.    This IP Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this IP Security Agreement by signing and delivering one or more counterparts.

6.    GOVERNING LAW. Section 11.11.1 through Section 11.11.5 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Patent, Trademark and Copyright Security Agreement as of the date first above written.

GRANTORS:

OM GROUP, INC.

By: ____________________________________
Name:    Christopher M. Hix
Title: Vice President and Chief Financial Officer

COMPUGRAPHICS U.S.A. INC.
OMG ELECTRONIC CHEMICALS, LLC
OMG AMERICAS, INC.

By: ____________________________________
Name:    Christopher M. Hix
Title: Vice President

EAGLEPICHER TECHNOLOGIES, LLC
EAGLEPICHER MEDICAL POWER, LLC

By: ____________________________________
Name:    Emily Russell
Title:     Secretary

Accepted and Agreed:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name: Christian S. Brown
Title: Senior Vice President

SCHEDULE I
to
IP SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patents

Patent Applications

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademarks

Trademark Applications

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyrights

EXHIBIT 1.1(S)

SECURITY AGREEMENT
By
OM GROUP, INC.,

and
THE DOMESTIC GUARANTORS PARTY HERETO
and
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent
______________________
Dated as of September 4, 2013

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Page

ARTICLE V

Certain Provisions Concerning Securities Collateral

SECTION 5.1.	Pledge of Additional Securities Collateral	20
SECTION 5.2.	Voting Rights; Distributions; Etc	21
SECTION 5.3.	Defaults, Etc	22
SECTION 5.4.	Certain Agreements of Pledgors as Issuers and Holders of Equity Interests	22

ARTICLE VI

Certain Provisions Concerning Intellectual Property Collateral

SECTION 6.1.	Grant of Intellectual Property License	23
SECTION 6.2.	Proptection of Administration Agent's Security	23
SECTION 6.3.	After-Acquired Property	24
SECTION 6.4.	Litigation	24

ARTICLE VII

Certain Provisions Concerning Receivables

SECTION 7.1.	Maintenance of Records	25

ARTICLE VIII

Transfers

SECTION 8.1.	Transfers of Collateral	25

ARTICLE IX

Remedies

SECTION 9.1.	Remedies	25
SECTION 9.2.	Notice of Sale	27
SECTION 9.3.	Waiver of Notice and Claims	28
SECTION 9.4.	Certain Sales of Collateral	28
SECTION 9.5.	No Waiver; Cumulative Remedies	29
SECTION 9.6.	Certain Additional Actions Regarding Intellectual Property	29

ARTICLE X

Certain Provisions Concerning Intellectual Property Collateral

SECTION 10.1.	Application of Proceeds	29

ARTICLE X

Miscellaneous
SECTION 11.1.	Concerning Administrative Agent	30
SECTION 11.2.	Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact	31
SECTION 11.3.	Continuing Security Interest; Assignment	32

-ii-

-iii-

SECURITY AGREEMENT
This SECURITY AGREEMENT dated as of September 4, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by OM GROUP, INC., a Delaware corporation (the “Parent”), and the Domestic Guarantors from to time to time party hereto, as pledgors, assignors and debtors (the Parent, together with the Domestic Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Administrative Agent”).
R E C I T A L S :
A.    The Parent, certain subsidiaries of the Parent from time to time party thereto, the Administrative Agent and the lending institutions listed therein have, in connection with the execution and delivery of this Agreement, entered into that certain Credit Agreement, dated as of September 4, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement).
B.    Each Domestic Guarantor has, pursuant to the Guaranty Agreement, unconditionally guaranteed the Obligations.
C.    The Parent and each Domestic Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement.
D.    This Agreement is given by each Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Obligations.
F.    It is a condition to (i) the obligations of the Lenders to make the Loans under the Credit Agreement, (ii) the obligations of the Issuing Lender to issue Letters of Credit and (iii) the performance of the obligations of the Secured Parties under Lender Provided Commodity Hedges, Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products that constitute Obligations that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.
A G R E E M E N T :
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION
SECTION 1.1.    Definitions.
(a)    Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:
“Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”, “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “ Records”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; “Supporting Obligations”; and “Tangible Chattel Paper.”
(b)    Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement. Sections 1.1 and 1.2 of the Credit Agreement shall apply herein mutatis mutandis.
(c)    The following terms shall have the following meanings:
“Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.
“Administrative Agent” shall have the meaning assigned to such term in the Preamble hereof.
“Agreement” shall have the meaning assigned to such term in the Preamble hereof.
“Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.
“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.
“Commodity Account Control Agreement” shall mean a control agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Commodity Account.
“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.
“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9‑104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8‑106 of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9‑106 of the UCC.
“Control Agreements” shall mean, collectively, the Deposit Account Control Agreement, the Securities Account Control Agreement and the Commodity Account Control Agreement.
“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.
“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.
“Deposit Account Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Deposit Account.
“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, all “deposit accounts” as such term is defined in the UCC definition.
“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.
“Excluded Property” shall mean,
(a)    any permit or license issued by an Official Body to any Pledgor or any agreement to which any Pledgor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any requirement of Law applicable thereto, validly prohibit the creation by such Pledgor of a security interest in such permit, license or agreement in favor of the Administrative Agent (after giving effect to Sections 9‑406, 9‑407, 9‑408 or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code of the United States) or principles of equity);
(b)    assets owned by any Pledgor on the date hereof or hereafter acquired and any proceeds thereof that are subject to Permitted Liens to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for the Capitalized Lease or purchase money obligation subject to such Lien) validly prohibits the creation of any other Lien on such assets and proceeds (after giving effect to Sections 9‑406, 9‑407, 9‑408 or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code of the United States) or principles of equity);
(c)    with respect to the Obligations of the Parent and any Guaranty of Obligations of the Parent by a Domestic Guarantor, any Voting Stock of any Subsidiary (i) which is a CFC that is a direct or indirect wholly-owned Subsidiary representing in excess of 65% of the total voting power of all outstanding Voting Stock of such Subsidiary or (ii) which is a Foreign Holding Company, any Voting Stock of such Foreign Holding Company;
(d)    any stock of OMG Harko Holding, LLC or the general partnership interest of OMG Harko Holdings, LLC in Harko C.V.;
(e)    any intent-to-use trademark application to the extent and for so long as creation by a Pledgor of a security interest therein would result in the loss by such Pledgor of any material rights therein;
(f)    motor vehicles and other assets subject to certificates of title except to the extent perfecting a security interest therein may be accomplished by filing of financing statement in appropriate form in the applicable jurisdiction under the UCC;
(g)    letter-of-Credit Rights and Commercial Tort Claims except to the extent perfecting a security interest therein may be perfected by filing of a financing statement in appropriate form in the applicable jurisdiction under the UCC;
(h)    any assets to the extent the security interest therein in favor of the Administrative Agent is prohibited or restricted by applicable law, rule or regulation of an Official Body (including any requirement to obtain the consent of any Official Body) (after giving effect to Sections 9‑406(f), 9‑408(c) and (d) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code of the United States) or principles of equity);
(i)    any fee-owned real property and any leasehold interest;

(j)    equity Interests (i) constituting margin stock, and (ii) of non-wholly owned Subsidiaries, joint ventures or partnerships which cannot be pledged without the consent of another party (other than another Pledgor); and
(k)    property that may be excluded from the Collateral Documents pursuant to the last paragraph (beginning with the words “Notwithstanding the foregoing”) of Section 8.1.11 of the Credit Agreement;
provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clause (a) through (k) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a) through (k)).
“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Collateral, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Collateral, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Official Body and all other Payment Intangibles.
“Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including all goodwill connected with (i) the use of and symbolized by any Trademark or Intellectual Property License with respect to any Trademark in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor’s business.
“Harko CV” shall mean Harko C.V., a limited partnership (commanditaire vennootschap) organized under the laws of the Netherlands.
“Harko CV Equity Interests” shall mean any of the Equity Interests of Harko CV subject to the security interests created hereunder.
“Harko CV Partners” shall mean the Parent and OMG Harko Holdings, LLC, a Delaware limited liability company.
“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.
“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Intellectual Property Licenses and Goodwill.
“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license agreements with any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, under any such license agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.
“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described in Section 7 of the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.
“Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.
“Material Intellectual Property Collateral” shall mean any Intellectual Property Collateral that is material (i) to the use and operation of the Collateral, taken as a whole, or (ii) to the business, results of operations, or condition, financial or otherwise, of the Pledgors, taken as a whole.
“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdictions); (b) with respect to any limited liability company, the certificate or articles of formation or organizational and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Official Body in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Parent” shall have the meaning assigned to such term in the Preamble hereof.
“Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to, and all patent applications and registrations made by, such Pledgor (whether established or registered or, in each case, recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
“Patent, Trademark and Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 1.1(P)(1) to the Credit Agreement.
“Perfection Certificate” shall mean that certain perfection certificate dated September 4, 2013, attached hereto as Exhibit 4, executed and delivered by each Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be substantially in the form of the Perfection Certificate with such modifications as are reasonably satisfactory to the Parent and the Administrative Agent) executed and delivered (i) by the applicable Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Security Agreement Supplement executed in accordance with Section 3.5 hereof and (ii) by the Loan Parties in favor of the Administration Agent for the benefit of the Secured Parties pursuant to Section 4.7 below, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.
“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.
“Pledged Deposit Accounts” means each Deposit Account any Pledgor at any time opens or maintains, other than (A) segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts, withholding tax accounts, or trust, escrow or other fiduciary accounts or (B) Deposit Accounts the daily balance of which does not at any time exceed [$1,000,000] for any such account or [$5,000,000] for all such accounts under this clause (B).

“Pledged Securities” shall mean, collectively, with respect to each Pledgor, (i) all issued and outstanding Equity Interests of each Subsidiary of the Parent set forth on Schedule 1 hereto as being owned by such Pledgor (excluding VAC Sales USA LLC and Eagle Picher Energy Products ULC) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any issuer, which Equity Interests are hereafter acquired by such Pledgor (including by issuance) of an issuer organized under the laws of the United States or any state thereof, the United Kingdom, Canada or any province thereof, Germany, Finland or the Netherlands that is a Material Subsidiary and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests; provided, however, that Pledged Securities shall not include (a) any Equity Interests which are not required to be pledged pursuant to Section 8.1.11 of the Credit Agreement or (b) Pledged Securities that otherwise constitute Excluded Property. Notwithstanding the foregoing, Pledged Securities shall exclude any Excluded Property.
“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.
“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC, together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lender, the Swing Loan Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.5 of the Credit Agreement and any other permitted holder of any of the Obligations.
“Securities Account Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Securities Account.
“Security Agreement Supplement” shall mean an agreement substantially in the form of Exhibit 3 hereto.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.
“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof. Notwithstanding the foregoing, Trademarks shall exclude any Excluded Property.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.
SECTION 1.2.    Interpretation. The rules of interpretation specified in the Credit Agreement (including Section 1.2 and Section 1.3 thereof) shall be applicable to this Agreement.
SECTION 1.3.    Perfection Certificate. The Administrative Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Collateral, sections, amendments and supplements thereto are and shall at all times remain a part of this Agreement.
ARTICLE II

GRANT OF SECURITY AND OBLIGATIONS
SECTION 2.1.    Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations, each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

(i)	all Accounts;

(ii)	all Equipment, Goods, Inventory and Fixtures;

(iii)	all Documents, Instruments and Chattel Paper;

(iv)	all Securities Collateral;

(v)	all Investment Property;

(vi)	all Intellectual Property Collateral;

(vii)	all General Intangibles;

(viii)	all Money and all Deposit Accounts;

(ix)	all Supporting Obligations;

(x)	all books and records relating to the Collateral; and

(xi)
to the extent not covered by clauses (i) through (x) of this sentence, all other personal property of such Pledgor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xi) above, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property.
Pursuant to one or more other Collateral Documents, one or more of the Pledgors hereunder (for the purposes of this paragraph only, each a “CFC Owner”) have granted or will hereafter grant a security interest in up to 65% of the Voting Stock of one or more direct Subsidiaries of such CFC Owner that are CFCs (for the purposes of this paragraph only, each a “Partial Pledge Subsidiary”).  Pursuant to this Agreement, each such CFC Owner has also granted a security interest in up to 65% of the Voting Stock of one or more of such Partial Pledge Subsidiaries.  For avoidance of doubt, the parties to this Agreement confirm and agree that, the up to 65% of Voting Stock of each such Partial Pledge Subsidiary in which a CFC Owner has granted a security interest hereunder is the same up to 65% of Voting Stock of each such Partial Pledge Subsidiary in which such CFC Owner has granted or will grant a security interest under any other Collateral Document to which such CFC Owner is a party, and in no event shall the combination of this Agreement and any other

Collateral Documents to which a CFC Owner is a party, when taken individually or together, work to grant or create a security interest in the Voting Stock of a Partial Pledge Subsidiary that exceeds 65% in the aggregate.
SECTION 2.2.    Filings. (a) Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor and (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights.” Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon request by the Administrative Agent.
(a)    Each Pledgor hereby further authorizes the Administrative Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or, upon and during the continuation of an Event of Default, any similar office in any other country), including this Agreement and the Patent, Trademark and Copyright Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Administrative Agent, as secured party.
ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF COLLATERAL
SECTION 3.1.    Delivery of Certificated Securities Collateral. Except as provided in Section 8.1.8 of the Credit Agreement, each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Administrative Agent has a perfected first priority security interest therein subject to Permitted Liens. Except as provided in Section 8.1.11, each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within ten days after receipt thereof by such Pledgor, or such later date as the Administrative Agent may approve) be delivered to and held by or on behalf of the Administrative Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.
SECTION 3.2.    Perfection of Uncertificated Securities Collateral. Subject to the completion of the actions set forth in Schedule 8.1.8(b) [Post-Closing Covenants] of the Credit Agreement (to the extent any are applicable), each Pledgor represents and warrants that the Administrative Agent has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof subject to Permitted Liens. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law upon the request of the Administrative Agent, (i) cause the issuer to execute and deliver to the Administrative Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto with such modifications as are reasonably satisfactory to the Administrative Agent and such Pledgor, (ii) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Administrative Agent the right to transfer such Pledged Securities under the terms hereof, and (iii) after the occurrence and during the continuance of any Event of Default, upon request by the Administrative Agent use commercially reasonable efforts to, (A) cause the Organizational Documents of each such issuer that is a Subsidiary of the Parent to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Administrative Agent in accordance with the provisions of Section 3.1 hereto.
SECTION 3.3.    Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Except as provided in Section 8.1.8 of the Credit Agreement, each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Administrative Agent in respect of the Collateral have been delivered to the Administrative Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in the appropriate governmental, municipal or other office to the extent perfection can be obtained by the filing of a UCC-1 financing statement or the filing of an Intellectual Property Security Agreement with the United States Patent and Trademark Office (the “USPTO”) or United States Copyright Office (the “USCO”), as applicable. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Collateral as a perfected first priority security interest subject only to Permitted Liens.
SECTION 3.4.    Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Collateral:
(a)    Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Section 7 and Section 10 of the Perfection Certificate. Each Instrument and each item of Tangible Chattel Paper listed in Section 7 or Section 10 of the Perfection Certificate has been properly endorsed, assigned and delivered to the Administrative Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Administrative Agent exceeds [$1,000,000] in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within ten days after receipt thereof, or such later date as the Administrative Agent may approve, in writing) endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify.
(b)    Deposit Accounts. As of the date hereof, no Pledgor has any Deposit Accounts other than the accounts listed in Section 8(a) of the Perfection Certificate. Upon the request of the Administrative Agent, in its sole discretion, at any time after the date hereof, each Pledgor shall and shall cause the depository bank of each Deposit Account of such Pledgor, within 30 days after such request (or such later date as the Administrative Agent may approve), to enter into a Deposit Account Control Agreement in form and substance reasonably satisfactory to the Administrative Agent, such that upon the effectiveness of such Deposit Account Control Agreement, the Administrative Agent will have a first priority security interest in each such Pledged Deposit Account, which security interest is perfected by Control. After such request of the Administrative Agent as described in the previous sentence, no Pledgor shall hereafter establish and maintain any Pledged Deposit Account unless as promptly as practicable after the establishment thereof the applicable Bank and such Pledgor shall have duly executed and delivered to the Administrative Agent a Deposit Account Control Agreement with respect to such Deposit Account. The Administrative Agent agrees with each Pledgor that the Administrative Agent shall not give any instructions directing the disposition of funds from time to time credited to any Pledged Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Pledged Deposit Account unless an Event of Default has occurred and is continuing. Each Pledgor agrees that once the Administrative Agent sends an instruction or notice to a Bank exercising its Control over any Pledged Deposit Account, and such Pledgor having knowledge thereof, such Pledgor shall not give any instructions or orders with respect to such Pledged Deposit Account including, without limitation, instructions for distribution or transfer of any funds in such Deposit Account. No Pledgor shall grant Control of any Deposit Account to any person other than (i) the Administrative Agent, or (ii) pursuant to a Permitted Lien of the type described in clauses

(ii), (iv), (xi), (xii), (xiii), (xvii), (xix), (xxiv), (xxv) or (xxvii) of the definition of Permitted Lien set forth in the Credit Agreement.
(c)    Securities Accounts and Commodity Accounts. (i) As of the date hereof, no Pledgor has any Securities Accounts or Commodity Accounts other than those listed in Section 8(b) of the Perfection Certificate.  Upon the request of the Administrative Agent, in its sole discretion, at any time after the date hereof, each Pledgor shall and shall cause the applicable Securities Intermediary or Commodity Intermediary of each Securities Account or Commodity Account of such Pledgor, within 30 days after such request (or such later date as the Administrative Agent may approve), to enter into a Control Agreement in form and substance reasonably satisfactory to the Administrative Agent, such that upon the effectiveness of such Control Agreement, the Administrative Agent will have a first priority security interest in each pledged Securities Account and Commodity Account, which security interest is perfected by Control.  After such request of the Administrative Agent as described in the previous sentence, no Pledgor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless as promptly as practicable after the establishment thereof such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be.  The requirement in the preceding sentence shall not apply to any Securities Account or Commodity Account the daily balance of which does not exceed [$1,000,000] for any such account or [$5,000,000] for all such accounts.  Upon the effectiveness of a Control Agreement entered into pursuant to this clause (c), each Pledgor shall accept any cash and Investment Property in trust for the benefit of the Administrative Agent and within one [(1) Business Day] of actual receipt thereof, deposit any and all cash and Investment Property received by it into a Deposit Account or Securities Account subject to Administrative Agent’s Control.  The Administrative Agent agrees with each Pledgor that the Administrative Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur.  Each Pledgor agrees that once the Administrative Agent sends an instruction or notice to a Securities Intermediary or Commodity Intermediary exercising its Control over any Securities Account and Commodity Account, and such Pledgor having knowledge thereof, such Pledgor shall not give any instructions or orders with respect to such Securities Account and Commodity Account including, without limitation, instructions for investment, distribution or transfer of any Investment Property or financial asset maintained in such Securities Account or Commodity Account.  No Pledgor shall grant Control over any Investment Property to any person other than (i) the Administrative Agent, or (ii) pursuant to a Permitted Lien of the type described in clauses (ii), (iv), (xi), (xii), (xiii), (xvii), (xix), (xxiv), (xxv) or (xxvii) of the definition of Permitted Lien set forth in the Credit Agreement.
(d)    As between the Administrative Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and

the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Administrative Agent, a Securities Intermediary, a Commodity Intermediary, any Pledgor or any other person.
(e)    Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Section 9(a) of the Perfection Certificate. If any amount payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Administrative Agent thereof, unless it is Excluded Property, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control of such Electronic Chattel Paper under Section 9‑105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Administrative Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed [$1,000,000] in the aggregate for all Pledgors, unless it is Excluded Property. The Administrative Agent agrees with such Pledgor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9‑105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.
SECTION 3.5.    Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Parent which, from time to time, after the date hereof shall be required to pledge any assets to the Administrative Agent for the benefit of the Secured Parties pursuant to Section 8.1.11 of the Credit Agreement, to execute and deliver to the Administrative Agent (a) a Security Agreement Supplement substantially in the form of Exhibit 3 hereto and (b) upon the request of the Administrative Agent, a Perfection Certificate, in each case, within thirty (30) days of the date on which it was acquired or created or such later date as the Administrative Agent may approve, upon such execution and delivery, such Subsidiary shall constitute a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein; provided that, no such Foreign Subsidiary shall be required to become a party to this Agreement (but without limiting such obligations as may exist under the Loan Documents for such Foreign Subsidiary to become a party to other Collateral Documents). The execution and delivery of such Security Agreement Supplement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.
SECTION 3.6.    Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Administrative Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Administrative Agent’s security interest in the Collateral or permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Administrative Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request by the Administrative Agent such lists, schedules, descriptions and designations of the Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Administrative Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and reasonable expense of the Pledgors.
Notwithstanding anything contained herein or in any other Loan Document to the contrary, so long as no Event of Default has occurred and is continuing, (a) no Pledgor shall be required to take any action, and the Administrative Agent and the Lenders shall not take any action, to perfect any security interest granted hereunder other than the filing of the type set forth in Section 2.2 hereof, the delivery of Securities Collateral, Instruments or Chattel Paper as required by Section 3.1 and 3.4(a) and the actions required by Section 3.5(d) and (b). The obligations and performance hereof by the Pledgors is subject to the terms and requirements set forth in Section 8.1.11 of the Credit Agreement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS
Each Pledgor represents, warrants and covenants as follows:
SECTION 4.1.    Title. Except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and has rights and, as to Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Collateral pledged by it hereunder, free and clear of any and all Liens.
SECTION 4.2.    Validity of Security Interest. The security interest in and Lien on the Collateral granted to the Administrative Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, and (b) subject to the filings and the completion of the items set forth on Schedule 8.1.8(b) [Post-Closing Covenants] of the Credit Agreement (to the extent any are applicable), a perfected security interest in all the Collateral to the extent perfection can be obtained by the filing of a UCC-1 financing statement, the filing of an Intellectual Property Security Agreement or the delivery of the Certificated Securities. The security interest and Lien granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Collateral will at all times after the completion of the items set forth on Schedule 8.1.8 of the Credit Agreement, constitute a perfected, continuing security interest therein, prior to all other Liens on the Collateral except for Permitted Liens.
SECTION 4.3.    Defense of Claims; Transferability of Collateral. Each Pledgor shall, at its own cost and reasonable expense, defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Administrative Agent or any other Secured Party other than Permitted Liens. There is no agreement, order, judgment or decree, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the material Collateral or otherwise materially impair or conflict with such Pledgor’s obligations or the rights of the Administrative Agent hereunder.
SECTION 4.4.    Other Financing Statements. It has not filed, nor authorized any third party to file, any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Lien or financing statements or public notices relating to the termination statements. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to any holder of Permitted Liens.
SECTION 4.5.    Location of Inventory and Equipment. If an Event of Default has occurred or is continuing, upon the written request of the Administrative Agent, no Equipment or Inventory shall be moved to any location outside of the continental United States except pursuant to Section 8.2.4(iv) or Section 8.2.7 of the Credit Agreement.
SECTION 4.6.    Due Authorization and Issuance. All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable.
SECTION 4.7.    Collateral. All information set forth herein, including the exhibits hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate, in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects. As of the date hereof, the Collateral described in the Perfection Certificate constitutes all of the property of such type of Collateral owned or held by the Pledgors. On a going-forward basis, Parent shall deliver, concurrently with the annual financial statements of the Parent and its Subsidiaries furnished to the Administrative Agent and to the Lenders pursuant to Section 8.3.2 of the Credit Agreement, an updated Perfection Certificate that is accurate and complete in all material respects as of the end of the fiscal year that is the subject of such annual financial statements.
SECTION 4.8.    Insurance. In the event that the proceeds of any insurance claim are paid to any Pledgor after the Administrative Agent has exercised its right to foreclose after an Event of Default, such net cash proceeds shall be held in trust for the benefit of the Administrative Agent and immediately after receipt thereof shall be paid to the Administrative Agent for application in accordance with the Credit Agreement.
SECTION 4.9         Chief Executive Office; Change of Name; Jurisdiction of Organization. No Pledgor will effect any change (i) to its legal name, (ii) in the location of any Pledgor’s chief executive office, (iii) in its identity or organizational structure, (iv) in its organizational identification number, if any, or (v) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless it shall have given the Administrative Agent written notice of such change and clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request not less than thirty (30) days after the dater thereof (or such earlier date as the Administrative Agent may approve). Each Pledgor agrees to promptly provide the Administrative Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence, to the extent applicable and at the request of the Administrative Agent take all action necessary to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL
SECTION 5.1.    Pledge of Additional Securities Collateral. Subject to Section 8.1.11 of the Credit Agreement, each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes (with an aggregate principal amount exceeding [$1,000,000]) of any person, accept the same in trust for the benefit of the Administrative Agent and promptly (but in any event within thirty (30) days after receipt thereof, or such later date as the Administrative Agent may approve) deliver to the Administrative Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder be considered Collateral.
SECTION 5.2.    Voting Rights; Distributions; etc.
(a)    So long as no Event of Default shall have occurred and be continuing:
(i)    Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which could reasonably be expected to result in a Material Adverse Change.
(ii)    Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement.
(b)    [Reserved.]
(c)    Upon the occurrence and during the continuance of any Event of Default, upon written notice from the Administrative Agent:
(i)    All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; provided, however, that, solely in the case of the Harko CV Equity Interests, the Administrative Agent shall not consent to the transfer of any such Harko CV Equity Interests or to the admission of a new partner to Harko CV, in each case, without the prior consent of the Harko CV Partners.
(ii)    All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions.
(d)    Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Administrative Agent appropriate instruments as the Administrative Agent may reasonably request in order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.
(e)    All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Pledgor and shall promptly be paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).
SECTION 5.3.    Defaults, etc. Each Pledgor hereby represents and warrants that (i) such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder, (ii) no Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and (iii) as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities that have been delivered to the Administrative Agent) which evidence any Pledged Securities of such Pledgor.
SECTION 5.4.    Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.
(a)    In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.
(b)    In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be; provided, however, that, solely in the case of the Harko CV Equity Interests, if and to the extent, if ever, the Harko CV Equity Interests become Collateral hereunder (i) the Harko CV Equity Interests shall not be transferred to the Administrative Agent or any nominee, and (ii) neither the Administrative Agent nor any nominee of the Administrative Agent shall be admitted as a partner of Harko CV in the case of each of clauses (i) and (ii) without the prior consent of the Harko CV Partners.
ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL
SECTION 6.1.    Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.
SECTION 6.2.    Protection of Administrative Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and reasonable expense, (i) promptly following its becoming aware thereof, notify the Administrative Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any Material Intellectual Property Collateral, such Pledgor’s right to register such Material Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain in its commercially reasonable judgment and except as permitted by Section 8.2.7 of the Credit Agreement all Material Intellectual Property Collateral as presently used and operated, (iii) not permit to lapse or become abandoned any Material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Material Intellectual Property Collateral, in either case except as shall be consistent with such Pledgor’s commercially reasonable business judgment, (iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Administrative Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any Material Intellectual Property Collateral or the rights and remedies of the Administrative Agent in relation thereto including a levy or threat of levy or any legal process against any Material Intellectual Property Collateral, (v) not license any Material Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Material

Intellectual Property Collateral or the Lien on and security interest in the Material Intellectual Property Collateral created therein hereby, without the consent of the Administrative Agent, and (vi) diligently keep adequate records respecting all Material Intellectual Property Collateral.
SECTION 6.3.    After-Acquired Property. If any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, or if any intent-to use trademark application is no longer subject to clause (d) of the definition of Excluded Property, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party provided such Intellectual Property Collateral does not constitute Excluded Property. Except for Excluded Property, each Pledgor shall promptly provide to the Administrative Agent written notice of any of the foregoing and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution of a Patent, Trademark and Copyright Security Agreement (or joinder thereto) in form reasonably acceptable to the Administrative Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Administrative Agent’s security interest in such Intellectual Property Collateral. Further, each Pledgor authorizes the Administrative Agent to modify this Agreement by amending Section 6 of the Perfection Certificate to include any Intellectual Property Collateral of such Pledgor acquired or arising after the date hereof.
SECTION 6.4.    Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have the right but shall in no way be obligated to file applications for protection of the Material Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Administrative Agent or the Secured Parties to enforce the Material Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Administrative Agent, do any and all lawful acts and execute any and all documents requested by the Administrative Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Administrative Agent for all reasonable and documented costs and expenses incurred by the Administrative Agent in the exercise of its rights under Section 6.4 hereof in accordance with Section 11.3 of the Credit Agreement. In the event that the Administrative Agent shall elect not to bring suit to enforce the Material Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Administrative Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Material Intellectual Property Collateral by any person.
ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES
SECTION 7.1.    Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and reasonable expense complete records of each Receivable, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor’s sole cost and reasonable expense, upon the Administrative Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in such Receivables or the Administrative Agent’s security interest therein without the consent of any Pledgor.
ARTICLE VIII

TRANSFERS
SECTION 8.1.    Transfers of Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral pledged by it hereunder except as expressly permitted by the Credit Agreement.
ARTICLE IX

REMEDIES
SECTION 9.1.    Remedies. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may from time to time exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:
(i)    Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;
(ii)    Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Administrative Agent and shall promptly (but in no event later than five (5) Business Day after receipt thereof) pay such amounts to the Administrative Agent;
(iii)    Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;
(iv)    Take possession of the Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Administrative Agent at any place or places so designated by the Administrative Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Administrative Agent and therewith delivered to the Administrative Agent, (B) store and keep any Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;
(v)    Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Collateral for application to the Obligations as provided in Article X hereof;
(vi)    Retain and apply the Distributions to the Obligations as provided in Article X hereof;
(vii)    Exercise any and all rights as beneficial and legal owner of the Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

(viii)    Exercise all the rights and remedies of a secured party on default under the UCC, and the Administrative Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such person as a credit on account of the purchase price of the Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Administrative Agent shall not be obligated to make any sale of the Collateral or any part thereof regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Administrative Agent arising by reason of the fact that the price at which the Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Notwithstanding anything in the foregoing, if and to the extent, if ever, the Harko CV Equity Interests become Collateral hereunder, the Administrative Agent shall not consent to the transfer of any Harko CV Equity Interests or to the admission of a new partner to Harko CV, in each case, without the prior consent of the Harko CV Partners.
SECTION 9.2.    Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.
SECTION 9.3.    Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Administrative Agent’s taking possession or the Administrative Agent’s disposition of the Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Administrative Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence, willful misconduct, or breach in bad faith of its obligations hereunder on the part of the Administrative Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.
SECTION 9.4.    Certain Sales of Collateral.
(a)    Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Official Body, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Official Body. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Administrative Agent shall have no obligation to engage in public sales.
(b)    Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.
SECTION 9.5.    No Waiver; Cumulative Remedies.
(a)    No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.
(b)    In the event that the Administrative Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case, the Pledgors, the Administrative Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies, privileges and powers of the Administrative Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.
SECTION 9.6.    Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Administrative Agent, each Pledgor shall execute and deliver to the Administrative Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof.
ARTICLE X

APPLICATION OF PROCEEDS
SECTION 10.1.    Application of Proceeds. The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in accordance with the Credit Agreement.
ARTICLE XI

MISCELLANEOUS
SECTION 11.1.    Concerning Administrative Agent.
(a)    The Administrative Agent has been appointed as administrative agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Agreement and the Credit Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit

Agreement. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.
(b)    The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral.
(c)    The Administrative Agent shall be entitled to rely in good faith upon any written notice, statement, certificate, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.
(d)    If any item of Collateral also constitutes collateral granted to the Administrative Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the terms hereof shall prevail unless otherwise agreed between the Parent and the Administrative Agent.
(e)    The Administrative Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 4.9 hereof. If any Pledgor fails to provide information to the Administrative Agent about such changes on a timely basis, the Administrative Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Collateral, for which the Administrative Agent needed to have information relating to such changes. The Administrative Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Administrative Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Administrative Agent to search for information on such changes if such information is not provided by any Pledgor.
SECTION 11.2.    Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Administrative Agent may (but shall not be obligated to) upon prior notice to the Parent (or prompt subsequent notice to the Parent in circumstances considered by the Administrative Agent in good faith to be an emergency) do the same or cause it to be done or remedy any such breach, and may expend reasonable funds for such purpose; provided, however, that the Administrative Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Administrative Agent shall be paid by the Pledgors in accordance with the provisions of Section 11.3 of the Credit Agreement. Neither the provisions of this Section 11.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Security Documents which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 11.2 (but the Administrative Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
SECTION 11.3.    Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement and, in the case of a Secured Party that is a party to a Lender Provided Commodity Hedges, Lender Provided Interest Rate Hedge, Lender Provided Foreign Currency Hedge or Other Lender Provided Financial Service Product, such Lender Provided Commodity Hedges, Lender Provided Interest Rate Hedge, Lender Provided Foreign Currency Hedge or Other Lender Provided Financial Service Product, as applicable. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.
SECTION 11.4.    Termination; Release.
(a)    Upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Other Lender Provided Financial Service Products, Lender Provided Commodity Hedges, Lender Provided Interest Rate Hedges or Lender Provided Foreign Currency Hedges as to which arrangements satisfactory to the applicable bank shall have been made) and the expiration or termination or Cash Collateralization of all Letters of Credit (other than Letters of Credit as to which other arrangements reasonably satisfactory to the Administrative Agent and the Issuing Lender shall have been made), this Agreement shall terminate. Upon termination of this Agreement the Collateral shall be released from the Lien of this Agreement. Upon such release or any release of Collateral or any part thereof in accordance with the provisions of the Credit Agreement, the Administrative Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC‑3 termination financing statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.
(b)    If any Pledgor ceases to be a Domestic Guarantor in accordance with the provisions of the Credit Agreement, the Administrative Agent will, at the Parent’s reasonable expense and if requested by a Pledgor upon receipt of any certifications reasonably requested by the Administrative Agent in connection therewith and in accordance with Section 10.10 of the Credit Agreement, execute and deliver to the applicable Pledgor such documents as such Pledgor may reasonably request to evidence the release of Pledgor from the assignment and security interest granted hereunder and from its obligations hereunder.
SECTION 11.5.    Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Administrative Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.
SECTION 11.6.    Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Parent set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.
SECTION 11.7.    Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Section 11.11.1 through Section11.11.5 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.
SECTION 11.8.    Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.
SECTION 11.9.    Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 11.10.     Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
SECTION 11.11.     No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Collateral or any part thereof.
SECTION 11.12.     No Claims Against Administrative Agent. Nothing contained in this Agreement shall constitute any consent or request by the Administrative Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Administrative Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.
SECTION 11.13.     No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any person under or in respect of any of the Collateral or shall impose any obligation on the Administrative Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Administrative Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder. The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.
SECTION 11.14.     Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:
(i)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;
(ii)    any lack of validity or enforceability of the Credit Agreement, Lender Provided Commodity Hedges, any Lender Provided Interest Rate Hedge, any Lender Provided Foreign Currency Hedge, any Other Lender Provided Financial Service Product or any other Loan Document, or any other agreement or instrument relating thereto;
(iii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Lender Provided Commodity Hedge, any Lender Provided Interest Rate Hedge, any Lender Provided Foreign Currency Hedge, any Other Lender Provided Financial Service Product or any other Loan Document, or any other agreement or instrument relating thereto;
(iv)    any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;
(v)    any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any Lender Provided Commodity Hedge, any Lender Provided Interest Rate Hedge, any Lender Provided Foreign Currency Hedge, any Other Lender Provided Financial Service Product or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

(vi)    any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

IN WITNESS WHEREOF, each Pledgor and the Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

OM GROUP, INC.

By: __________________________________
Name:    Christopher M. Hix
Title: Vice President and Chief Financial Officer

COMPUGRAPHICS U.S.A. INC.
OMG AMERICAS, INC.
OMG ELECTRONIC CHEMICALS, LLC
OMG ENERGY HOLDINGS, INC.
OMG HARKO HOLDINGS, LLC

By: ____________________________________
Name:    Christopher M. Hix
Title:     Vice President

EAGLEPICHER TECHNOLOGIES, LLC
EAGLEPICHER MEDICAL POWER, LLC

By: ____________________________________
Name:    Emily Russell
Title:    Secretary

EPEP HOLDING COMPANY, LLC

By: EaglePicher Technologies, LLC,
its sole member

By: ____________________________________
Name: Emily Russell
Title: Secretary

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name: Christian S. Brown
Title: Senior Vice President
Schedule 1

PLEDGED SECURITIES

EXHIBIT 1
[Form of]

ISSUER’S ACKNOWLEDGMENT
The undersigned hereby (i) acknowledges receipt of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of September 4, 2013, made by OM GROUP, INC., a Delaware corporation (the “Parent”), the Domestic Guarantors party thereto and PNC BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”), (ii) agrees promptly to note on its books the security interests granted to the Administrative Agent and confirmed under the Security Agreement, (iii) upon the occurrence and during the continuance of an Event of Default, agrees that it will comply with instructions of the Administrative Agent with respect to the applicable Securities Collateral (including all Equity Interests of the undersigned) without further consent by the applicable Pledgor, (iv) agrees to notify the Administrative Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Administrative Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent or its nominee.
[                                                          ]

By:	Name: Title:

EXHIBIT 2
[Form of]

SECURITIES PLEDGE AMENDMENT
This Securities Pledge Amendment, dated as of [                    ], is delivered pursuant to Section 5.1 of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of September 4, 2013, made by OM GROUP, INC., a Delaware corporation (the “Parent”), the Domestic Guarantors party thereto and PNC BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Obligations.
PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[                                                                        ],
as Pledgor

By:	Name: Title:
AGREED TO AND ACCEPTED:
PNC BANK, NATIONAL ASSOCIATION,
 as Administrative Agent

By:	Name: Title:

EXHIBIT 3
[Form of]
SECURITY AGREEMENT SUPPLEMENT
[Name of New Pledgor]
[Address of New Pledgor]
[Date]

Ladies and Gentlemen:
Reference is made to the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of September 4, 2013, made by OM GROUP, INC., a Delaware corporation (the “Parent”), the Domestic Guarantors party thereto and PNC BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”).
This Security Agreement Supplement supplements the Security Agreement and is delivered by the undersigned, [                         ] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Administrative Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement.
Annexed hereto are supplements to each of the schedules to the Security Agreement and the Credit Agreement, as applicable, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement or the Credit Agreement, as applicable.
This Security Agreement Supplement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.
THIS SECURITY AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the New Pledgor has caused this Security Agreement Supplement to be executed and delivered by its duly authorized officer as of the date first above written.
[NEW PLEDGOR]

By:	Name: Title:
AGREED TO AND ACCEPTED:
PNC BANK, NATIONAL ASSOCIATION,
 as Administrative Agent

By:	Name: Title:
[Schedules to be attached]
EXHIBIT 4
PERFECTION CERTIFICATE
(See attached)

EXHIBIT 2.5.1

FORM OF
LOAN REQUEST1

__________  __, 20__

PNC Bank, National Association, as Administrative Agent
PNC Agency Services
PNC Firstside Center 4th Floor
500 First Avenue
Pittsburgh, Pennsylvania 15219
Attention: Trina Barkley
Telecopy No. (412) 705-2006

Ladies and Gentlemen:

The undersigned, [Insert name of Borrower] (the “Borrower”) refers to the Credit Agreement dated as of September 4, 2013 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Borrower, the other borrowers party thereto, various Guarantors, various financial institutions (the “Lenders”) and PNC Bank, National Association, as Administrative Agent. The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.5.1 of the Credit Agreement, that the Borrower hereby requests one or more borrowings or conversions of Loans under the Credit Agreement, and in connection therewith sets forth in the schedule attached hereto the information relating to each such borrowing or conversion (collectively, the “Proposed Action”) as required by Section 2.5.1 of the Credit Agreement (as applicable).
The Borrower hereby specifies that the Proposed Action will consist of Loans as indicated in the schedule attached hereto.
The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Action, and will be true after giving effect to the Proposed Action: (A) the representations, warranties of the Loan Parties are true and correct in all material respects, (i) except for such representations and warranties that refer expressly to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (ii) except further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Change” or similar language are true and correct (after giving effect to such qualification therein) in all respects as of such date2; and (B) no Event of Default or Potential Default has occurred and is continuing.
1 For Swing Loans, use Exhibit 2.5.2
2 Clause (A) is only required for borrowings, not conversions

PROPOSED CONVERSIONS

Proposed Conversion #1
[of the Loans described in the first table below
into the Loans described in the second table below]

LOAN 1 (Loan To Be Converted):

Requested Conversion Date	Type of Loan To Be Converted	Aggregate Amount of Loan
____________ __, 20__	Base Rate Option LIBOR Rate Option (If LIBOR Rate Option is selected, select existing Interest Period below) One month Two months Three months Six months Twelve months[3]	($/€)_______________.__

LOAN 2 (Post Conversion Loan):

Requested Conversion Date	Type of Loan To Be Converted	Aggregate Amount of Loan
____________ __, 20__	Base Rate Option LIBOR Rate Option (If LIBOR Rate Option is selected, select proposed Interest Period below) One month Two months Three months Six months Twelve months	($/€)_______________.__

3 Twelve month interest period option available only if agreed to by all applicable Lenders.

PROPOSED BORROWINGS

Aggregate Proposed Borrowings on _________ __, 20__: $___________________________ (as detailed below)

LOAN 1:

Requested Borrowing Date	Currency	Type of Loan	Aggregate Amount of Loan
____________ __, 20__	(If LIBOR Rate Option is selected, select the currency below) Dollars Optional Currency	Base Rate Option LIBOR Rate Option (If LIBOR Rate Option is selected, select initial Interest Period below) One month Two months Three months Six months Twelve months	($/€)_______________.__[4]

LOAN 2 (if applicable):

Requested Borrowing Date	Facility	Type of Loan	Aggregate Amount of Loan
____________ __, 20__	(If LIBOR Rate Option is selected, select the currency below) Dollars Optional Currency	Base Rate Option LIBOR Rate Option (If LIBOR Rate Option is selected, select initial Interest Period below) One month Two months Three months Six months Twelve months	($/€)_______________.__

(4) Each Loan Request shall be in integral multiples of $500,000 (or the Dollar Equivalent thereof) and not less than $1,000,000 (or the Dollar Equivalent thereof) for each Borrowing Tranche under the LIBOR Rate Option and in integral multiples of $500,000 and not less than the less than $1,000,000 for each Borrowing Tranche under the Base Rate Option.

Proceeds of the foregoing Loans are to be wired to the Borrower’s account at

[__________________________]
ABA [_____________________]
Account Number [_________________]

Very truly yours,

[BORROWER]

By: ________________________________
Name:
Title:

EXHIBIT 2.5.2
FORM OF SWING LOAN REQUEST
__________  __, 20__

[Insert name and address of Swing Loan Lender]
Attention: [                ]
Telecopy No. (____) _____________
Ladies and Gentlemen:
The undersigned, [Insert name of Borrower] (the “Borrower”) refers to the Credit Agreement, dated as of September 4, 2013 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Borrower, the other borrowers party thereto, various Guarantors, various financial institutions (the “Lenders”) and PNC Bank, National Association, as Administrative Agent. The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.5.2 of the Credit Agreement, that the Borrower hereby requests a Swing Loan under the Credit Agreement, and in connection therewith sets forth in the schedule attached hereto the information relating to each Swing Loan (collectively, the “Proposed Action”) as required by Section 2.5.2 of the Credit Agreement (as applicable).

    The Borrower hereby specifies that the Proposed Action will consist of Loans as indicated in the schedule attached hereto.

    The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Action, and will be true after giving effect to the Proposed Action: (A) the representations, warranties of the Loan Parties are true and correct in all material respects, (i) except for such representations and warranties that refer expressly to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (ii) except further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Change” or similar language are true and correct (after giving effect to such qualification therein) in all respects as of such date; and (B) no Event of Default or Potential Default has occurred and is continuing.

PROPOSED SWING LOAN
LOAN:

Requested Borrowing Date	Facility	Aggregate Amount of Loan
____________ __, 20__	Domestic Swing Loan	$_______________.__[1]

or

Requested Borrowing Date	Facility	Aggregate Amount of Loan
____________ __, 20__	Foreign Swing Loan	($/€)_______________.__[2]

1 Minimum draw is $100,000.
2 Minimum draw is $100,000 or €100,000.

Proceeds of the foregoing Loans are to be wired to the Borrower’s account at

[Insert name of Swing Loan Lender]
ABA _____________
Account Number ___________________
Account Name _____________________

Very truly yours,

[BORROWER]

By: ________________________________
Name:
Title:

EXHIBIT 3.1.9

FORM OF
LENDER JOINDER AGREEMENT
This LENDER JOINDER AGREEMENT (this “Agreement”) is made and entered into as of __________, 201__, by and among __________________________ (the “New Lender”); OM GROUP, INC., a Delaware corporation (the “Parent”), HARKO CV, a limited partnership (commanditaire vennootschap) under the laws of the Netherlands (“Harko”), VAC GERMANY GMBH, a limited liability company under the laws of Germany (“VAC Germany” and, together with the Parent and Harko, collectively the “Borrowers”); PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent, the Issuing Lender and the Domestic Swing Loan Lender (as these three terms and other capitalized terms used herein and not otherwise defined herein are defined in the Credit Agreement, defined below); and JPMORGAN CHASE BANK, N.A., as the Foreign Swing Loan Lender.
Recitals:
A.    The Borrowers, the Lenders party thereto, the Issuing Lender and the Administrative Agent are the parties to that certain Credit Agreement dated as of September 4, 2013 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”);
B.    Pursuant to Section 3.1 of the Credit Agreement, the Parent has requested (the “Subject Request”) that the [Revolving Credit Commitments be increased by $___________/that one or more new term loan commitment be established in the aggregate amount of $___________], such that, after giving effect to such increase, the aggregate amount of the [Revolving Credit/Incremental Term Loan] Commitments will be $____________; and
C.    The New Lender has agreed to provide an Incremental [Revolving Credit Commitment/Term Loan Commitment] under the Subject Request in the amount and on the terms and conditions set forth herein and to become a Lender under the Credit Agreement in connection therewith.
Agreements:
NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Pursuant to Section 3.1 of the Credit Agreement, the Borrower hereby requests that the New Lender provide, and the New Lender hereby provides, an Incremental [Revolving Credit/Term Loan] Commitment under and pursuant to the Credit Agreement in the amount set forth on Annex A hereto. As of the effective date of such increase (the “Increase Effective Date”), the Incremental [Revolving Credit/Term Loan] Commitment and initial Ratable Share of the New Lender is set forth in Annex A hereto. The Incremental [Revolving Credit/Term Loan] Commitment of the New Lender set forth in Annex A hereto represents [an increase in the aggregate Revolving Credit Commitments/a new term loan commitment] under the Credit Agreement under the Subject Request and pursuant to the terms of Section 3.1 of the Credit Agreement.
2.    The New Lender (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) confirms it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.3 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, (c) confirms it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, (d) if it is a Foreign Lender, agrees to provide any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (e) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
3.    Each Borrower certifies that, before and after giving effect to such increase, (a) the representations and warranties contained in Section 6.1 of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (ii) that the representations and warranties contained in subsections (i) and (ii) of Section 6.1.6 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to, respectively, of Section 8.3.1 and Section 8.3.2 of the Credit Agreement and (b) no Event of Default or Potential Default exists.
4.    Each Borrower represents and warrants to the New Lender that (a) it has the full power and authority, and has taken all corporate, limited liability company or limited partnership, as the case may be, action necessary to execute and deliver this Agreement and (b) it has satisfied (or concurrently herewith on the Increase Effective Date will satisfy) the conditions to the New Lender’s Incremental [Revolving Credit/Term Loan] Commitment required under Section 3.1 of the Credit Agreement.
5.    Each Borrower agrees that, as of the date hereof (after giving effect to this Agreement and, if applicable, the concurrent effectiveness on the Increase Effective Date of other new term loan Commitments or increased Revolving Credit Commitments under the Subject Request), (a) the aggregate amount of the [Revolving Credit/Incremental Term Loan] Commitment is $_____________ and (b) the New Lender (i) is a party to the Credit Agreement as a “Lender”, (ii) is a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (iii) has the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.
6.    Pursuant to Section 3.1.9 of the Credit Agreement, the Administrative Agent, the Issuing Lender and the Swing Loan Lenders are parties to this Agreement for the purpose of confirming their approval of the New Lender to join in the Credit Agreement as a Lender thereunder.
7.    The applicable address, telephone number and facsimile number of the New Lender for purposes of Section 11.5 of the Credit Agreement are as set forth in the New Lender’s administrative questionnaire delivered by the New Lender to the Administrative Agent on or before the date hereof or to such other address, telephone number and facsimile number as shall be designated by the New Lender as provided in the Credit Agreement.
8.    This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier or other secure electronic format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.
9.    This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.
[No additional provisions are on this page; the page next following is the signature page.]

IN WITNESS WHEREOF the parties hereto have hereunto set their hands as of the date first above written.

New Lender:
_______________________

By_________________________
______________, its ______________

Borrowers:

OM GROUP, INC.

By_________________________
______________, its ______________

HARKO CV

By_________________________
______________, its ______________

VAC GERMANY GMBH

By_________________________
______________, its ______________

Administrative Agent, Issuing Lender
and Domestic Swing Loan Lender:

PNC BANK, NATIONAL ASSOCIATION, in its
respective capacities as the Administrative Agent,
the Issuing Lender and the Domestic Swing Loan Lender

By_________________________
______________, its ______________

Foreign Swing Loan Lender:

JPMORGAN CHASE BANK, N.A., in its
capacity as the Foreign Swing Loan Lender

By_________________________
______________, its ______________

Annex A

to

Lender Joinder Agreement dated _________, 201__

Date of the Subject Request: _________, 201__

Name of the New Lender: ___________________

Increase Effective Date: _________, 201__

Incremental [Revolving Credit/Term Loan] Commitment of the New Lender
as of the Increase Effective Date: $______________

[Ratable Share of the New Lender as of the Increase Effective Date: ___%]

EXHIBIT 5.9.7(A)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of September 4, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OM Group, Inc., Harko C.V., and VAC Germany GmbH, as Borrowers, the Guarantors party thereto, each lender from time to time party thereto, and PNC Bank, National Association, as Administrative Agent.
Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the [Borrower] within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the [Borrower] as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the [Borrower] with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the [Borrower] and the Administrative Agent, and (2) the undersigned shall have at all times furnished the [Borrower] and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 5.9.7(B)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of September 4, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OM Group, Inc., Harko C.V., and VAC Germany GmbH, as Borrowers, the Guarantors party thereto, each lender from time to time party thereto, and PNC Bank, National Association, as Administrative Agent.
Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the [Borrower] within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the [Borrower] as described in Section 881(c)(3)(C) of the Code].
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 5.9.7(C)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of September 4, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OM Group, Inc., Harko C.V., and VAC Germany GmbH, as Borrowers, the Guarantors party thereto, each lender from time to time party thereto, and PNC Bank, National Association, as Administrative Agent.
Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the [Borrower] within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the [Borrower] as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 5.9.7(D)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of September 4, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OM Group, Inc., Harko C.V., and VAC Germany GmbH, as Borrowers, the Guarantors party thereto, each lender from time to time party thereto, and PNC Bank, National Association, as Administrative Agent.
Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the [Borrower] within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the [Borrower] as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the [Borrower] with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the [Borrower] and the Administrative Agent, and (2) the undersigned shall have at all times furnished the [Borrower] and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 8.3.3
FORM OF COMPLIANCE CERTIFICATE

For Fiscal __________ ended (the “Statement Date”)

THE UNDERSIGNED HEREBY CERTIFIES THAT:
(1)    I am the duly elected [___________________]1 of OM Group, Inc. (the “Parent”);
(2)    I am familiar with the terms of that certain Credit Agreement dated as of September 4, 2013 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”, the terms defined therein and not otherwise defined in this Certificate being used herein as therein defined), by and among the Parent, Harko CV, VAC Germany GmbH, the Guarantors, the Lenders, and PNC Bank, National Association, as Administrative Agent, and the terms of the other Loan Documents, and I have made, or have caused to be made, under my supervision, a review in reasonable detail of the transactions and condition of the Parent and its Subsidiaries during the accounting period covered by the attached financial statements;
(3)    Based on the review described in paragraph (2) above [INDICATE SELECTION]:

[ ]	no Event of Default or Potential Default exists as of the date of this Compliance Certificate.

[ ]
one or more Events of Default or Potential Default exists as of the date of this Compliance Certificate. Attached to this Compliance Certificate is an addendum specifying each such Event of Default or Potential Default, its nature, the best estimation after due inquiry of the Borrower of when it occurred, whether it is continuing and the steps being taken by the Borrower or its Subsidiaries, if applicable, with respect to such event.

(4)    Set forth on Exhibit A are reasonably detailed calculations of the financial covenants set forth in Sections 8.2.16 and 8.2.17 of the Credit Agreement. The financial statements and calculations of financial covenant compliance attached hereto as Exhibit A are correct and complete in all material respects and fairly represent in all material respects the consolidated financial condition of the Parent and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments.
(5)    Set forth on Exhibit B are computations of the Available Amount, the Capital Expenditures Basket, the Investments Basket and the Restricted Payments Basket as of the Statement Date.
(1) Must be executed by the Chief Executive Officer, President or a Financial Officer of the Parent.

[signature page follows]

IN WITNESS WHEREOF, I have signed this certificate the ___ day of _________, 20___.

OM GROUP, INC. By: Name: _______________________________ Title: _________________________________

EXHIBIT A

I.	Section 8.2.16 – Maximum Leverage Ratio

A)	Consolidated Net Debt

1.	Consolidated Funded Indebtedness as of the Statement Date
$________________
MINUS

2.	The sum of:

a.	the amount of consolidated cash in deposit accounts in the United States on the Statement Date
$________________

b.	fifty percent (50%) of the amount of consolidated cash in deposit accounts in the United Kingdom or a Participating Member State on the Statement Date
$________________

3.	Sum of Lines I.A.2(a) and I.A.2(b)
$________________

4.	Difference of Lines I.A.1 and I.A.3
$________________

B)	Consolidated EBITDA

1.	Net Income (which shall be determined without regard to foreign currency adjustments) for the four fiscal quarter period ended on the Statement Date.

$________________
PLUS

2.	To the extent deducted in calculating such net income for the four fiscal quarter period ended on the Statement Date:

a.	depreciation $________________

b.	amortization $________________

c.	other non-cash expenses or charges to net income
$________________

d.	interest expense $________________

e.	income tax expense
$________________

PLUS

3.	To the extent deducted in calculating such net income, fees, costs and expenses associated with:

a.
Permitted Acquisitions that are consummated in an amount not to exceed 10% of the earnings before interest expense, income taxes, depreciation expense and amortization expense of the target of such Permitted Acquisitions for the most recently ended fiscal year of such target                                                        $________________

b.
proposed Permitted Acquisitions that are never consummated in an amount not to exceed 10% of the earnings before interest expense, income taxes, depreciation expense and amortization expense of the target of such proposed Permitted Acquisition for the most recently ended fiscal year of such target; provided that the aggregate of all fees, costs and expenses under this clause (b) shall not exceed $5,000,000 in any fiscal year                                                                $________________

c.	non-ordinary course asset dispositions of divisions, business units or Subsidiaries permitted pursuant to Section 8.2.7 of the Credit Agreement
$________________

PLUS

4.	to the extent deducted in calculating such net income, restructuring expenses and cash charges in an amount not to exceed $25,000,000 in the aggregate from and after the Closing Date
$________________
PLUS

5.
to the extent deducted in calculating such net income, fees, costs and expenses associated with the refinancing of Indebtedness under the Existing Credit Agreement and the negotiation and preparation of the Loan Documents

$________________

MINUS

6.	to the extent included in such net income, non-cash credits to net income, in each case of the Parent and its Subsidiaries for such period determined and consolidated in accordance with GAAP
$________________

7.	Sum of Lines I.B.1 through I.B.6
$________________

8.	Leverage Ratio (Line I.A.4 divided by Line I.B.7): ____ to 1.00

Maximum Permitted: 3.50 to 1.00

II.	Section 8.2.17 – Minimum Interest Coverage Ratio

A)	Consolidated EBITDA (Line I.B.7, above)

$________________

B)	Consolidated Cash Interest Expense
$________________

C)	Interest Coverage Ratio (Line II.A divided by Line II.B): ____ to 1.00

Minimum Required: 3.00 to 1.00
EXHIBIT B

(See attached computations)